As filed with the Securities and Exchange Commission on January 10, 2011.

File No. 333-169324
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
ON FORM S-1
UNDER
  THE SECURITIES ACT OF 1933

SECUREALERT, INC.
(Exact name of registrant as specified in its charter)

Utah	3600	87-0543981
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

150 West Civic Center Drive, Suite 400	John L. Hastings III 150 West Civic Center Drive, Suite 400
Sandy, Utah 84070	Sandy, Utah 84070
801-451-6141 (Phone)	801-451-6141 (Phone)
(Address, including zip code, and telephone number, including area code,	(Address, including zip code, and telephone number, including area code,
of registrant’s principal executive offices)	of agent for service)

Copies to:

Kevin R. Pinegar, Esq.
C. Parkinson Lloyd , Esq.
Durham Jones & Pinegar, P.C.
111 East Broadway, Suite 900
Salt Lake City, UT 84111
801-415-3000 (Phone)
801-415-3500 (Fax)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell securities and is not soliciting an offer to buy these securities.

Subject to Completion, Dated January 10, 2011

PROSPECTUS

SECUREALERT, INC.

47,100,000 Shares of Common Stock

This prospectus relates to the resale by selling stockholders (the “Selling Stockholders”), including their donees, pledgees, transferees or other successors-in-interests, of up to 47,100,000 shares of our Common Stock (the “Resale Shares”), issued or issuable upon conversion of 7,850 shares of our Series D Convertible Preferred Stock (the “Series D Preferred”).

The Resale Shares originally were, or may be, issued to the Selling Stockholders upon conversion of 7,850 shares of Series D Preferred acquired by the Selling Stockholders by payment of cash in a private placement exempt from registration under the Securities Act of 1933, as amended .   It is anticipated that the Selling Stockholders will sell the Resale Shares from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or prices otherwise negotiated.

We will not receive any proceeds from the sale of any Resale Shares sold by the Selling Stockholders.

Our Common Stock trades on the Over-the-Counter Bulletin Board under the symbol “SCRA ”.   On January 3, 2011 , the closing price of the Common Stock was approximately $0.10 per share.

Investing in our securities involves a high degree of risk. See “RISK FACTORS” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                         , 20 11.

TABLE OF CONTENTS

SUMMARY	1
THE OFFERING	2
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
RISK FACTORS	3
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	8
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	14
MANAGEMENT	15
EXECUTIVE COMPENSATION	17
TRANSACTIONS WITH RELATED PERSONS	25
BUSINESS AND PROPERTIES	26
CAPITALIZATION	36
MARKET PRICE FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS	37
USE OF PROCEEDS	38
SELLING STOCKHOLDERS	38
PLAN OF DISTRIBUTION	40
DESCRIPTION OF SECURITIES	42
INDEMNIFICATION	44
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	45
LEGAL MATTERS	48
EXPERTS	48
WHERE YOU CAN FIND MORE INFORMATION	48
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS	49
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50
EX-5.01
EX-21.01
EX-23.02

ii

SUMMARY

This summary highlights information contained in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our Common Stock. You should read the entire prospectus carefully, including the consolidated historical and pro forma financial data and the notes to those financial statements and data. You should read “RISK FACTORS” beginning on page 3 for more information about important risks that you should consider carefully before investing in our Common Stock.

Company Overview

 Unless the context otherwise requires, all references in this prospectus to "registrant," "we," "us," "our," "SecureAlert" or the "Company" refer to SecureAlert, Inc., a Utah corporation and its subsidiary corporations.

We market and deploy offender management programs, combining patented GPS (Global Positioning System )   1 tracking technologies, fulltime 24/7/365 intervention-based monitoring capabilities and case management services .   Our vision is to be the global market leader for delivering the most reliable offender management solutions , which leverage superior intervention capabilities and integrated communication technologies.  We believe that we currently deliver the only offender management technology , which effectively integrates GPS, RF (Radio Frequency) and an interactive 3-way voice communication system into a single device, deployable worldwide .   Through our patented electronic monitoring technologies and services, we empower law enforcement, corrections and rehabilitation professionals with offender, defendant, probationer and parolee programs , which grant convicted criminals and pre-trial suspects an accountable opportunity to be “free from prison ”.  This provides for greater public safety at a lower cost compared to incarceration or traditional resource-intensive alternatives.

Our TrackerPAL™ IIe (“enhanced ”) and our evolved ReliaTrack™ devices are manufactured in the USA and include a portfolio of products, e-Arrest Beacons and monitoring services designed to create “Jails without Walls ”.  The products and services are customizable by offender types (e.g., domestic abusers, sexual predators, gang members, pre-trial defendants, or juvenile offenders ) and offer practical solutions and options for the reintegration and re-socialization of select offenders back into society.   Additionally, our proprietary software and device firmware support the dynamic accommodation of agency-established monitoring protocols, victim protection imperatives, geographic boundaries, work environments, school attendance, rehabilitation programs and sanctioned home restrictions.   Our technologies are designed for federal, state and local agencies to provide location tracking of designated individuals with in the criminal justice system.

Our GPS devices are securely attached around the offender's ankle with a tamper resistant strap (steel cabling with optic fiber) that can be adjusted or removed without detection only by a supervising officer , and which is activated through services provided by our SecureAlert Monitoring Center (or other agency-based monitoring centers ).  In 2010, we also added an upgraded, patented, dual-steel banded SecureCuff™ strap for “at-risk” offenders who have qualified for electronic monitoring supervision, but who require an incremental level of security and supervision, provided through both hardware and monitoring services.  Our monitoring and intervention centers act as an important link between the offender and the supervising officer , as intervention specialists persistently track and monitor the offender, initiating contact at the direction of the supervising agency and/or when the offender is in violation of any established restrictions or protocols .  The TrackerPAL™ IIe and ReliaTrack™ units are  intelligent devices with integrated computer circuitry and constructed from case-hardened plastics designed to promptly notify the intervention centers of any attempt made to breach applicable protocols , or to remove or otherwise tamper with the device or optical strap housing .

1   By way of explanation, GPS technology utilizes highly accurate clocks on 24 satellites orbiting the earth owned and operated by the U.S. Department of Defense.  These satellites are designed to transmit their identity, orbital parameters and the correct time to earthbound GPS receivers at all times.  Supporting the satellites are several radar-ranging stations maintaining exact orbital parameters for each satellite and transmitting that information to the satellites for rebroadcast at frequencies between 1500 and 1600 MHz. A GPS receiver (or engine) scans the frequency range for GPS satellite transmissions. If the receiver can detect three satellite transmissions, algorithms within the engine deduce its location, usually in terms of longitude and latitude, on the surface of the earth as well as the correct time. If the receiver can detect four or more GPS satellite transmissions, it can also deduce its own elevation above sea level.  The effectiveness of GPS technology is limited by obstructions between the device and the satellites and, therefore, service can be interrupted or may not be available at all if the user is located in the lower floors of high-rise buildings or underground.

We were originally formed to manufacture and market medical diagnostic stains, solutions and related equipment. Through the acquisition of SecureAlert, Inc. (now known as “SecureAlert Monitoring, Inc.” or “SecureAlert Monitoring”) in July 2001, we expanded our product sales and monitoring services related to Personal Emergency Response Systems (“PERS ”).   In 2006, we developed the GPS tracking technology and monitoring business currently conducted by our subsidiary, SecureAlert Monitoring. Our business now includes manufacturing, distributing, and monitoring mobile emergency and interactive GPS tracking products, worn on the body, that focus on the offender tracking, monitoring and intervention marketplace.

See page 26 of this prospectus, “BUSINESS AND PROPERTIES,” for a more complete description of our Company.

Our principal executive offices are located at 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070 .   Our telephone number is 801-451-6141.

THE OFFERING

Shares Offered by Selling Stockholders	47,100,000 shares of Common Stock (the “Resale Shares”)

Selling Stockholders
The Selling Stockholders were or are current holders of a total of 7,850 shares of our Series D Preferred and were granted registration rights in connection with their acquisition of the Series D Preferred.    To fulfill our obligations under the registration rights granted to these Selling Stockholders, we have filed a Registration Statement pursuant to which the Resale Shares are being registered. See “SELLING STOCKHOLDERS” identified elsewhere in this prospectus on page 38.

Common Stock Outstanding as of December 31 , 2010	319,107 ,452 shares

Use of Proceeds	We will receive no proceeds from the sale of the Resale Shares by the Selling Stockholders.

OTCBB Trading Symbol: Common Stock	SCRA.OB

Risk Factors
Investing in our Common Stock involves a high degree of risk. You should read carefully and consider the information set forth under the heading “RISK FACTORS” beginning on page 3 of this prospectus and all other information in this prospectus before investing in our Common Stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains " forward-looking statements " with in the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933, as amended (Securities Act). All statements contained in this prospectus, other than statements of historical fact, are forward-looking statements. When used in this prospectus or elsewhere by management from time to time, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “project,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements . Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking . Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see the “Risk Factors” beginning on page 3 of this prospectus and the “Overview” and “Liquidity and Capital Resources” sections of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on page 8. These forward-looking statements reflect our view only as of the date of this prospectus . Except as required by law, we undertake no obligations to update any forward-looking statement s. Accordingly, you should also carefully consider the factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission (SEC) . Factors that could cause actual results to differ materially from our expectations include, among others, those factors referenced in the “Risk Factors” section of this prospectus, and such things as:

•	our future cash flow, liquidity and financial position;
•	the amount, nature and timing of our capital expenditures, including future development costs;
•	a lack of available capital and financing;
•	volatility of stock prices generally and of the price of our Common Stock in particular;
•	our operating costs and other expenses;
•	risks related to our level of indebtedness;
•	the success of strategic plans, expectations and objectives of our future operations;
•	loss of senior management or technical personnel;
•	acquisitions and other business opportunities (or the lack thereof) that may be presented to and pursued by us; and
•	other factors, many of which are beyond our control.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus before you decide to purchase our Common Stock. Any of the risks and uncertainties set forth below could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our Common Stock. As a result, you could lose all or part of your investment.

Risks Related to Our Business, Operations and Industry

The risk factors set forth below are not the only risks that may affect our business. Our business could also be affected by additional risks not currently known to us or that we currently deem to be immaterial. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

The financial statements contained in this prospectus have been prepared on the basis that we will continue as a going concern, notwithstanding the fact that our financial performance and condition during the past few years raise substantial doubt as to our ability to do so. There is no assurance we will ever be profitable .   In fiscal year 2010 , we incurred a net loss of $ 13,919,609 and negative cash flows from operating activities of $ 5,885,787, and as of September 30, 2010 we have an accumulated deficit of $ 219,164,945 .  These factors raise substantial doubt about our ability to continue as a going concern. The financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty.  Our plan with respect to this uncertainty is to focus on increasing the number of TrackerPAL™ and ReliaTrack™ devices in the marketplace from which we will generate monitoring service revenue and raising capital through the issuance of preferred stock or other securities .  There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay indebtedness .  If we are unable to increase cash flows from operating activities or to obtain additional financing, we will be unable to continue the development of our products and will likely cease operations.

We have a history of losses, anticipate significant future losses, and may be unable to project our revenues and expenses accurately. We will incur significant expenses associated with the development and deployment of our products and promoting our brand. We intend to enter into additional arrangements through current and future strategic alliances that may require us to pay consideration in various forms and in amounts that may significantly exceed current estimates and expectations.  We may also be required to offer promotional packages of hardware and software to end-users at subsidized prices in order to promote our brand, products and services. These guaranteed payments, promotions and other arrangements will result in significant expense. If we do achieve profitability, we cannot be certain that we will be able to sustain or increase profitability in the future.  In addition, because of our limited operating history in our newly targeted markets, we may be unable to project revenues or expenses with any degree of certainty. Management expects expenses to increase significantly in the future as we continue to incur significant sales and marketing, product development and administrative expenses.  We cannot guarantee that we will be able to generate sufficient revenues to offset operating expenses or the costs of the promotional packages or subsidies described above, or that we will be able to achieve or maintain profitability. If revenues fall short of projections, our business, financial condition and operating results would be materially adversely affected.

General economic conditions may affect our revenue and harm our business.  As widely reported, financial markets in the United States, Europe and Asia have been experiencing extreme disruption in recent months. Unfavorable changes in economic conditions, including declining consumer confidence, inflation, recession or other changes, may lead our customers to delay or reduce purchases of our products and services, adversely affecting our results of operations and financial condition. Challenging economic conditions also may impair the ability of our customers or distributors to pay for products or services they have purchased, and as a result, our reserves for doubtful accounts and write-offs of accounts receivable could increase. Our cash flows may be adversely affected by delayed payments or underpayments by our customers. We are unable to predict the duration and severity of the current disruption in financial markets and adverse economic conditions in the U.S. and other countries.

As a result of our increased focus on a new business market, our business is subject to many of the risks of a new or start-up venture. The change in 2009 of our business goals and strategy subjects us to the risks and uncertainties usually associated with start-ups. Our business plan involves risks, uncertainties and difficulties frequently encountered by companies in their early stages of development.  If we are to be successful in this new business direction, we must accomplish the following, among other things:

•	Develop and introduce functional and attractive products and services,
•	Increase awareness of our brand and develop customer loyalty,
•	Respond to competitive and technological developments,
•	Increase gross profit margins,
•	Build an operational structure to support our business, and
•	Attract, retain and motivate qualified personnel.

If we fail to achieve these goals , that failure would have a material adverse effect on our business, prospects, financial condition and operating results.  Because the market for our product and service offerings is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any.  There is no assurance that a market for our products or services will ever develop or that demand for our products and services will emerge or be sustainable. If the market fails to develop, develops more slowly than expected, or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

Certain individuals or groups own or control a significant number of our outstanding shares.  Certain individuals and groups or persons associated with them, beneficially own a substantial number of shares of our outstanding Common Stock or securities convertible into shares of our Common Stock.  As a result, these persons have the ability, acting as a group, to effectively control our affairs and business, including the election of our directors and, subject to certain limitations, approval or disapproval of fundamental corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change of control or making other transactions more difficult or impossible without their support.   See, “Transactions with Related Persons” on page 25.

There is no certainty that the market will accept our products and services.  Our targeted markets may be slow to or may never accept our products or services.  Governmental organizations may not use our products unless they determine, based on experience, advertising or other factors, that those products are preferable to currently available methods of offender monitoring and tracking.  In addition, decisions to adopt new tracking devices can be influenced by government administrators, regulatory factors, and other factors largely outside our control.  No assurance can be given that key decision-makers will accept our new products, which could have a material adverse effect on our business, financial condition and results of operations.

Our relationship with certain of our stockholders presents potential conflicts of interest, which may result in decisions that favor them over our other shareholders.  Our Chief Executive Officer and one of our founders, David Derrick, provides management and financial services and assistance to us.  When his personal investment interests diverge from our interests, he and his affiliates may exercise their influence in their own best interests. Some decisions concerning our operations or finances may present conflicts of interest between us and these stockholders and their affiliated entities. See , “Transactions with Related Persons ,” at page 25 , below.

We rely on significant suppliers for key products and cellular access.  If we do not renew these agreements when they expire we may not continue to have access to these  products or services at favorable prices or in volumes as we have in the past, which would reduce revenues and could adversely affect results of operations or financial condition.  We have entered into an agreement with a national cellular access company for cellular services. We also rely currently on a single manufacturer for the manufacture of our ReliaTrack™ and TrackerPAL™ devices.  If any of our significant suppliers were to cease providing product or services to us, we would be required to seek alternative sources. There is no assurance that alternate sources could be located or that the delay or additional expense associated with locating alternative sources for these products or services would not materially and adversely affect our business and financial condition.

Our business subjects our research, development and ultimate marketing activities to current and possibly future government regulations. The cost of compliance or the failure to comply with these regulations could adversely affect our business, results of operations and financial condition. Our monitoring device products are not subject to specific approvals from any governmental agency, although our products using cellular and GPS technologies must be manufactured in compliance with applicable rules and regulations of the Federal Communications Commission (“FCC”).  There can also be no assurance that changes in the legal or regulatory framework or other subsequent developments will not result in limitation, suspension or revocation of regulatory approvals granted to us. Any such events, were they to occur, could have a material adverse effect on our business, financial condition and results of operations.  We may be required to comply with FCC regulations for manufacturing practices, which mandate procedures for extensive control and documentation of product design, control and validation of the manufacturing process and overall product quality. Foreign regulatory agencies have similar manufacturing standards. Any third parties manufacturing our products or supplying materials or components for such products may also be subject to these manufacturing practices and mandatory procedures. If we, our management or our third-party manufacturers fail to comply with applicable regulations regarding these manufacturing practices, we could be subject to a number of sanctions, including fines, injunctions, civil penalties, delays, suspensions or withdrawals of market approval, seizures or recalls of product, operating restrictions and, in some cases, criminal prosecutions.  Our products and related manufacturing operations may also be subject to regulation, inspection and licensing by other governmental agencies, including the Occupational Health and Safety Administration.

We face intense competition, including competition from entities that are more established and may have greater financial resources than we do, which may make it difficult for us to establish and maintain a viable market presence.  Our current and expected markets are rapidly changing.  Existing products and services and emerging products and services will compete directly with the products we are seeking to develop and market.  Our technology will compete directly with other technology, and, although we believe our technology has or will have advantages over these competing systems, there can be no assurance that our technology will have advantages that are significant enough to cause users to adopt its use.  Competition is expected to increase.  Many of these competitors have products or techniques approved or in development and operate large, well-funded research and development programs in the field.  Moreover, these companies and institutions may be in the process of developing technology that could be developed more quickly or be ultimately more effective than our planned products.  We face competition based on product efficacy, availability of supply, marketing and sales capability, price and patent position.  There can be no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization.

Our business plan is subject to the risks of technological uncertainty, which may result in our products failing to be competitive or readily accepted by our target markets.  Some of the products we are currently evaluating likely will require further research and development efforts before they can be commercialized. There can be no assurance that our research and development efforts will be successful or that we will be successful in developing any commercially successful products.  In addition, the technology which we integrate or that we may expect to integrate with our products and services is rapidly changing and developing.  We face risks associated with the possibility that our technology may not function as intended and the possible obsolescence of our technology and the risks of delay in the further development of our own technologies. Cellular coverage is not uniform throughout our current and targeted markets and GPS technology depends upon “line-of-sight” access to satellite signals used to locate the user.  This limits the effectiveness of GPS if the user is in the lower floors of a tall building, underground or otherwise located where the signals have difficulty penetrating.  Other difficulties and uncertainties normally associated with new industries or the application of new technologies in new or existing industries also threaten our business, including the possible lack of consumer acceptance, difficulty in obtaining financing for untested technologies, increasing competition from larger or smaller well-funded competitors, advances in competing or other technologies, and changes in laws and regulations affecting the development, marketing or use of our new products and related services.

Our business plan anticipates significant growth through monitoring revenues and acquisitions. To manage the expected growth we will require capital and there is no assurance we will be successful in obtaining necessary additional funding .   If we are successful in implementing our business plan, we may be required to raise additional capital to manage anticipated growth .  Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our ongoing development activities, the success of our development efforts, the cost and timing of establishing or expanding our revenues, marketing and manufacturing activities, the extent to which our products gain market acceptance, our ability to establish and maintain collaborative relationships, competing technological and market developments, the progress of our commercialization efforts and the commercialization efforts of our marketing alliances, the costs involved in preparing, filing, prosecuting, maintaining and enforcing and defending patent claims and other intellectual property rights, developments related to regulatory issues, and other factors, including many that are outside our control. To satisfy our capital requirements, we may seek to raise funds through public or private financings, collaborative relationships or other arrangements. Any arrangement that includes the issuance of equity securities or securities convertible into our equity securities may be dilutive to stockholders (including the purchasers of the Resale Shares), and debt financing, if available, may involve significant restrictive covenants that limit our ability to raise capital in other transactions. Collaborative arrangements, if necessary to raise additional funds, may require that we relinquish or encumber our rights to certain of our technologies, products or marketing territories.  Any inability or failure to raise capital when needed could also have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that any such financing, if required, will be available on terms satisfactory to us, if at all.

Our products are subject to the risks and uncertainties associated with the protection of intellectual property and proprietary rights.  We believe that our success depends in part on our ability to obtain and enforce patents, maintain trade secrets and operate without infringing on the proprietary rights of others in the United States and in other countries.  We have received several patents .   We have also applied for several additional patents and those applications are awaiting action by the U.S. Patent Office.  There is no assurance those patents will issue or that when they do issue they will include all of the claims currently included in the applications.  Even if they do issue, those new patents and our existing patents must be protected against possible infringement.  The enforcement of patent rights can be uncertain and involve complex legal and factual questions.  The scope and enforceability of patent claims are not systematically predictable with absolute accuracy.  The strength of our own patent rights depends, in part, upon the breadth and scope of protection provided by the patent and the validity of our patents, if any.  Our inability to obtain or to maintain patents on our key products could adversely affect our business.  We own 13 patents and have filed and intend to file additional patent applications in the United States and in key foreign jurisdictions relating to our technologies, improvements to those technologies and for specific products we may develop.  There can be no assurance that patents will issue on any of these applications or that, if issued, any patents will not be challenged, invalidated or circumvented.  The prosecution of patent applications and the enforcement of patent rights are expensive, and the expense may adversely affect our profitability and the results of our operations.  In addition, there can be no assurance that the rights afforded by any patents will guarantee proprietary protection or competitive advantage.  Our success will also depend, in part, on our ability to avoid infringing the patent rights of others.  We must also avoid any material breach of technology licenses we may enter into with respect to our new products and services.  Existing patent and license rights may require us to alter the designs of our products or processes, obtain licenses or cease certain activities.  In addition, if patents have been issued to others that contain competitive or conflicting claims and such claims are ultimately determined to be valid and superior to our own, we may be required to obtain licenses to those patents or to develop or obtain alternative technology.  If any licenses are required, there can be no assurance that we will be able to obtain any necessary licenses on commercially favorable terms, if at all.  Any breach of an existing license or failure to obtain a license to any technology that may be necessary in order to commercialize our products may have a material adverse impact on our business, results of operations and financial condition.  Litigation that could result in substantial costs may also be necessary to enforce patents licensed or issued to us or to determine the scope or validity of third-party proprietary rights.  If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in proceedings before the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we eventually prevail.  An adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require that we cease using such technology.

We also rely on trade secret laws to protect portions of our technology for which patent protection has not yet been pursued or is not believed to be appropriate or obtainable.  These laws may protect us against the unlawful or unpermitted disclosure of any information of a confidential and proprietary nature, including but not limited to our know-how, trade secrets, methods of operation, names and information relating to vendors or suppliers and customer names and addresses.  We intend to protect this unpatentable and unpatented proprietary technology and processes, in addition to other confidential and proprietary information, in part by entering into confidentiality agreements with employees, collaborative partners, consultants and certain contractors.  There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and other confidential and proprietary information will not otherwise become known or be independently discovered or reverse-engineered by competitors.

Risks Related to Our Common Stock

Offers or availability for resale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline .    Sales by the Selling Stockholders under this prospectus, as well as sales of shares of Common Stock issuable upon the exercise of outstanding stock purchase warrants in substantial amounts in the public market, or the resale of substantial amounts of our Common Stock pursuant to a registration statement or upon the expiration of any statutory holding period under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could exert downward pressure on our stock price and make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. As of December 31 , 2010, we had outstanding warrants for the purchase of Common Stock and Series D Preferred, equivalent in the aggregate to 51,740,451 shares of Common Stock .   We also had 34, 791 shares of Series D Preferred outstanding, convertible into 208,746 ,000 shares of Common Stock, including the Resale Shares .   The exercise of these warrants and the conversion of the Series D Preferred will result in significant dilution to our stockholders, which could cause the market price of our Common Stock to decline.

Penny stock regulations may impose certain restrictions on marketability of our securities. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  As a result, our Common Stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse).  For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.  Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market.  The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities.

Investors should be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer,

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases,

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons,

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers, and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

Our Board of Directors may authorize the issuance of Preferred Stock and designate rights and preferences that will dilute the ownership and voting interests of existing stockholders without their approval.  Our Articles of Incorporation authorize us to issue up to 20,000,000 shares of Preferred Stock, at par value $0.0001. The Board of Directors is authorized to determine the rights and preferences of any series or class of Preferred Stock. The Board of Directors may, without stockholder approval, issue shares of Preferred Stock with dividend, liquidation, conversion, voting or other rights which are senior to the Common Stock or which could adversely affect the voting power or other rights of the existing holders of outstanding shares of Preferred Stock or Common Stock. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of the Common Stock and may adversely affect the voting power of holders of Common Stock and reduce the likelihood that Common Stockholders will receive dividend payments and payments upon liquidation. The issuance of additional shares of Preferred Stock may also adversely affect an acquisition or change in control of the Company.

In November 2009, the Board of Directors designated 50,000 shares of Preferred Stock as our Series D Preferred . Each share of Series D Preferred is convertible into 6,000 shares of Common Stock.  Holders of the Series D Preferred may vote their shares on an as-converted basis on any issue presented for a vote of the stockholders, including the election of directors and the approval of certain transactions such as a merger or other business combination of the Company .   On an as-converted basis, the holders of our Series D Preferred control approximately 40 percent of the total voting power of our issued and outstanding voting stock.  As of December 31 , 2010, there were 34, 791 shares of Series D Preferred outstanding, convertible into 208,746 ,000 shares of Common Stock.  The holders of 7,850 original shares of Series D Preferred with voting power equivalent to 47,100,000 shares of Common Stock (approximately 15 percent of the voting power of our issued and outstanding voting stock) are the Selling Stockholders under this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader better understand the Company, our operations and our present business environment.  This discussion is provided as a supplement to, and should be read in conjunction with, our consolidated financial statements for the fiscal years ended September 30, 2010 and 2009, and the accompanying notes thereto.

We intend for this discussion to provide the reader with information that will assist in understanding our financial statements, the changes in certain key items in those financial statements from year to year, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Overview

We market and deploy offender management programs, combining patented GPS (Global Positioning System) tracking technologies, fulltime 24/7/365 intervention-based monitoring capabilities and case management services .   Our vision is to be the global market leader for delivering the most reliable offender management solutions , which leverage superior intervention capabilities and integrated communication technologies.   We believe that we currently deliver the only offender management technology , which effectively integrates GPS, RF (Radio Frequency) and an interactive 3-way voice communication system into a single device, deployable on offenders worldwide .   Through our patented electronic monitoring technologies and services, we empower law enforcement, corrections and rehabilitation professionals with offender, defendant, probationer and parolee programs, which grant convicted criminals and pre-trial suspects an accountable opportunity to be “free from prison .”  This provides for greater public safety at a lower cost to incarceration or traditional resource-intensive alternatives.

Our TrackerPAL™ IIe (“enhanced ”) and our evolved ReliaTrack™ devices are manufactured in the USA and include a portfolio of products, e-Arrest Beacons and monitoring services designed to create “Jails without Walls .”  They are customizable by offender types (e.g., domestic abusers, sexual predators, gang members, pre-trial defendants, and juvenile offenders ) and offer practical solutions and options for the reintegration and re-socialization of select offenders back into society, any society worldwide.   Additionally, our proprietary software and device firmware support the dynamic accommodation of agency-established monitoring protocols, victim protection imperatives, geographic boundaries, work environments, school attendance, rehabilitation programs and sanctioned home restrictions.   Our technologies are designed for federal, state and local agencies to provide location tracking of qualified individuals with in the criminal justice system.

Our GPS devices are securely attached around the offender's ankle with a tamper resistant strap (steel cabling with optic fiber) that can be adjusted or removed without detection only by a supervising officer , activated through services provided by our SecureAlert Monitoring Center (or other agency-based monitoring centers).   In 2010, we also added an upgraded, patented, dual-steel banded SecureCuff™ strap for “at-risk” offenders who have qualified for electronic monitoring supervision, but who require an incremental level of security and supervision.  Our monitoring and intervention centers act as an important link between the offender and the supervising officer , as intervention specialists persistently track and monitor the offender, initiating contact at the direction of the supervising agency and/or when the offender is in violation of any established restrictions or protocols.   Intelligent devices with integrated computer circuitry and constructed from case-hardened plastics, the TrackerPAL™ II e and ReliaTrack™ units promptly notify the intervention centers of any attempt made to breach protocols , to remove or to otherwise tamper with the device or optical strap housing .

Recent Developments

 Subsequent to the fiscal year ended September 30, 2010, the following transactions or events occurred that are not reflected in the results of operations for the fiscal year:

•	Four holders converted 5,616 shares of Series D Preferred stock into 33,696,000 shares of common stock;

•	We issued 5,100,774 shares of common stock in payment of dividends accrued for the fiscal fourth quarter on our Series D Preferred stock, valued at $555,110;

•
We issued 337,423 shares of common stock in connection with contingency payments accrued for the fiscal fourth quarter in connection with our SecureAlert Monitoring subsidiary’s Series A Preferred stock; and

•	We issued 4,900 shares of Series D Preferred stock to an accredited investor for $2,450,000 in cash proceeds, or $500 per share.

•	We issued 200 shares of Series D Preferred stock to a director for $87,500 in cash and $12,500 of reimbursable expenses, or $500 per share.

•	We cancelled a $50,000 subscription receivable to purchase 100 shares of Series D Preferred stock.

•	We cancelled 50,000 shares of common stock originally issued for services that were never rendered to the Company

Results of Operations

Fiscal Year 2010 compared to Fiscal Year 2009

During the fiscal year ended September 30, 2010 , we had net revenues of $12, 450,971 compared to net revenues of $12, 625,908 for the fiscal year ended September 30, 2009, a decrease of $ 174,937 or approximately one percent .  Revenues from monitoring services for the fiscal year ended September 30, 2010, totaled $12,079,757 , compared to $ 12,055,159 for the same period ended 2009 , resulting in an increase of $ 24,598 or approximately 0. 2 percent. Although monitoring revenues appear to be relatively flat, the number of net billable days from our offender electronic monitoring devices from our subsidiary, SecureAlert Monitoring, increased approximately 26 percent from the fiscal year ended September 30, 2009 as compared to the same period ended 2010.

Additionally, over the same period, our average billable rate decreased from $6.28 per day to $5.04 as we continued to expand our portfolio of services offered to our customers which includes several levels of services with lower rates to meet their budgetary requirements.  “Net billable days” and “average billable rate” are non-GAAP terms used by management. “Net billable days” refers to the total number of days that devices were deployed to our customers that are billable under their contract terms. “Average billable rate” refers to net revenues for monitoring services divided by the total number of net billable days.

Revenues from product sales for the fiscal year ended September 30, 2010 were $ 371,214 , compared to $ 570,749 for the same period ended 2009, a decrease of $ 199,535.  This decrease is primarily due to an increased focus to leasing monitoring equipment instead of device sales.

For the years ended September 30, 2010 and 2009, revenues from one piece activated GPS tracking devices supported entirely about a single limb of the monitored person equated to $5,635,198 and $5,646,414 .

Cost of Revenues

During the fiscal year ended September 30, 2010 , cost of revenues totaled $ 6,978,974 or 56 percent of net revenues , compared to cost of revenues during the fiscal year ended September 30, 2009 of $10,138,613 or 80 percent of net revenue , a decrease of $ 3,159,639 or 31 percent.   The improvement in cost of revenues resulted primarily from decreases of $1,262,696 in communication costs, $438,231 in manufacturing costs, $397,381 in monitoring center costs, $362,954 in equipment amortization  related to impairments from previous years, $230,557 in device costs and $194,944 in freight costs. These cost savings resulted as management improved budgetary planning processes and focused on monthly budget awareness and accountability.

Communication costs, $ 1,159,845 for the fiscal year ended September 30, 2010 , primarily refers to the costs associated with Subscriber Identity Modules (“SIM”).  Embedded in each TrackerPAL™ and ReliaTrack™   device is a SIM, which enables the device to transfer voice and data information to a monitoring center.  We incur a monthly charge for each SIM, regardless of whether or not the associated device generates revenue because the SIM cards are ordered and inserted into devices before the devices are sold or leased.

Impairment costs, $590,801 for the fiscal year ended September 30, 2010, resulted from disposals of obsolete inventory, monitoring equipment and parts.

Amortization, $875,312 for the fiscal year ended September 30, 2010 , is based on a three-year useful life for TrackerPAL™ and ReliaTrack™ devices.  Devices that are leased or retained by us for future deployment or sale are amortized over three years.  We believe this three-year life is appropriate due to rapid changes in electronic monitoring technology and the corresponding potential for obsolescence . Management periodically assesses the useful life of the devices for appropriateness.

We expect the cost of revenues as a percentage of revenues to decrease in the foreseeable future due to (a) projected increases in international revenues that have lower cost than domestic sales, and (b) further development of our proprietary software enabling each operator to monitor more devices resulting in lower monitoring center costs.

Gross Profit and Margin

During the fiscal year ended September 30, 2010 , gross profit totaled $ 4,881,196, or 39 percent of net revenues, compared to $ 167,765, or one percent of net revenues during the fiscal year ended September 30, 2009 , an improvement of $ 4,713,431.   Included in cost of revenues are costs attributable to impairment of inventory and monitoring equipment of $ 590,801 and $ 2,319,530 for the years ended September 30, 2010 and 2009, respectively .   These impairment costs from disposal and reduction in value of obsolete monitoring equipment were expenses not expected in future periods. Excluding impairment costs, adjusted gross margin for the fiscal year ended September 30, 2010 was $ 5,471,997 or 44 percent of net revenues, compared to $ 2,487,295 or 20 percent of net revenues for the same period in 2009 , an improvement of $2, 984,702.

Research and Development Expenses

During the fiscal year ended September 30, 2010 , we incurred research and development expenses of $1, 483,385 compared to similar expenses recognized during fiscal year 2009 totaling $ 1,777,873 . This decrease of $ 294,488 is due primarily to management’s decision during the fiscal year ended September 30, 2009 to bring software enhancements and product design in-house as opposed to using third-party vendors .

Selling, General and Administrative Expenses

During the fiscal year ended September 30, 2010 , our selling, general and administrative expenses totaled $ 12,126,413 , compared to $ 16,540,645 for the fiscal year ended September 30, 2009 . The improvement of $ 4,414,232 is the result of decreases in the following expenses: consulting ($ 2,334,122), legal and professional fees ($959,250), payroll and related taxes ($295,649), depreciation of property and equipment ($262,958), board of director fees ($164,702), insurance ($142,953), outside services ($94,450), operating leases ($84,345), and other selling, general and administrative ($372,557).   These decreases in selling, general and administrative expense were partially offset by increases in rent and storage expenses ($165,933) and other selling, general and administrative expenses ($ 130,821).   Consulting expense for the fiscal year ended September 30, 2010 was $ 1,911,563 compared to $ 4,245,685 for the fiscal year ended September 30, 2008, a decrease of $ 2,334,122.   This decrease is primarily due to a significant reduction of non-cash compensation totaling $ 2,046,289 through options and warrants issued to Board of Directors, executive officers and employees .

Other Income and Expense

For the fiscal year ended September 30, 2010 , interest expense was $ 4,146,459 , compared to $ 5,012,803 for the fiscal year ended September 30, 2009 . This amount includes non-cash interest expense of approximately $ 3,087,744 related to amortization of deferred financing costs associated with warrants, shares of common stock issued for interest , and a beneficial conversion feature expense .

Net Loss

We had a net loss for the fiscal year ended September 30, 2010 totaling $ 13,919,609 , compared to a net loss of $ 23,081,500 for the fiscal year ended September 30, 2009 .  This decrease of $ 9,161,891 is due primarily to reductions in impairment of equipment and parts, communication and device costs, bringing software enhancements and product design in-house as opposed to using high priced third-party vendors, the reduced use of consulting services by bringing these services in-house and the reduction of interest expense related to debt that was converted into shares of Series D Preferred stock

Liquidity and Capital Resources

We have not historically financed operations entirely from cash flows from operating activities.  During the fiscal year ended September 30, 2010, we funded our operating and investing activities by taking on new debt and through sales of equity securities. See the accompanying Notes (4, 11 and 12) to Consolidated Financial Statements included in this prospectus.  The cash provided by these transactions was used by us to (i) pay operating expenses, including the costs associated with our monitoring center, (ii) purchase TrackerPAL™ and ReliaTrack™ devices, (iii) pay down debt and accounts payable, including amounts owed on a line of credit and bank debt, and (iv) pay general and administrative expenses, including the salaries of our employees, officers, and consultants and other expenses as described below.

As of September 30, 2010, we had unrestricted cash of $1,126,232, compared to unrestricted cash of $602,321 as of September 30, 2009. As of September 30, 2010, we had a working capital deficit of $3,394,932, compared to a working capital deficit of $16,476,897 as of September 30, 2009.  The increase in working capital primarily resulted from reductions in our accrued liabilities and notes payable balances and increases in cash and prepaid balances offset by decrease in our inventory and increase in our lines of credit during the fiscal year ended September 30, 2010.

During fiscal year 2010, our operating activities used cash of $5,885,787, compared to $8,521,326 used during fiscal year 2009.  This decrease in cash used from operating activities of $2,635,539 resulted primarily from a decrease in net loss which was driven by an improvement in gross profit of $4,713,431.  The decrease in net loss was offset, in part, by increases in the derivative liability valuation of $1,666,473, settlement expense of $1,150,000, amortization of debt discount of $887,546, related-party line of credit for services of $380,706, and inventories of $183,195.

Investing activities during the fiscal year ended September 30, 2010, used cash of $2,123,000, compared to $1,676,467 during the fiscal year ended September 30, 2009.  The increase in cash used during fiscal year 2010 resulted primarily from an increase in purchases of additional monitoring equipment.  We purchased $1,834,173 and $1,312,397 of monitoring equipment during the fiscal years ended September 30, 2010 and 2009, respectively.

Financing activities during the fiscal year ended September 30, 2010, provided $8,532,698 of net cash compared to $8,017,161 during the fiscal year ended September 30, 2009.

We made net payments of $953,794 on notes payable, $729,009 on a related-party line of credit, $100,000 on notes payable related to acquisitions, $1,598,596 on a bank line of credit, $550,000 on related-party notes payable, and $25,000 on Series A 15% Debentures.  During fiscal year 2010, we had net proceeds of $9,638,851 from the issuance of Series D Convertible Preferred stock, $2,345,996 from bank line of credit borrowings, $500,000 from a related-party note payable, and $4,250 from notes payable.

During the fiscal year ended September 30, 2010, we incurred a net loss of $13,919,609 and negative cash flows from operating activities of $5,885,787, compared to a net loss of $23,081,500 and negative cash flows from operating activities of $8,521,326 for the fiscal year ended September 30, 2009.  As of September 30, 2010, our working capital deficit was $3,394,932, stockholders’ equity of $3,129,851, and accumulated deficit of $219,164,945.

Going Concern

The factors described above , as well as the risk factors set out elsewhere in this prospectus raise substantial doubt about our ability to continue as a going concern , despite having two consecutive years of improvement in gross profit, operating loss and net loss. The financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.  Our plan with respect to this uncertainty includes raising additional capital from the issuance of preferred stock and expanding the market for our ReliaTrack™ portfolio of products.   There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay debts.  Likewise, there can be no assurance that we will be successful in raising additional capital from the sale of equity or debt securities.  If we are unable to increase cash flows from operating activities or obtain additional financing, we will be unable to continue the development of our products and would likely cease operations.

Inflation

We do not believe that inflation has had a material impact on our historical operations or profitability.

Critical Accounting Policies

In Note (2) to the audited financial statements for the fiscal year ended September 30, 2010 included in this prospectus, we discussed those accounting policies that are considered to be significant in determining the results of operations and our financial position.

The preparation of financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. By their nature, these estimates and judgments are subject to an inherent degree of uncertainty. On an on-going basis, we evaluate our estimates, including those related to bad debts, inventories, intangible assets, warranty obligations, product liability, revenue, and income taxes. We base our estimates on historical experience and other facts and circumstances that are believed to be reasonable, and the results form the basis for making judgments about the carrying value of assets and liabilities.  The actual results may differ from these estimates under different assumptions or conditions.

With respect to inventory reserves, revenue recognition, impairment of long-lived assets and allowance for doubtful accounts receivable, we apply critical accounting policies discussed below in the preparation of our financial statements .

Inventory Reserves

The nature of our business requires maintenance of sufficient inventory on hand at all times to meet the requirements of our customers. We record finished goods inventory at the lower of standard cost, which approximates actual cost (first-in, first-out method) or market.  Raw materials are stated at the lower of cost (first-in, first-out method), or market.  General inventory reserves are maintained for the possible impairment of the inventory.  Impairment may be a result of slow moving or excess inventory, product obsolescence or changes in the valuation of the inventory. In determining the adequacy of reserves, management analyzes the following, among other things:

•	Current inventory quantities on hand;

•	Product acceptance in the marketplace;

•	Customer demand;

•	Historical sales;

•	Forecast sales;

•	Product obsolescence; and

•	Technological innovations.

Any modifications to these estimates of reserves are reflected in cost of revenues within the statement of operations during the period in which such modifications are determined necessary by management.

Revenue Recognition

Our revenue in fiscal year 2010 derived from two sources: (i) monitoring services; and (ii) monitoring device and other product sales.

Monitoring Services

Monitoring services include two components: (a) lease contracts in which we provide monitoring services and lease devices to distributors or end users and we retain ownership of the leased device; and (b) monitoring services purchased by distributors or end users who have previously purchased monitoring devices and opt to use our monitoring services.

We typically lease our devices under one-year contracts with customers that opt to use our monitoring services .   However, these contracts may be cancelled by either party at anytime with 30 days notice .   Under our standard leasing contract, the leased device becomes billable on the date of activation or seven days from the date the device is assigned to the lessee, and remains billable until the device is returned to us .   We recognize revenue on leased devices at the end of each month that monitoring services have been provided .   In those circumstances in which we receive payment in advance, we record these payments as deferred revenue.

Monitoring Device Product Sales

Although not the focus of our business model, we sell our monitoring devices in certain situations. In addition, we sell home security and Personal Emergency Response Systems (“PERS”) units .   We recognize product sales revenue when persuasive evidence of an arrangement with the customer exists, title passes to the customer and the customer cannot return the devices, prices are fixed or determinable (including sales not being made outside the normal payment terms) and collection is reasonably assured. When purchasing products (such as TrackerPAL ™ and ReliaTrack™ devices) from us, customers may, but are not required to, enter into monitoring service contracts with us .   We recognize revenue on monitoring services for customers that have previously purchased devices at the end of each month that monitoring services have been provided.

Multiple Element Arrangements

The majority of our revenue transactions do not have multiple elements. On occasion, we have revenue transactions that have multiple elements (such as product sales and monitoring services ).   For revenue arrangements that have multiple elements, we consider whether: (i) the delivered devices have standalone value to the customer; (ii) there is objective and reliable evidence of the fair value of the undelivered monitoring services, which is generally determined by surveying the price of competitors’ comparable monitoring services; and (iii) the customer does not have a general right of return .   Based on these criteria, we recognize revenue from the sale of devices separately from the monitoring services to be provided to the customer .   In accordance with FASB ASC Subsection 605-25, if the fair value of the undelivered element exists, but the fair value does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method as applied to these particular transactions, the fair value of the undelivered element (the monitoring services) is deferred and the remaining portion of the arrangement (the sale of the device) is recognized as revenue when the device is delivered and all other revenue recognition criteria are met.

Other Matters

We consider an arrangement with payment terms longer than our normal terms not to be fixed or determinable, and revenue is recognized when the fee becomes due .   Normal payment terms for the sale of monitoring services are 30 days, and normal payment terms for device sales are between 120 and 180 days .   We sell our devices and services directly to end users and to distributors .   Distributors do not have general rights of return .   Also, distributors have no price protection or stock protection rights with respect to devices we sell to them .   Generally, title and risk of loss pass to the buyer upon delivery of the devices.

We estimate our product returns based on historical experience and maintain an allowance for estimated returns, which is recorded as a reduction to accounts receivable and revenue.

Shipping and handling fees are included as part of net revenues .   The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

Impairment of Long-lived Assets

We review our long-lived assets , other than goodwill, for impairment when events or changes in circumstances indicate the book value of an asset may not be recoverable .  An evaluation is made at each balance sheet date, to determine whether events and circumstances have occurred which indicate possible impairment . An estimate is made of future undiscounted net cash flows of the related asset or group of assets over our estimated remaining life in measuring whether the assets are recoverable. During the fiscal years ended September 30, 2010 and 2009, we disposed of $590,801 and $2,319,530, respectively .

Allowance for Doubtful Accounts

We must make estimates of the collectability of accounts receivable. In doing so, we analyze accounts receivable and historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts.

Recent Accounting Pronouncements

In December 2007 , the FASB issued a new accounting standard that establishes accounting and reporting standards pertaining to ownership interests in subsidiaries held by parties other than the parent, the amount of net income attributable to the parent and to the non-controlling interests, changes in a parent’s ownership interest, and the valuation of any retained non-controlling equity investment when a subsidiary is deconsolidated. This new accounting standard also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. We adopted this new standard on October 1, 2009. Upon adoption, $241,638 of non-controlling interest was reclassified to a separate component of total equity within our consolidated balance sheets.

In September 2009, the FASB issued guidance that changes the existing multiple-element revenue arrangements guidance currently included under its Revenue Arrangements with Multiple Deliverables codification. The revised guidance primarily provides two significant changes: 1) it eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) it eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. This will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. This guidance has not yet been adopted and we do not expect a significant impact to our results of operations and financial position .

In October 2009, the FASB issued accounting guidance which changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product's essential functionality are excluded from the software revenue recognition guidance given prior to this new guidance. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance.  This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  We adopted this guidance as of April 1, 2010 which did not significantly impact our results of operations and financial position as of September 30, 2010.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate a variable-interest entity and by changing when it is necessary to reassess who should consolidate a variable-interest entity.  This guidance will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In October 2009, the FASB issued guidance on share-lending arrangements entered into on an entity's own shares in contemplation of a convertible debt offering or other financing.  This new guidance is effective for fiscal years beginning on or after December 15, 2009, and fiscal years within those fiscal years for arrangements outstanding as of the beginning of those years. Retrospective application is required for such arrangements and early application is not permitted.  The adoption of this guidance is not expected to significantly impact our results of operations and financial position.

In February 2010, the FASB revised the guidance to include additional disclosure requirements related to fair value measurements. The guidance adds the requirement to disclose transfers in and out of Level 1 and 2 measurements and the reasons for the transfers and a gross presentation of activity within the Level 3 roll forward. The guidance also includes clarifications to existing disclosure requirements on the level of disaggregation and disclosures regarding inputs and valuation techniques. The guidance applies to all entities required to make disclosures about recurring and nonrecurring fair value measurements. We adopted this guidance as of March 31, 2010 which did not significantly impact our results of operations and financial position.

In December 2010, the FASB issued Accounting Standards Update No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts (Topic 350)—Intangibles—Goodwill and Other (ASU 2010-28). ASU 2010-28 amends the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. We will adopt ASU 2010-28 in fiscal 2011 and any impairment to be recorded upon adoption will be recognized as an adjustment to our beginning retained earnings. We are currently evaluating the impact of the pending adoption of ASU 2010-28 on our consolidated financial statements.

Accounting for Stock-Based Compensation

We recognize compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  We estimate the fair value of stock options using a Black-Scholes option pricing model which requires us to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our business is extending to several countries outside the United States, and we intend to continue to expand our foreign operations.  As a result, our revenues and results of operations are affected by fluctuations in currency exchange rates, interest rates, and other uncertainties inherent in doing business in more than one currency.  In addition, our operations are exposed to risks that are associated with changes in social, political, and economic conditions in the foreign countries in which we operate, including changes in the laws and policies that govern foreign investment, as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment.

Foreign Currency Risks.  We had $23,723 and $0 revenues from sources outside the United States for the fiscal years ended September 30, 2010 and 2009 .   Sales of monitoring equipment during the periods indicated were transacted in U.S. dollars and, therefore, we did not experience any effect from foreign currency exchange in connection with these international sales .   We occasionally purchase goods and services in foreign currencies which resulted in currency exchange rate losses of $8,756 and $0 for the years ended September 30, 2010 and 2009, respectively .   Changes in currency exchange rates affect the relative prices at which we sell our products and purchase goods and services .   Given the uncertainty of exchange rate fluctuations, we cannot estimate the effect of these fluctuations on our future business, product pricing, results of operations, or financial condition .   We do not use foreign currency exchange contracts or derivative financial instruments for trading or speculative purposes .   To the extent foreign sales become a more significant part of our business in the future, we may seek to implement strategies which make use of these or other instruments in order to minimize the effects of foreign currency exchange on our business.

Interest Rate Risks.  As of September 30, 2010, we had $1,000,000 of borrowings outstanding on a line of credit with a bank with an interest rate of 3.28 percent.   The interest rate on this line of credit is subject to change from time to time based on changes in an independent index which is the Prime Rate as published in The Wall Street Journal.

MANAGEMENT

Director Independence

A majority of the members of our Board of Directors and all of the members of certain committees are composed of “independent directors,” as defined in the rules of the Nasdaq Stock Market. In general, an “independent director” is a person other than an officer or employee of the Company or any other individual who does not have a relationship, which, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Additional independence and qualification requirements apply to our directors serving on certain committees. Our Board has a separately-designated standing Audit Committee, Compensation Committee, and Nominating Committee. All members of the Audit Committee, Compensation Committee, and Nominating Committee meet the definition of "independent," described above.

Board of Directors

The following table sets forth information about the members of our Board of Directors as of September 30, 2010:

Name	Age	Position
Edgar Bernardi	53	Director
Robert E. Childers	64	Director
David G. Derrick	57	Director, Chief Executive Officer
David P. Hanlon	64	Director
John L. Hastings, III	47	President and Chief Operating Officer
Rene Klinkhammer	30	Director
Larry G. Schafran	71	Director

Dr. Edgar Bernardi   joined our board in January 2010 .   He graduated from the University of Wuppertal, Wuppertal, Germany, in 1976 in physics and mathematics.  He received his master’s degree in physics from University Bonn, Physics Institute, Bonn, Germany in 1984, emphasizing elementary particle physics.  In 1988, he received his Ph.D. from the University Hamburg, Hamburg, Germany, specializing in elementary particle physics.  From 2001 through 2009, Dr. Bernardi served as CTO, COO, CSO and CIO for euromicron AG, a holding company with buy and build strategy in the core business of network and fiber optics technology in Germany.  From 1999 through 2001, he served as the general manager for Christian Schwaiger GmbH & Co., KG, an entity engaged in the production and trade of antenna, satellite and cable TV reception systems.  From 1998 through 1999, Dr. Bernardi was the director of network operator services for Alcatel Sel AG, a worldwide manufacturer of telecommunication network equipment.  From 1991 through 1998, he served in two capacities for Mannesmann Mobilfunk GmbH (Vodafone GmbH), which was the first private mobile network operator in Germany, of which he was the head of the department of network planning and optimization and head of the department of system aspects.  From 1988 through 1990, he was with Robert Bosch GmbH, a worldwide manufacturer of automotive and telecommunication equipment and served as the main adviser of the business unity public telecommunications and development center, and an adviser in the business unit for public telecommunications development center.

Robert E. Childers joined our board in July 2001.  Since 1977, he has served as the Chief Executive Officer of Structures Resources Inc., a firm which he founded in 1972 .   He has more than 30 years of business experience in construction and real estate development.  Mr. Childers has served or is currently serving as General Partner in 16 public limited partnerships in the Middle Atlantic States.  Partners include First Union Bank and Fannie Mae.  Structures Resources has successfully completed over 300 projects (offices, hotels, apartments, and shopping centers) from New York to North Carolina.  Recently Mr. Childers has founded a new company providing construction services to major companies developing gas wells in the Marcellus shale. He is a co-founder of Life Science Group, a boutique biotech investment-banking firm. Mr. Childers was the founding President of Associated Building Contractors for the State of West Virginia and served as a director of The Twentieth Street Bank until its merger with City Holding Bank.  He is a former naval officer serving in Atlantic fleet submarines.  Mr. Childers is a member of the Compensation Committee and the Nominating Committee of our Board of Directors.

David G. Derrick has been our CEO and Chairman since February 2001.  Prior to joining us, Mr. Derrick occupied directorship and management positions in other companies.  From 1979 to 1982, Mr. Derrick was a faculty member at the University of Utah, College of Business.  Mr. Derrick graduated from the University of Utah with a Bachelor of Arts degree in Economics and a Masters in Business Administration degree with an emphasis in Finance.

David P. Hanlon has been a member of our Board of Directors since October 2006 .   He served previously as Chief Executive Officer and President of Empire Resorts, Inc., a public company in the gaming industry, until May 2009.  Prior to starting his own gaming consulting business in 2000, in which he advised a number of Indian and international gaming ventures, Mr. Hanlon was President and Chief Operating Officer of Rio Suites Hotel & Casino from 1996-1999, a period in which the Rio Suites Hotel & Casino underwent a major expansion. From 1994-1995, Mr. Hanlon served as President and Chief Executive Officer of International Game Technology, the world's leading manufacturer of microprocessor gaming machines. From 1988-1993, Mr. Hanlon served as President and Chief Executive Officer of Merv Griffin's Resorts International, and prior to that, Mr. Hanlon served as President of Harrah's Atlantic City (Harrah's Marina and Trump Plaza). Mr. Hanlon's education includes a B.S. in Hotel Administration from Cornell University, an M.S. in Accounting, an M.B.A. in Finance from the Wharton School, University of Pennsylvania, and completion of the Advanced Management Program at the Harvard Business School. Mr. Hanlon is a member of the Audit Committee of our Board of Directors.

John L. Hastings, III became our President on June 19, 2008 and Chief Operating Officer on November 20, 2008.  Mr. Hastings has worked for Nestle/Stouffer’s, Kraft/General Foods, Nissan Motor Acceptance Corp., NCR/Teradata, Unisys Corp. and VNU/AC Nielsen.  He has also served on the boards of small entrepreneurial companies.  From 1998 through 2006, Mr. Hastings worked with VNU – AC Nielsen in several executive posts, last serving as its Senior Vice President and General Manager of Global Business Intelligence, reporting directly to VNU’s chief executive officer.  Upon acquisition and privatization of VNU in 2006, and until his appointment as our President, Mr. Hastings served as the interim President and CEO of Klever Marketing, Inc., a Utah-based retail marketing company.  Mr. Hastings received a BA from Cal State University, Fullerton CA (1985) and an MBA from Pepperdine University, Malibu CA (1987).

Rene Klinkhammer became a director in January 2010 .   He graduated from European Business School, Oestrich-Winkel, Germany, in 2004, with an MBA-equivalent degree in business administration.  His majors were Banking, Finance and International Management.  After graduating, Mr. Klinkhammer joined Deutsche Bank’s Investment Banking Division as an analyst in the Corporate Finance Advisory Group, specializing in mergers & acquisitions, along with debt and equity financing transactions for larger German clients of the bank.  In 2007, Mr. Klinkhammer joined Sapinda Group, a privately-owned investment company with offices in Amsterdam, Berlin and London.  For the past three years, Mr. Klinkhammer has worked with the Company as both an investor and advisor.

Larry G. Schafran has been a member of our Board of Directors since October 2006 .   He is associated with Providence Capital, Inc. (“PCI”) as a Managing Director.  PCI is a New York City-based investment and advisory firm.  Additionally, Mr. Schafran was Lead Director and Audit Committee Chairman and later a consultant to the Chairman of WorldSpace, Inc.  In addition, Mr. Schafran is also a director of the following publicly traded U. S. corporations: Sulphco, Inc., New Frontier Energy, Inc., DollarDays International, Inc., Subaye Corp. and National Patent Development Corporation.  In recent years, Mr. Schafran served in several capacities, including, as a director of PubliCard, Inc., Tarragon Corporation, and ElectroEnergy, and Trustee, Chairman/Interim-CEO/President and Co-Liquidating Trustee of Special Liquidating Trust of Banyan Strategic Realty Trust; Director and/or Chairman of the Executive Committees of Dart Group Corporation, Crown Books Corporation, TrakAuto Corporation, and Shoppers Food Warehouse, Inc. (Vice-Chairman); director and member of the Strategic Planning and Finance Committees of COMSAT Corporation, and Managing General Partner of L. G. Schafran & Partners, LP, a real estate investment and development firm.  Mr. Schafran is Chairman of the Audit and Nominating Committees and a member of the Compensation Committee of our Board of Directors.

Current Executive Officers

The following table sets forth certain information as of September 30, 2010, regarding the current executive officers of the Company.

Name	Age	Position
David G. Derrick	57	Chief Executive Officer and Chairman
John L. Hastings, III	47	President and Chief Operating Officer
Chad D. Olsen	39	Chief Financial Officer, Controller, and Corporate Secretary
Bernadette Suckel	53	Managing Director of Sales & Marketing

David G. Derrick has been our CEO and Chairman since February 2001.  His work and education information is detailed with our Board of Directors table above.

John L. Hastings, III became our President on June 19, 2008 and Chief Operating Officer on November 20, 2008.  His work and education information is detailed with our Board of Directors table above.

Chad D. Olsen became our Chief Financial Officer in January 2010 .   Prior to that time, he served as our corporate controller since September 2001.  From 1992 to 1997, Mr. Olsen worked in the banking and investment industry where he assisted clients with tax, investment and banking services. From 1997 to 2001, Mr. Olsen worked with a certified public accounting firm performing tax, auditing, and business advisory services. Additionally, Mr. Olsen owned and operated his own accounting practice performing tax, accounting, and consulting services. Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.

Bernadette Suckel joined us on April 24, 2008.  Prior to joining us, Ms. Suckel served as the VP/Solution and Client Principal, for The Nielsen Company/ACNielsen from 2000 through April 2008.  From November 2006 through April 2008, she consulted on a part-time basis to Klever Marketing, Inc. to focus on cost reduction strategies .   Ms. Suckel also worked previously for Cogit.com and NCR/AT&T GIS/Teradata.  She received a BS in Business Administration, Marketing Option, from California State University, Fresno.

  EXECUTIVE COMPENSATION

The Compensation Committee of our Board of Directors has responsibility for developing and maintaining an executive compensation policy that creates a direct relationship between pay levels and corporate performance and returns to stockholders. The Compensation Committee monitors the results of such policy to assure that the compensation payable to our executive officers provides overall competitive pay levels, creates proper incentives to enhance stockholder value, rewards superior performance, and is justified by the returns available to stockholders.

Chief Executive and Chief Operating Officers

Our Chief Executive Officer, Mr. Derrick, is paid a base salary of $240,000 per year.  The amount of the base salary was determined after negotiations between Mr. Derrick and our Compensation Committee.  Factors considered in determining the base salary included Mr. Derrick’s status as one of our founders; his experience and length of service with us; his experience in the industries in which he operates; educational and work background; and reviews of sample salaries at companies of comparable size and industry.  The Compensation Committee also considered the fact that Mr. Derrick has provided and facilitated credit agreements and other financing for us.  The salary payable to Mr. Derrick is paid by ADP Management Corporation from amounts paid to ADP Management Corporation for consulting and other services by the Company.  Of the total base salary expense related to Mr. Derrick’s compensation in the fiscal years ended September 30, 2010 and 2009, $420,000 was attributable to the amortization of restricted shares of common stock which were returned and cancelled, resulting in no cash payment to Mr. Derrick and $60,000 was accrued for, but unpaid at September 30, 2010. In effect Mr. Derrick’s actual compensation paid in cash was $0 for the past two years.

Our President and Chief Operating Officer, Mr. Hastings, is paid a base annual salary of $325,000. The amount of the base salary was determined after negotiations between Mr. Hastings and our Compensation Committee.  Factors considered in determining Mr. Hastings’ base salary included his background in the industries in which we operate; his educational and work background, and reviews of sample salaries at companies of comparable size and industry.

Employment Agreements

We have no employment agreements with any executive officers at this time.  By agreement, however, the salary of Mr. Derrick is paid by ADP Management Corporation from the proceeds of a management fee paid by us to ADP Management Corporation.

Summary Compensation Table

The following table summarizes the total compensation paid or earned by our principal executive officer, our principal financial officer and two other most highly compensated executive officers (the “Named Executive Officers”) who served as executive officers during the last two fiscal years ended September 30, 2010.

(a)	(b)		(c)		(d)		(e)		(f)		(g)			(h)			(i)		(j)
Change in
Pension Value
and
Nonqualified
										Non-Equity			Deferred
Name and						Stock		Option		Incentive Plan			Compensation			All Other
Principal		Salary		Bonus		Awards		Awards		Compensation			Earnings			Compensation		Total
Position	Year	($)		($)		($)		($)		($)			($)			($)		($)

David G. Derrick (1) Chief Executive Officer	2010 2009	$ $	240,000 240,000	$ $	- 300,000	$ $	- -	$ $	83,991 185,571	$ $		- -	$ $		- -	$ $	74,197 5,929	$ $	398,188 731,500

John L. Hastings, III (2) President Chief Operating Officer	2010 2009	$ $	325,000 302,885	$ $	- 94,330	$ $	- -	$ $	131,326 46,393	$ $		- -	$ $		- -	$ $	174,853 18,868	$ $	631,179 462,476

Michael G. Acton (3) Chief Financial Officer	2010 2009	$ $	3,076 81,538	$ $	- -	$ $	- -	$ $	- -	$ $		- -	$ $		- -	$ $	- 9,806	$ $	3,076 91,344

Chad Olsen (4) Chief Financial Officer	2010		$165,000		$17,580		$-		$14,264			$-			$-		$25,845		$222,689

Bernadette Suckel (5) Managing Director of Sales and Marketing	2010 2009	$ $	121,541 126,161	$ $	- -	$	- 11,500	$ $	81,313 104,520	$ $		- -	$ $		-	$ $	5,259 -	$ $	208,113 242,181

(1)
Mr. Derrick is our “principal executive officer.”  Column (c), Salary, includes $240,000 of compensation expense incurred by the Company in connection with Mr. Derrick’s base salary in each fiscal year.  During the fiscal year ended September 30, 2008, we issued 1,000,000 shares of restricted common stock valued at $1.52 per share to ADP Management under a management agreement as a prepayment for Mr. Derrick’s services as our CEO; the amount paid was to be allocated to Mr. Derrick’s base salary, which was set at $240,000 per year, and was in lieu of cash payments.  At September 30, 2009, ADP Management continued to hold those shares, which had a market value as of such date of $110,000.  For accounting and reporting purposes, we valued the shares paid as compensation at the date of grant and recorded the expense over the term of the agreement at a rate of $240,000 per year.  No portion of the amount in column (c) was paid to Mr. Derrick in cash.  In each of the fiscal years 2010 and 2009, we recorded $240,000 as salary expense, $420,000 being attributable to amortization of the 1,000,000 shares of restricted common stock granted in 2008 and $60,000 being accrued, but not paid, as of September 30, 2010.  Effective July 2010, ADP Management returned the shares and we cancelled them.  As a result, in effect, Mr. Derrick’s actual compensation paid in cash was $0 for the past two years. Column (d) includes a $300,000 bonus payment to Mr. Derrick in 2009, which was accrued and ultimately paid by issuance of 300 shares of Series D Preferred rather than in cash.  Option awards (column (f)) include $83,991 and $185,571 of expense in connection with the issuance and re-pricing of common stock purchase warrants during the fiscal years ended September 30, 2010 and 2009, respectively.  Column (i) includes additional compensation for health, dental, life, and vision insurance we paid on Mr. Derrick’s behalf.  Amounts shown do not include consideration and fees paid to ADP Management, an affiliate of Mr. Derrick, in connection with a line of credit agreement unrelated to Mr. Derrick’s compensation for services rendered as our Chief Executive Officer.  See, “Transactions with Related Persons,” on page 25.

(2)
Mr. Hastings became our President in June 2008 and Chief Operating Officer in November 2008. Column (f) includes $131,326 and $46,393 of compensation expense incurred in connection with the vesting and re-pricing of Common Stock purchase warrants previously granted to Mr. Hastings during the fiscal years ended September 30, 2010 and 2009, respectively.  Column (i) includes $162,138 additional compensation paid by us for services and benefits on behalf of Mr. Hastings as part of his signing package, as well as payments for health, dental, and vision insurance.

(3)
Mr. Acton was our Chief Financial Officer from 2001 through June 19, 2008 and from November 20, 2008 to January 2010. Column (i) includes additional compensation for health, dental, life, and vision insurance paid by us on Mr. Acton’s behalf.

(4)
Mr. Olsen is our “principal accounting and principal financial officer.”  He became our Chief Financial Officer in January 2010. Prior to his appointment as Chief Financial Officer, Mr. Olsen was our controller.  Column (f) includes $14,264 of compensation expense in connection with the vesting of options granted to Mr. Olsen during the fiscal year ended September 30, 2010.  Column (i) includes additional compensation for paid-time off, health, dental, life and vision insurance.

(5)
Mrs. Suckel has served as Managing Director of Offender Management Solutions of the Company since June 2008. Column (f), option/warrant awards, includes $81,313 and $104,520 of compensation expense in connection with stock options that vested during the years ended September 30, 2010 and 2009, respectively.  For fiscal year ended September 30, 2009, column (e) includes the value of 50,000 restricted shares of Common Stock on the date of grant.  Column (i) includes additional compensation paid for health, dental, life and vision insurance.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)

David G. Derrick	2,000,000	-	-	$0.13	Various (2)	-	$ -	-	$ -
John L. Hastings, III	1,500,000	-	-	$0.13	Various (3)	-	$ -	-	$ -
Chad D. Olsen	2,461 ,000	-	538,500	Various (4)	Various (4)
Bernadette Suckel	1,000,000	-	525,000	Various (5)	Various (5)	-	$ -	-	$ -

(1)	Market value is based on the fair market value of our Common Stock on September 30, 2010 in the amount of $0.11 per share based on market price.

(2)
1, 000,000 warrants granted August 29, 2007, exercisable at $0.13 per share expire on August 28, 2012 and 1,000,000 warrants granted on January 16, 2009, exercisable at $0.13 per share expire on January 15, 2014.

(3)
1, 250,000 options granted June 26, 2008 exercisable at $0.13 per share expire on June 26, 2013 and 250,000 options granted on January 16, 2009 exercisable at $0.13 per share expire on January 15, 2014.

(4)
200,000 options granted on January 16, 2009, exercisable at $0.30 per share expire on January 15, 2014 and 25,000 options granted on March 15, 2009 exercisable at $0.12 per share expire on March 14, 2014, and 718,000 options granted on September 30, 2010 vest over three years and are exercisable at a price of $0.15 per share, expiring September 29, 2015 (of which 179,500 have vested ), and 1,518,000 warrants granted on May 1, 2009, exercisable at $0.10 per share expire on April 30, 2013 .

(5)
100,000 options granted on June 9, 2008 are exercisable at $1.55 per share, expiring June 8, 2013 .   Also, 200,000 options granted on January 16, 2009, exercisable at $0.30 per share expire on January 15, 2014 and 700,000 options granted September 30, 2010 vest over three years and are exercisable at $0.15 per share, expiring on September 29, 2015, of which 175,000 have vested.

No options held by executive officers or directors were exercised during the fiscal year ended September 30, 2010.

Director Summary Compensation Table

The following table summarizes the compensation we paid to our non-employee directors in the fiscal year ended September 30, 2010 who were serving as directors as of such date.

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified compensation earnings ($)	All other compensation ($)	Total ($)

David Hanlon	$-	$-	$54,575	(1)	$-	$-	$-	$54,575
Robert Childers	$-	$-	$65,925	(1)	$-	$-	$-	$65,925
Larry Schafran	$-	$-	$69,833	(1)	$-	$-	$-	$69,833
Rene Klinkhammer	$-	$-	$15,883	(2)	$-	$-	$-	$15,883
Edgar Bernardi	$-	$-	$15,883	(2)	$-	$-	$-	$15,883

(1)
At the commencement of the fiscal year ended September 30, 2010, we granted each member of the Board of Directors options for the purchase of 250,000 shares of Common Stock at an exercise price of $0.13 per share, which vested over the period of October 1, 2009 through December 31, 2010, for services valued at $21,177.  Additional compensation expense was recorded and included in column (d) in connection with the re-pricing of previously granted Common Stock purchase warrants to a price of $0.13 per share, as follows:

(2)
After they joined the Board of Directors, we granted to each of these new directors options for the purchase of 200,000 shares of Common Stock at an exercise price of $0.13 per share, which vested from January 1, 2010 to December 31, 2010, in consideration for services valued at $15,883.

The following table summarizes the re-pricing of previously granted Common Stock warrants to an exercise price of $0.13 per share, included in column (d) of the Director Compensation Table:

Name	Grant Date	Expiration Date	Exercise Price	Number of Options	Compensation Expense
David Hanlon	9/8/06	9/7/11	$1.41	50,000	$ 3,107
	8/29/07	8/28/12	$2.15	100 ,000	$ 6,761
	7/14/08	7/13/13	$1.22	459 ,000	$ 23,530

Robert Childers	10/5/06	10/4/11	$1.73	50,867	$ 3,336
	8/29/07	8/28/12	$2.15	150,000	$ 10,141
	7/14/08	7/13/13	$1.22	610,000	$ 31,271

Larry Schafran	9/8/06	9/7/11	$1.41	53,900	$ 3,350
	8/29/07	8/28/12	$2.15	150,000	$ 10,141
	12/5/07	12/4/12	$4.05	50,000	$ 3,894
	7/14/08	7/13/13	$1.22	610,000	$ 31,271

We also reimburse travel expenses of members of the Board of Directors for their attendance at Board meetings .   Messrs. Derrick and Hastings are not included in these tables because as employees of the Company they receive no additional compensation for their services as directors .   See , “Summary Compensation Table ,” above .

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors during fiscal year 2010 was composed of Robert Childers, Edgar Bernardi, and Larry Schafran.  All members of this committee are considered to be independent directors.  No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or officer of any other corporation that has one or more executive officers who is also a director of the Company or on our Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information regarding beneficial ownership as of December 31 , 2010 of all classes of our voting securities by

•	Each stockholder known to us to be the beneficial owner of more than five percent of any class of our voting securities;

•	Each of our Named Executive Officers;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Security ownership information for beneficial owners is taken from statements filed with the Securities and Exchange Commission pursuant to Sections 13(d), 13(g) and 16(a) and information made known to the Company. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of Common Stock underlying convertible securities, options and warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such securities, options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person .   Percentage of total voting power represents voting power with respect to all shares of our Common Stock and Series D Preferred Stock, as a single class. Holders of Common Stock are entitled to one vote per share and holders of Series D Preferred Stock are entitled to 6,000 votes per share .

	Shares Beneficially Owned						Shares Beneficially Owned
	Prior to this Offering						After this Offering
						Shares of
			Series D		% of	Common			Series D		% of
Name and Address of	Common Stock		Preferred Stock		Total Voting	Being	Common Stock		Preferred Stock		Total Voting
Beneficial Owner (1)	Shares	%	Shares	%	Power	Offered	Shares	%	Shares	%	Power

5% Stockholders:
Series D January 13 Purchasers (2)	139,704,000	43.8%	19,371	55.7%	26.5%	30,000,000	109,704,000	30.0%	19,186	71.2%	22.8%
Winfried Kill (3)	53,361,305	16.7%	0	-	10. 1%	0	53,361,305	14 .6%	0	-	10. 1%
Advance Technology Investors, LLC (4)	34,690,665	10.9%	3,403	9.8%	6.6%	0	34,690,665	9.5%	3,403	12.6%	6.6%
Borinquen Container Corp (5)	29,400,000	9.2%	4,90 0	14.1%	5.6%	0	29,400,000	8.0%	4,90 0	18.2%	5.6%
Kofler Ventures S.a.r.l (6)	24,456,161	7.7%	0	-	4.6%	0	24,456,161	6. 7%	0	-	4.6%
Radenko Milakovic (7)	24,726,562	7. 7%	4,000	11.5%	4. 7%	0	24,726,562	6.8%	4,00 0	14.8%	4.7%
Laemi Real Estate, Inc. (8)	21,040,304	6. 6%	1,417	4.1%	4.0%	19,980,00 0	1,060,304	*	0	-	*
Stephan Goetz (9)	18,635,901	5.8%	3,000	8. 6%	3.5%	0	18,635,901	5.1%	3,000	11.1%	3.5%
Commerce Financial, LLC (10)	13,684,508	4. 3%	2, 149	6. 2%	2. 6%	0	13,684,508	3.7%	2,149	8.0%	2.6%
Comediahill Business S.A. (11)	14,026,868	4. 4%	0	*	2. 7%	13,320,00 0	706,868	*	0	-	*
Tim Whyte (12)	12,349,010	3.9%	2,000	5.7%	2.3%	0	12,349,010	3.4%	2,000	7.4%	2.3%
Directors and Named Executive Officers:
David G. Derrick (13)	19,698,313	6. 2%	2,233	6. 4%	3. 2%	0	19,698,313	5. 4%	2,233	8. 3%	3. 7%
Chad D. Olsen (14)	3,285,656	1. 0%	172	*	*	0	3,285 ,656	*	172	*	*
John L. Hastings, III (15)	1,500,000	*	0	-	*	0	1,500,000	*	0	-	*
Robert Childers (16)	2,374,975	*	50	*	*	0	2,374,975	*	50	*	*
Larry Schafran (17)	1,933,500	*	110	*	*	0	1,933,500	*	110	*	*
David Hanlon (18)	1,716,635	*	115	*	*	0	1,716,635	*	115	*	*
Bernadette Suckel (19)	525,000	*	0	-	*	0	531,250	*	0	-	*
Edgar Bernardi (20)	1,400,000	*	200	*	*	0	1,400,000	*	0	-	*
Rene Klinkhammer (21)	200,000	*	0	-	*	0	200,000	*	0	-	*
All directors and executive officers as a group (9 persons) (22)	32,634,079	10.2%	2,880	8. 3%	6. 2%	0	32,634,079	8. 9%	2,880	10.7%	6. 2%

*	Represents beneficial ownership of less than one percent of the outstanding shares of the class of voting securities indicated.

(1)	Except as otherwise indicated, the business address for each of our beneficial owners is c/o the Company, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

(2)
For purposes of this table, shares of Common Stock beneficially owned by individual members of this class or group are excluded from this entry. The purported members of this group disclaim any ownership interest of any kind in or to any other securities beneficially owned by any other purported member of the group .   This group includes all parties acquiring shares of the Series D Preferred who had acquired shares as of January 13, 2010 and in conjunction with such acquisition, had also given consent to an amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company. The “group” includes the following purchasers of the Series D Preferred (with the number of shares of Series D Preferred acquired on January 13, 2010) who continued to own all or a portion of such shares as of December 31 , 2010 :

Otter Capital, LLC	406
Advance Technology Investors, LLC	3,189
Steven C. Weidman	107
Dina Weidman	107
Mountain Land Cattle, LLC	75
Taube Family Trust	205
TFT Partners, LLC	52
Laurence Blickman	103
Robert Naify Living Trust	103
Adrienne Baker	90
Anasazi Partners III, LLC	252
The Klapper Family Trust	590
Clydesdale Partners II, LLC	780
Stuart J. Kahn	300
William B. Stevenson	300
John C. Walsey	300
Commerce Financial, LLC	2,149
David Derrick §	3,400
Robert Childers §	50
James Dalton	15
Larry Schafran §	110
David Hanlon §	115
Anasazi Partner III Offshore	132
Christopher Baker	285
Clydesdale Partners, LLC	355
James and Beverly Carter	88
Robert and Barbara Saragenti	88
Charles Alberta	44
Scott Carter	44
JBD Management, LLC	1,000
Mara Holdings Limited	1,000
Kofler Ventures S.a.r.1	2,000
V. Mark Peterson Roth IRA, FBO Jeff Peterson	200
Laemi Real Estates, Inc.*	1,087
Chad Olsen §	172
Ladd Olsen	25
Veloy and Tamara Cook	15
Jennifer Cooper	13
Dylan and Jaryn McGrath	10
Dorothy Darnell	5
Joseph W. Darnell	5
James K. Tracy	5
Total	19,371

*	Indicates a Selling Stockholder whose total beneficial ownership of our voting securities is included elsewhere in this table.

§	Indicates one of our directors or executive officers whose total beneficial ownership of our voting securities is included elsewhere in this table.

(3)
This disclosure is based on Schedule 13D/A filed with the SEC on December 16, 2008 by Dr. Winfried Kill, Parkstrasse 32A, Bergisch-Gladbach 2M, 51427 Germany .   Schedule 13D/A reported the following :   “On December 16, 2008, Dr. Kill and NORD/LB entered into the Third Supplement to the Purchase Agreement pursuant to which he purchased 22,337,305 shares of the Issuer’s Common Stock at a price of EUR 0.80583 per share (approximately $1.1129 per share) for a total purchase price amount of EUR 18,000,070 from NORD/LB pursuant to the Purchase Agreement as further described in Item 6 of this Statement.  Dr. Kill paid EUR 6,000,000 on December 15, 2008, and the remainder of the purchase price is due and payable no later than December 15, 2009.”

(4)
Amount includes 12,438,663 shares of Common Stock and 1,670,000 shares issuable upon exercise of warrants .   Includes 132,001 shares of Common Stock owned of record by Dina Weidman and 32,001 shares of Common Stock owned of record by U/W Mark Weidman Trust .   Includes Common Stock underlying 3,189 shares of Series D Preferred (2,898 included in the Resale Shares and 291 shares of Series D Preferred issued upon debt conversions not included in the Resale Shares) owned of record by Advance Technology Investors, LLC. Additionally, includes Common Stock issuable upon conversion of 107 shares of Series D Preferred owned of record by Dina Weidman and 107 shares of Series D Preferred owned of record by Steven C. Weidman. Address is 154 Rock Hill Road, Spring Valley, NY 10977.

(5)	Includes 29,400,000 shares of Common Stock issuable upon conversion of 4,900 shares of Series D Preferred. Address is P.O. Box 145170, Arecibo, Puerto Rico 00614.

(6)
Includes 12,456,161 shares of Common Stock and 12,000,000 shares issuable upon exercise of Series D Preferred warrants. Stockholder’s address is R.C.S. Luxembourg B-0090554, 412F, route d’Esch, L-2086 Luxembourg.

(7)
Includes 24,000,000 shares of Common Stock issuable upon conversion of 4,000 shares of Series D Preferred and 726,562 shares of Common Stock. Stockholder’s address is Les Caravelles, 25 Boulevard Albert 1er, Bloc B. 13 etage, Monaco 98000.

(8)
Includes 8,502 ,000 shares of Common Stock issuable upon conversion of 1,417 shares of Series D Preferred Stock and 1 2,538 ,304 shares of Common Stock .   Address is MMG Tower, 53rd E Street, Marbella, Panama City, Panama.

(9)
Includes 18,000,000 shares of Common Stock issuable upon conversion of 3,000 shares of Series D Preferred and 635,901 shares of Common Stock. Stockholder’s address is Oberfohringer Str. 105, 81925 Munich, Germany.

(10)
Includes 12,894,000 shares of Common Stock issuable upon conversion of 2,149 shares of Series D Preferred and 790,508 shares of Common Stock .   Stockholder’s address is 1050 Kapukalua Pl., Paia, HI 96779.

(11)	Includes 14,026 ,868 shares of Common Stock . Stockholder’s address is Postfach 373, Stadtle 1 Fl., Vaduz, Liechtenstein 09490.

(12)
Includes 12,000,000 shares of Common Stock issuable upon conversion of 2,000 shares of Series D Preferred and 349,010 shares of Common Stock .   Stockholder’s address is 6 John Le Quesne Close, Rue De Maupertuis St. Clements, Jersey, Channel Islands.

(13)
Mr. Derrick is our Chief Executive Officer and Chairman of the Board of Directors. Common Stock beneficially owned includes 1,655,250 shares owned of record by Mr. Derrick, 2,645,063 shares held in the name of ADP Management, and 2,000,000 vested stock purchase warrants. Also includes 13,398,000 shares of Common Stock issuable upon conversion of 2,233 shares of Series D Preferred.

(14)
Mr. Olsen is our Chief Financial Officer.  Common Stock beneficially owned includes 331,156 shares owned of record by Mr. Olsen and 1,922,500 vested stock purchase warrants, as well as 1,032,000 shares of Common Stock issuable upon conversion of 172 shares of Series D Preferred.

(15)	Mr. Hastings is our Chief Operating Officer and President . Amount indicated includes 1,500,000 shares of Common Stock issuable upon the exercise of vested stock purchase warrants.

(16)
Mr. Childers is a director.  Common Stock beneficially owned by Mr. Childers includes 352,407 shares owned of record by the Robert E. Childers Living Trust and 661,701 shares owned of record by Mr. Childers directly, as well as 1,060,867 shares issuable upon the exercise of Common Stock purchase warrants, as well as 300,000 shares of Common Stock issuable upon conversion of 50 shares of Series D Preferred owned of record by Mr. Childers.

(17)
Mr. Schafran is a director.  Common Stock includes 159,600 shares owned of record by Mr. Schafran and 1,113,900 shares of Common Stock issuable upon exercise of stock purchase warrants, as well as 660,000 shares of Common Stock issuable upon conversion of 110 shares of Series D Preferred.

(18)
Mr. Hanlon is a director.  Amount indicated includes 167,635 shares of Common Stock owned of record by David P. Hanlon Living Trust and 859,000 shares issuable upon exercise of warrants, as well as 690,000 shares of Common Stock issuable upon conversion of 115 shares of Series D Preferred

(19)
Mrs. Suckel is a Vice President of the Company, responsible for Sales and Marketing .   Common Stock beneficially owned includes 50,000 shares of Common Stock owned of record by Mrs. Suckel and 475,000 shares issuable upon the exercise of Common Stock purchase warrants.

(20)
Dr. Bernardi is a director .   Includes 200,000 shares of Common Stock issuable upon exercise of stock purchase warrants and 1,200,000 shares of Common Stock issuable upon conversion of 200 shares of Series D Preferred Stock owned of record by Dr. Bernardi’s wife.

(21)	Mr. Klinkhammer is a director. Includes 200,000 shares of Common Stock issuable upon exercise of stock purchase warrants.

(22)	Duplicate entries have been eliminated.

TRANSACTIONS WITH RELATED PERSONS
Indemnification of Directors and Named Executive Officers

We have agreed to indemnify our directors and Named Executive Officers to the fullest extent permitted under the Utah Revised Uniform Business Corporations Act for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer.

Review, Approval or Ratification of Transactions with Related Parties

Pursuant to our Code of Business Conduct and Ethics, the Board of Directors will review and approve all relationships and transactions in which it and its directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5 percent of any class of its voting securities and their family members, have a direct or indirect material interest. In approving or rejecting such proposed relationships and transactions, the Board of Directors shall consider the relevant facts and circumstances available and deemed relevant to this determination.

Transactions with Related Persons

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and five percent stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. In our view, all of the transactions described below meet this standard.

Related-Party Line of Credit

As of September 30, 2009, we owed $76,022 under a line-of-credit agreement with ADP Management, an entity owned and controlled by Mr. Derrick, our Chief Executive Officer.  During the fiscal year ended September 30, 2009, the net decrease under this line of credit was $466,782. This decrease consisted of cash re payments of $ 739,063 offset, in part, by $ 272,281 of expenses owed to ADP Management that are reimbursable by us.

During the fiscal year ended September 30, 2010, the interest rate increased from 11 percent to 16 percent and we paid off the line.  The decrease in the balance consisted of net cash repayments of $729,009 offset, in part, by $652,987 of expenses owed to ADP Management that are reimbursable by us.

Related-Party Notes Payable

Note #1 .   In November 2008, we borrowed $1,000,000 from Mr. Derrick, our Chief Executive Officer.  The unsecured note payable accrued interest at 15 percent and was due and payable upon the earlier of our receiving cash proceeds of $1,000,000 or more from the sale of Common Stock or other additional financing activities, or February 4, 2009.  We paid to Mr. Derrick a loan origination fee of $50,000 in cash and 100,000 shares of restricted common stock.  In February 2009, Mr. Derrick loaned us an additional $500,000 resulting in a total of $1,500,000 due to Mr. Derrick.  We agreed with Mr. Derrick to extend the due date of the full obligation to February 26, 2010. As of September 30, 2009, we owed $1,500,000 plus $12,197 in accrued interest to Mr. Derrick. On January 13, 2010, Mr. Derrick converted the note of $1,500,000 into 1,500 shares of Series D Preferred stock.

Note #2 .   Effective March 1, 2010, we purchased the remaining 49 percent ownership of Court Programs .   We paid $100,000 in cash and entered into an unsecured note payable of $200,000 due in four equal installments of $50,000 each on July 15, 2010, October 15, 2010, January 15, 2011, and April 15, 2011, together with interest on any unpaid amounts at eight percent per annum .   As of September 30, 2010 and 2009 , we owed $ 150 , 000 and $0 in principal plus $ 9,181 and $0 in accrued interest under this note, respectively, which is payable to an employee of the Company (the former principal and Selling Stockholder of Court Programs ).

Note #3 .   We entered into a promissory note on March 16, 2010 with Mr. Derrick for $500,000 accruing interest at a rate of 12 percent per annum or a one percent origination fee of $5,000, whichever is greater, maturing on April 15, 2010. On April 1, 2010, we repaid the promissory note for $505,000 in outstanding principal and accrued interest, resulting in an effective interest rate of 21.5 percent per annum.

Note #4 .   On June 24, 2010, we entered into an agreement with ADP Management whereby ADP Management agreed to loan to or invest in the Company between $1,000,000 and $5,000,000 to finance the manufacturing of TrackerPAL II(e) devices and to provide us with additional working capital .   We agreed to pay a 10 percent origination fee to ADP Management for money loaned and/or invested (up to a maximum fee of $500,000) payable in shares of Series D Preferred stock (at a ratio of $600 per share, an effective conversion rate of $0.10 per share of Common Stock based on this conversion rate ).  The loan matures July 11, 2011 .  As of September 30, 2010, we recorded $124,642 as interest expense to account for a beneficial conversion feature in connection with this arrangement.  As of September 30, 2010, ADP Management loaned and/or assisted in facilitating $3,443,700 of financing to us resulting in $344,370 in origination fees in connection with the agreement . All amounts loaned pursuant to this agreement bear interest at a rate of 16 percent per annum.  Interest is payable quarterly to ADP Management and may be paid in shares of Series D Preferred stock ($600 per share rate, effective conversion rate of $0.10 per share of common stock). Additionally, ADP Management has the option to convert the outstanding balance and any unpaid interest into shares of Series D Preferred stock ($600 per share rate, effective conversion rate of $0.10 per share of common stock).

Foreclosure Liability

In July 2009, we entered into a promissory note with an unrelated entity in the amount of $1,000,000 payable on December 31, 2010.  The note bore interest at a rate of 15 percent per annum paid quarterly.  As additional consideration for the loan, to settle a registration right dispute, and to induce the lender to loan the money, we granted the lender 8,000,000 shares of Common Stock.  Additionally, ADP Management collateralized this note with 5,000,000 shares of our Common Stock. In August 2009, we defaulted on the loan because we failed to register the 8,000,000 shares of Common Stock within 30 days of entering into the agreement, resulting in the lender foreclosing on the 5,000,000 shares of Common Stock pledged by ADP Management as collateral. As of September 30, 2009, we accrued $775,000 as a “foreclosure liability” to record our obligation to repay the 5,000,000 shares of Common Stock to ADP Management.   On January 13, 2010, we issued 833 shares of Series D Preferred stock to ADP Management in full satisfaction of $775,000 that we had accrued this liability.   As of September 30, 2010, there was no outstanding foreclosure liability.

Related-Party Series A 15% Debenture

On May 1, 2009, we issued a Series A 15% debenture due and payable on November 1, 2010 to an entity controlled by our Chief Financial Officer for $250,000 in cash. In addition to the rights and terms of the debenture, the entity received one-year warrants to purchase 2,200,000 shares of our Common Stock at an exercise price of $0.25 per share valued at $43,926. As of September 30, 2009, the outstanding balance owed on the debenture was $250,000 plus $9,452 in accrued interest. On January 13, 2010 , the entity converted the principal amount of the debenture into 250 shares of Series D Preferred . As of September 30, 2010 and 2009, we owed $0 and $250,000 in principal plus $1,381 and $9,452 in accrued interest, respectively .

Consulting Arrangements

We agreed to pay consulting fees to ADP Management for assisting us to develop our new business direction and business plan and to provide introductions to strategic technical and financial partners.  Under the terms of this agreement, ADP Management was paid a consulting fee of $ 20 ,000 per month in fiscal year 2010, and we agreed to reimburse the expenses incurred by ADP Management in the course of performing services under the consulting arrangement.

The agreement also requires ADP Management to pay the salary of Mr. Derrick as our Chief Executive Officer and Chairman of the Board of Directors.  The Board of Directors, with Mr. Derrick abstaining, approved both of these arrangements.

During the fiscal year ended September 30, 2008, we issued 1,000,000 shares of common stock valued at $1.52 per share to prepay consulting fees to ADP Management.  Effective July 1, 2010 , the Board of Directors and ADP Management mutually agreed that the 1,000,000 shares of common stock previously issued would be returned and cancelled resulting in no prior obligation outstanding, but we would accrue $20,000 per month going forward to pay Mr. Derrick’s base salary.  Even though ADP Management received no monetary compensation in connection with these shares, since the shares were returned and cancelled, we recorded $180,000 and $240,000 of expense associated with the issuance of these shares during each of the fiscal years ended September 30, 2010 and 2009. In effect, Mr. Derrick’s actual compensation paid in cash was $0 for the past two years.  See, “Executive Compensation” on page 17 .

Series D Preferred

In connection with the private placement of our Series D Preferred, members of the Board of Directors and certain of our Named Executive Officers acquired shares of the Series D Preferred .   See the discussion at pages 42 and 43 of this prospectus for a description of the factors considered by the Board of Directors in authorizing the issuance of the shares of Series D Preferred to related parties.

BUSINESS AND PROPERTIES

General

We market and deploy offender management programs, combining patented GPS (Global Positioning System) tracking technologies, fulltime 24/7/365 intervention-based monitoring capabilities and case management services .   Our vision is to be the global market leader for delivering the most reliable offender management solutions , which leverage superior intervention capabilities and integrated communication technologies.   We believe that we currently deliver the only offender management technology , which effectively integrates GPS, RF (Radio Frequency) and an interactive 3-way voice communication system into a single device, deployable worldwide .   Through our patented electronic monitoring technologies and services, we empower law enforcement, corrections and rehabilitation professionals with offender, defendant, probationer and parolee programs, which grant convicted criminals and pre-trial suspects an accountable opportunity to be “free from prison ”.  This provides for greater public safety at a lower cost compared to incarceration or traditional resource-intensive alternatives.

Our TrackerPAL™ IIe (“enhanced ”) and our evolved ReliaTrack™ devices are manufactured in the United States and include a portfolio of products, e-Arrest Beacons and monitoring services designed to create “Jails without Walls .” The products and services are customizable by offender types (e.g., domestic abusers, sexual predators, gang members, pre-trial defendants, or juvenile offenders ) and offer practical solutions and options for the reintegration and re-socialization of select offenders back into society.   Additionally, our proprietary software and device firmware support the dynamic accommodation of agency-established monitoring protocols, victim protection imperatives, geographic boundaries, work environments, school attendance, rehabilitation programs and sanctioned home restrictions .  Our technologies are designed for federal, state and local agencies to provide location tracking of designated individuals with in the criminal justice system.

Our GPS devices are securely attached around the offender's ankle with a tamper resistant strap (steel cabling with optic fiber) that can be adjusted or removed without detection only by a supervising officer , and which is activated through services provided by our SecureAlert Monitoring Center (or other agency-based monitoring centers ).  In 2010, we also added an upgraded, patented, dual-steel banded SecureCuff™ strap for “at-risk” offenders who have qualified for electronic monitoring supervision, but who require an incremental level of security and supervision, provided through both hardware and monitoring services.  Our monitoring and intervention centers act as an important link between the offender and the supervising officer , as intervention specialists persistently track and monitor the offender, initiating contact at the direction of the supervising agency and/or when the offender is in violation of any established restrictions or protocols .  The TrackerPAL™ IIe and ReliaTrack™ units are  intelligent devices with integrated computer circuitry and constructed from case-hardened plastics designed to promptly notify the intervention centers of any attempt made to breach applicable protocols , or to remove or otherwise tamper with the device or optical strap housing .

According to the Bureau of Justice Statistics (Press Release 6/ 3 /10 from Bureau of Justice Statistics regarding local jails and Press Release 6/23/10 regarding prisons), by calendar year end 2009, the U.S. prison population (state and federal prisoners combined) reached 1,613,656.  As of December 31, 2009, more than 1.6 million prisoners were under the jurisdiction or legal authority of state and federal correctional officials.  At midyear 2009, about one in every 198 U.S. residents was imprisoned with a sentence of more than one year, a rate of 504 prisoners per 100,000 U.S. residents.  According to the Bureau of Justice Statistics in the Office of Justice Programs, U.S. Department of Justice, as of midyear 2009, approximately 767,620 inmates were held in custody of county and city jail authorities.  In 2009, approximately 62 percent of jail inmates were unconvicted and being held pending arraignment, awaiting trial, or conviction. The remaining 38 percent had been convicted and were awaiting sentencing, had been sentenced to serve time in jail or were awaiting transfer to serve time in state or federal prisons.

According to the same sources, at midyear 2009, jail authorities were also responsible for supervising more than 70,000 offenders outside of the jail facilities, including 11,800 under electronic monitoring (which is underutilized), 11,200 in weekend programs, 17,700 in community service programs, and 12,400 in other pretrial release programs.  Local jails admitted an estimated 12.8 million persons during the 12 months ended June 30, 2009, or about 17 times the size of the midyear inmate population (767,620 inmates).  We anticipate that this is one area of future growth for electronic monitoring.

According to previously published statistics by the Bureau of Justice Statistics for 2008, nearly 5.1 million adults were under community supervision at any point in time, the equivalent of about one in every 45 adults in the United States.  Probationers (approximately 4,270,917) represented the majority (84 percent) of the community supervision populations in 2008; parolees (828,169) accounted for a smaller share (16 percent).  Sadly by the end of 2008, approximately 7.4 million people were either incarcerated (state or federal prisons or local jails) or on parole or probation in the United States.  Probation and parole statistics for 2009 have not yet been published, but we expect that the number has continued to grow and anticipate that growth to push capacity and resource levels, including facilities, officers and budgets.  From a budget perspective, reports on file with the Company indicate that the average cost of incarcerating an inmate ranges from $65 to $350, or more, per day depending upon facility type, security level, services provided, amenities and jurisdiction.  We market our services on the basis that electronic monitoring and other supervisory programs provide cost-effective alternatives to incarceration.

Due to continuing economic pressures, it is our view that these costs are unsustainable given ongoing state and federal budget reductions, facility-specific overcrowding concerns, increased rehabilitation imperatives and politicized re-socialization agendas. In our view , electronic monitoring alternatives to incarceration for low and moderate risk offenders (adult and juvenile), early release for good behavior initiatives, work release programs, sentencing diversions and accelerated halfway house deployments continue to be strongly encouraged and seriously considered by legislative and judicial branches of government in many jurisdictions .  We estimate that for between 10 to 20 percent of the traditional costs of incarceration or for roughly one-third the variable costs ( which include, for example, inmate daily food, laundry, uniforms, medical, and guard overtime ), our electronic monitoring solutions can provide reliable alternatives to incarceration, supporting real-time location tracking, interactive voice access and intervention-based contact, thus reducing the potential for subsequent or repeat offenses .

The ongoing budget crisis and the lingering impact of “the Great Recession” continue to move many jurisdictions to adopt or reconsider adopting “pay-to-stay,” “offender pay ,” “parent pay ,” or “partial pay” programs with the effect of shifting the burden of incarceration or tracking and monitoring costs in whole or part directly to the offender and defraying some or all of the costs to the public .   We estimate that approximately 30 percent of our gross revenues in fiscal year 2010 and 2009 are derived from offender direct payments under court order .  The threat of re-incarceration for non-payment leads the majority of these accounts to remain in compliance to avoid the severe consequences of non-payment.   This aspect of our business is stable, but we expect that it will outpace traditional tax - payer obligated payment programs over time, as the realization that current budgeting levels cannot sustain the traditional options for management of offender populations.

In support of these continually evolving rehabilitation and re-socialization initiatives , which extend to law enforcement and justice agencies beyond the U.S and into other markets, we have made the strategic decision to adopt and pursue a broader services charter than most electronic monitoring companies.   Our “C.A.R.E.” programs support “ Corrections ” and “ Accountability ” objectives in concert with “ Rehabilitation ” and “ Empowerment ” agendas .   Specifically, our technology is deployed to facilitate a stringent protocol enforcement capability which incorporates restricted movement provisions coupled with enablement of positive reinforcement communications to support of social worker interactions, ongoing ministry options and proactive access by authorized counselors and sponsors .   We design our programs to be uniquely positioned to allow for regular, frequent, and positive interaction and daily affirmations with monitored offenders with the goal that they will become responsible and contributing members of society, even while living within the virtual “electronic fence” boundaries established through our proprietary technologies .  The most recent Bureau of Justice Statistics report on recidivism indicates that 65 percent of offenders recommit a violation within three years of release and re-entry .   For example, according to this report , released in June 2002 , of the 272,111 persons released from prisons in 15 states in 1994, an estimated 67.5 percent were rearrested for a felony or serious misdemeanor within 3 years, 46.9 percent were reconvicted, and 25.4 percent re - sentenced to prison for a new crime. Incredibly, after 15 years, the 272,111 offenders discharged in 1994 accounted for nearly 4,877,000 arrest charges over their recorded careers.   We believe this rate of recidivism can be dramatically reduced through the utilization of effective monitoring services, timely intervention, and advanced interaction technologies such as those that we offer to the judicial and law enforcement agencies.  In our view, society simply cannot sustain these financial costs or the victimization or re-victimization of the public .

The expanding offender marketplace , ongoing budget and resource limitations , and facility over-crowding combine to provide a significant opportunity for our global growth.   We continue to operationally and strategically position our product and service offerings to capitalize on these global public sector challenges.   We offer reliable offender services and tools to provide enhanced effectiveness and coverage for agencies with reduced resources.   This results in a force multiplier effect that allows smaller or understaffed agencies to grow , while reducing the number of offenders using valuable resources. Our research indicates that we are also attracting new customers to the industry, who historically have only leveraged “home arrest” technologies, and are now seeking GPS tracking and fulltime intervention monitoring alternatives .   Additionally, we are very encouraged by the interest and expansion of many rehabilitation initiatives, which we anticipate will avail themselves of our program offerings in a mutual pursuit to reduce recidivism, encourage re-socialization and to facilitate the earlier release of qualified candidates.

During fiscal year 2010 in response to these evolving market factors, we restructured our direct sales force and implemented Account Management services throughout the United States, while embracing an expanded and growing distributorship model , domestically and internationally .   We believe that this will help to ensure localized market knowledge, relationship leverage and enhanced ability to respond effectively to requests for sole-sourced and/or competitive proposals.   This model has also allowed us to better focus on expanded market sectors, judicial branch contacts and legislature interfaces in ongoing efforts to work from both the bottom up at agencies, as well as from the top down in county and state governments, securing multi-level commitments to embed our programs into ongoing probation, parole and policing efforts.   Similarly, this has also allowed us to secure international contracts in Brazil and The Bahamas, and we expect to finalize agreements in several more countries in fiscal year 2011.

During fiscal year 2010, we also completed our acquisition of Court Programs, Inc. and its affiliates, which is now a wholly-owned subsidiary with ongoing operations in Florida and Mississippi.  We also continue to hold a majority interest in Midwest Monitoring & Surveillance, Inc orporated, which provides access to additional revenues in target markets throughout the Midwest United States, especially in Minnesota, Wisconsin and Kentucky.  We have an option to acquire 100 percent of Midwest Monitoring that expires in April 2011.  Although acquisitions require a commitment of capital, both to consummate the acquisition as well as to integrate the acquired business, we believe that we will be able to integrate Midwest Monitoring effectively and to increase our ongoing revenues by doing so.  However, there is no assurance that revenues will increase as projected or anticipated.

The assimilation of these acquired entities is subject to uncertainties and risks.  There can be no assurance that we will successfully integrate these companies into our operations without incurring significant unanticipated costs or experiencing unexpected operational problems.  Some of the potential risks include , but are not limited to the following :

•	Control of operations that are more geographically diverse than our prior operations ;

•	Account collections of added customer accounts ;

•	The need to secure additional operating and working capital ;

•	The ability to reduce overhead costs and streamline operations ;

•	Potential conflicts arising from distribution of products sourced from competitive providers; and

•	Availability of trained support personnel .

In summary, during the fiscal year ended September 30, 2010 , we had been engaged to case manage or electronically monitor approximately 22 ,000 individual offenders domestically throughout the year and we began expanding our sales capabilities and initiatives internationally monitoring 150 offenders outside of the United States (in Brazil).  Importantly, we worked to build our domestic and international direct sales force, while solidifying distributors and local business partners .  By the end of the fiscal year, we had monitoring agreements with approximately 600 judicial districts, law enforcement and bail bond agencies throughout the United States.  We also completed the acquisition of Court Programs and secured over 30 expanded distributorships and service partners. Although there is no assurance that we will be able to continue these efforts or be able to fully implement our business plan as anticipated, we believe that we are in a good position to move forward and to continue the growth of the business and to take advantage of the market opportunities open to us globally as we move into fiscal year 2011 .

Our Strategy

Our strategy is to empower global law enforcement, corrections and rehabilitation professionals with sole-sourced offender management solutions that integrate reliable interaction technologies in support of intervention and re-socialization initiatives .  The use of our services and products is intended to provide law enforcement and judicial agencies the ability to provide offenders a level of accountability while preserving public safety costs that are lower than those associated with incarceration or other service offerings.

We intend to accomplish our global strategy through the “value-driven” yet profitable deployment of a portfolio of proprietary and non-proprietary GPS/RF real-time monitoring and intervention products and services that can also include alcohol and drug tracking on behalf of corrections, probation, law enforcement and rehabilitation personnel worldwide, all in support of offender reformation and re-socialization initiatives.

Our exclusive portfolio of products and services balances the need to dynamically track and monitor offenders with the opportunity to positively encourage and transform offenders, with the aim of reducing recidivism rates through our proprietary C.A.R.E.™ (Correction, Accountability, Rehabilitation, Empowerment) programs and client-adapted initiatives.

We will continue to innovate, develop and deploy adaptive, cost-effective and reliable interactive technologies , which meet the ever-changing needs of our global clients, while providing value-driven and enhanced public safety services.  Our goal is to continue to manufacture proprietary technologies, while also procuring complementary, best-in-class technologies through world class companies like Alcohol Monitoring Services (SCRAM continuous alcohol monitoring) and ElmoTech, a division of 3M (E3 Presence Monitoring, MEMS Alcohol Monitoring and TRaCE Inmate Tracking).  We are committed to delivering a superior portfolio of reliable, intervention monitoring products and services targeted at the global offender management marketplace.

Background

Our corporate name is SecureAlert , Inc., formerly known as RemoteMDx.  We were originally formed to manufacture and market medical diagnostic stains, solutions and related equipment .  In July 2001, we expanded our product sales and monitoring services related to the Personal Emergency Response Systems (“PERS ”) and mobile GPS tracking for the elderly.   In 2006, we introduced the GPS tracking technology and monitoring business for the incarceration industry, which includes manufacturing, distributing, and monitoring mobile emergency and interactive GPS tracking products worn on the body that focus on the defendant and offender tracking, monitoring and intervention marketplace.

To complement our own offerings and to drive additional means of capturing a growth position in the offender management market, in December of 2007 , we acquired a majority interest in Court Programs and Midwest Monitoring.  These acquisitions brought us solid business relationships with ongoing revenue streams, as well as the possibility of expanding our presence into the existing accounts of the acquired companies .  In addition, these acquisitions brought us business processes and practices in the area of case management, offender pay programs and attendant services that could be leveraged and integrated into our existing offerings.

Marketing

The number of agencies facing both competing budget constraints and increased case load requirements grew during 2010.  We believe that because of their impaired resources, these conflicting priorities will force many agencies to consider GPS monitoring as a cost-effective alternative to more expensive traditional methods of incarceration or supervision of offenders.  Significant opportunity exists in juvenile corrections, including juvenile probation departments and juvenile detention centers , where the need is more critical because incarcerating juveniles can start a life-long pattern of recidivism .

This situation is exacerbated through first - time and minor crime offenders’ affiliation with more seasoned offenders , who have the means and contacts to encourage and enable repeat and escalated serious criminal activity.   Those in charge of juvenile law enforcement and corrections recognize that in many cases, keeping youth at home and in school is a much better option to incarceration.   However, with reduced staff and increased case loads, probation officers and other support staff find it increasingly more difficult , if not impossible, to effectively supervise daily and weekly activities of at-risk youth.  Now, challenged by increasingly strenuous supervision directives, many agencies are recognizing that the visibility and accountability created through interactive GPS monitoring programs can provide officers with necessary tools to create a “force-multiplier,” empowering them to focus more quality time on working with jeopardized juveniles.  The incarceration of juvenile offenders costs considerably more than adult incarceration , in some areas exceeding $500 per day .  Utilizing GPS monitoring on juvenile offenders instead of incarceration makes financial sense as well , especially during periods of budget limitations.

In recognizing these market conditions and the continuous requirement for reliable tracking technologies in support of the above-mentioned public safety initiatives, both juvenile and adult, we have intensified our focus on quality and reliability.  This effort has led to evolving our mainstay TrackerPAL™ product series into the new ReliaTrack™ device technologies.  These devices, manufactured in the United States, are now being deployed in advance of the introduction of our next generation ReliaTrack™ product offerings, anticipated in late calendar 2011.  During 2010, our recommitment to significantly improving the quality and reliability of our products led us to move our contract manufacturing to Inovar Inc. (“Inovar”), located in Logan, Utah.  Inovar is ISO 9001:2000 and ISO 13485:2003 certified.  By investing in a series of process and design improvements, we have improved out-of-box reliability of our key products to 99.7%, the highest quality level in the Company’s history and a rate that is equivalent with or above that of other competitors in our market.   This focus on quality also has resulted in improved customer satisfaction, product reliability, and operating costs.

In our opinion, our GPS tracking solutions provide not only reliable, but cost-effective and proprietarily integrated two and three way calling features, enabling supervisory staff to communicate with any user wearing the device, any place, any time.  For many offenders, this feature offers the only phone communication available to them, as many are not able to afford either land-line or cell phones, and without our intervention technologies, officers would have far less contact with them.  All communications are made possible through our 24x7x365 Intervention Monitoring Center, which provides protocol support and real-time, interactive access to our customer agencies, based upon their pre-defined response criteria.

As critical as our Intervention Active Monitoring is for monitoring high risk and other offenders that require intensive monitoring, less intense monitoring levels may be more appropriate to address lower risk offenders and budget constraints .   To address this, we provide the following service offerings :

ReliaTrack™ MAX features the patented, stainless steel laminated SecureCuff, three-way communications including Watchdog Services and real-time Live Agent Intervention , and one-minute GPS Trace and Data Reporting Frequency that provides maximum offender visibility and operator intervention, if required by the agency or officer.

ReliaTrack™ Premium Solutions is an answer when budget constraints limit options, but greater offender supervision and real-time notification is required on critical alarms. These active monitoring solutions provide one or five-minute location information throughout the day and report violations as they happen through our cellular communications network. The Premium+ option includes, three-way communications including Watchdog Services and Live Agent Intervention and one-minute GPS Trace and Data Reporting Frequency.

ReliaTrack™ Standard Solutions are also active monitoring solutions, but do not include the Live Agent Intervention and three-way voice communication. Customers do have the option to choose GPS Trace and Data Reporting Frequency.

ReliaTrack™ Passive Solution is an option when staffing or budget constraints dictate minimal offender supervision and immediate response to violations is not required. The same GPS information is provided, but on a delayed basis.

All ReliaTrack™ solutions also include the option of adding the cellular version of the HomeAware™ RF Solution.  Officers can transition offenders to different solutions using the ReliaTrack™ software or by calling the monitoring center for assistance.  No equipment change is required .   This is a huge advantage because it dramatically reduces the number of devices an agency must keep on hand to be proficient .

In summary, revenues from monitoring services continue to be strengthened globally, based upon a series of product and service -level improvements that were implemented during fiscal year ended 2010.  Looking forward, during fiscal year 2011, we anticipate releasing a comprehensive program featuring a new website, marketing materials, advertising and public relations activities driving home the message of “Reliably Delivering Peace of Mind” to our customers, both domestically and globally.  We also anticipate introducing our next generation technologies, which will provide leading edge tracking, interaction and security features, accompanied by enhanced, value -driven service level offerings.

Research and Development Program

During the fiscal year ended September 30, 2010, we spent $1,483,385 on research and development, compared to research and development expenditures of $1,777,873 in the fiscal year ended September 30, 2009.  These costs of $1,483,385 were to further develop our TrackerPAL™ and ReliaTrack™ portfolio of products and services.

Monitoring Center

A core competency and differentiator of our business continues to be our dedicated Intervention Monitoring Center.  We believe that the Intervention Monitoring Center is a powerful tool in the monitoring of all offenders, but particularly, high risk offenders such as gang members, and sexual or domestic violence offenders.  Through Intervention Monitoring, our Monitoring Specialists augment officers' efforts by acting as the first line of response when monitoring violations occur.  They do this by immediately contacting offenders via the voice communication technology on the TrackerPAL™ IIe and ReliaTrack™ after or as monitoring violations occur.

To take full advantage of the TrackerPAL™   and ReliaTrack™ device improvements that were made in fiscal 2010, as well as to keep pace with evolving market requirements, we also undertook several enhancements to the Monitoring Center software, infrastructure and processes.  Key among these was the enhancement of the software to provide for the automation of protocol steps. ParAccel Analytic Database (PADB) was also implemented to reduce data access times on time-sensitive queries. ParAccel will serve as the base for analytic programs which will detect patterns of offender behavior that could predict or provide insights into future crimes.  Also, an Avaya IP Office 500 system was installed.  This version of Avaya has many standard features, but those most beneficial to SecureAlert are VOIP (voice over IP) capability, support for both digital and analog phone lines, and the ability to record 100 percent of in- and outbound phone calls.  We believe that implementing this solution has established a solid foundation for seamless expansion to accommodate future growth.

Our research indicates that these enhancements had a positive impact on our monitoring center metrics, and more importantly, our customers’ experience.  Average Speed of Answer (ASA) was reduced by more than 50 percent and Average Handle Time (AHT) by one third.  Offender to Monitoring Specialist ratio (the number of offenders to Monitoring Specialists) was 235:1.  These changes also positively influenced Monitoring Center staff turnover which was approximately 14 percent for the year compared to averages of 35-45 percent at similar call center operations.  From the beginning of offender monitoring operations in April 2006 through the end of fiscal 2010, the Monitoring Center has logged more than 4.1 million two- and three-way intervention calls.

Strategic Relationships

We believe one of our strengths is the high quality of our strategic alliances.  Our two primary alliances are described in this section.

Inovar, Inc.

Inovar, located in Logan Utah, is a leading contract electronics manufacturer dedicated to providing flexible solutions to OEMs (original equipment manufacturers) in the fast growing segments of the electronics, medical, and aerospace industries and the military .   Inovar is ISO 9001-:2000 and ISO 13485:2003 certified to provide the most comprehensive and value-added services to our customers. Inovar currently manufactures our ReliaTrack™   products .

euromicron AG

euromicron AG   (“euromicron”) is an all-round solution provider for communications, data and security networks. Its network infrastructures integrate voice, video and data transport wirelessly, via copper cable and by means of fiber-optic technologies. euromicron builds its leading applications, such as e-health, security, control or surveillance systems, on the basis of these network infrastructures .   Founded on its expertise as a developer and producer of fiber-optic components, euromicron is a strongly growing, profitable group that is listed on the XETRA and Frankfurt, Germany (FRA) stock markets and focuses on operational growth, integration and further market penetration, internationalization and expansion.   euromicron continues to hold their investment and we expect to see continued benefit within the next two years from further introductions and contacts made expanding our market in Europe.

Competition

In fiscal year 2010 , we encountered various levels of GPS, house arrest and case management competition from the following traditional and evolving competitors:

•
BI Incorporated, Boulder, CO – This company has been providing intensive community supervision services and technologies for more than 20 years to criminal justice agencies throughout the United States.

•
G4S plc – Crawley, Sussex, England – This international company is reportedly the world’s leading international security solutions group .   In the United States, they provide electronic monitoring of offenders, prison and detention center management and transitional support services .   Currently, G4S resells Omnilink’s active GPS device.

•	iSECUREtrac Corp., Omaha, NE – This company supplies electronic monitoring equipment for tracking and monitoring persons on pretrial release, probation, parole, or work release.

•	Omnilink Systems, Inc., Alpharetta, GA – This company provides a one-piece device combined with GPS and Sprint cellular networks to electronically track an individual.

•	Pro Tech Monitoring Inc., Odessa, FL – This company has satellite tracking software technology that operates in conjunction with GPS and wireless communication networks.

•	Satellite Tracking of People, LLC – Houston, TX – This company provides GPS tracking systems and services to government agencies.

•	Sentinel Offender Services, LLC, Augusta GA – This company supplies monitoring and supervision solutions for the offender population.

We also face competition from small and regional companies that provide electronic monitoring technology along with localized case management and/or monitoring services .   Some of these entities utilize less well-known technologies or are resellers of the above competitors’ products .   We observed an increase in the number of these types of businesses in 2010.   We do not believe there is reliable publicly available information to indicate our relative market share or that of our competitors.

Dependence on Major Customers

No customer represented more than 10 percent of our total revenues for the fiscal years ended September 30, 2010 and 2009 . One customer accounted for $185,752 (11 percent) of our total accounts receivable for the fiscal year ended September 30, 2010 .

Dependence on Major Suppliers

We purchase cellular services from a variety of providers .   The cost to us for these services during the fiscal years ended September 30, 2010 and 2009 was approximately $ 1,159,845 and $2, 422,541 , respectively. We reduced cellular costs by approximately 52 percent in 2010 , while increasing revenues from monitoring services  by successfully negotiating new and existing contracts.

During the fiscal year ended September 30, 2009, we switched manufacturing of the TrackerPAL™ devices from Dynamic Source Manufacturing to Inovar .   The change in manufacturers was made to increase the reliability of the TrackerPAL™ and ReliaTrack™   and reduce our cost per device .   Should the relationship with Inovar cease, we would need to find another vendor to manufacture the device which could limit the ability to lease additional monitoring equipment.

Product Returns

While focusing on providing reliable products and services to our customers, we have significantly improved our devices by incorporating the latest technologies available and improving our documentation and processes. Through these efforts over this past fiscal year, we have achieved a less than one percent out-of-the-box failure rate of our devices.  The quality improvement has minimized the need for stock replacement due to product failure.  Importantly, our devices are deployed for longer periods of time with our customers, generating revenue and reducing the need for replacement or repair.

During the fiscal year ended September 30, 2010, we completed the replacement of the majority of TrackerPAL™ II devices with our next generation ReliaTrack™   device to improve product reliability and incorporate the latest technologies available, including the following:

•	Improved battery life to operate the current device an average of 30 hours;

•	GPS performance dramatically improved using cutting-edge technology from u-blox™;

o	u-blox ™ proprietary anti-jamming technology;

o	KickStart for ultra-fast GPS signal acquisition (Time-To-First-Fix of less than one second);

o	SuperSense® - the ultimate in indoor GPS tracking; and

•	Newly manufactured devices in the U.S.A. utilizing state-of-the-art Surface Mount Technology.

We continue to improve our competitive advantage by building sustainable relationships with key suppliers, which enables cost advantages and performance improvement in terms of cycle times and inventory management.

Intellectual Property

Trademarks .    We have developed and use registered trademarks in our business, particularly relating to our corporate and product names. We own eight trademarks that are registered with the United States Patent and Trademark Office and one trademark registered in Mexico. We are in the process of applying for three additional trademarks.   Federal registration of a trademark in the United States enables the registered owner of the mark to bar the unauthorized use of the registered mark in connection with a similar product in the same channels of trade by any third-party anywhere in the United States, regardless of whether the registered owner has ever used the trademark in the area where the unauthorized use occurs. We have one application for registration pending approval in the state of California and one application in the United States that has been approved and is awaiting the filing of a statement of use .   We may file additional applications for the registration of our trademarks in foreign jurisdictions as our business expands under current and planned distribution arrangements .   Protection of registered trademarks in some jurisdictions may not be as extensive as the protection in the United States.

The following table summarizes our trademark registrations and applications:
Trademark	Application Number	Registration Number	Status/Next Action
Mobile911™	75/615,118	2,437,673	Registered
Mobile911 Siren with 2-Way Voice Communication & Design	76/013,886	2,595,328	Registered
MobilePAL™	78/514,031	3,035,577	Registered
HomePAL™	78/514,093	3,041,055	Registered
PAL Services™	78/514,514	3,100,192	Registered
TrackerPAL™	78/843,035	3,345,878	Registered
Mobile911™	78/851,384	3,212,937	Registered
TrackerPAL™	CA 1,315,487	749,417	Registered
TrackerPAL™	MX 805,365	960954	Registered
ReliaTrack™	In process	In process	Pending
HomeAware™	In process	In process	Pending
SecureCuff™	In process	In process	Pending

Patents.  We have 11 patents issued and seven patents pending in the United States.  At foreign patent offices we have two patents issued and 10 patents pending plus we have several additional instances of some patents that will be filed in other countries in the coming year.

The following tables summarize information regarding our patents and patent applications.  There is no assurance given that the pending applications will be granted or that they will, if granted, contain all of the claims currently included in the applications.

Domestic Patents	Application#	Date Filed	Patent#	Issued	Status
Emergency Phone for Automatically Summoning Multiple Emergency Response Services	09/173645	16-Oct-98	6226510	1-May-01	Issued
Combination Emergency Phone and Personal Audio Device	09/185191	3-Nov-98	6285867	4-Sep-01	Issued
Panic Button Phone	09/044497	19-Mar-98	6044257	28-Mar-00	Issued
Emergency Phone with Single-Button Activation	09/538364	29-Mar-00	6636732	21-Oct-03	Issued
Interference Structure for Emergency Response System Wristwatch	09/651523	29-Aug-00	6366538	2-Apr-02	Issued
Emergency Phone With Alternate Number Calling Capability	09/684831	10-Oct-00	7092695	15-Aug-06	Issued
Emergency Phone with Single-Button Activation	11/174191	30-Jun-05	7251471	31-Jul-07	Issued
Remote Tracking and Communication Device	11/202427	10-Aug-05	7330122	12-Feb-08	Issued
Remote Tracking System and Device With Variable Sampling and Sending Capabilities Based on Environmental Factors	11/486991	14-Jul-06	7545318	9-Jun-09	Issued
Alarm and Alarm Management System for Remote Tracking Devices	11/486992	14-Jul-06	7737841	15-Jun-10	Issued
Remote Tracking and Communication Device	12/028088	8-Feb-08	7804412	28-Sep-10	Issued
A Remote Tracking Device and a System and Method for Two-Way Voice Communication Between the Device and a Monitoring Center	11/486989	14-Jul-06	-	-	Pending
A Remote Tracking System with a Dedicated Monitoring Center	11/486976	14-Jul-06	-	-	Pending
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device	12/399151	6-Mar-09	-	-	Pending
Alarm and Alarm Management System for Remote Tracking Devices	12/792572	2-Jun-10	-	-	Pending
Tracking Device Incorporating Enhanced Security Mounting Strap	12/818,453	18-Jun-10	-	-	Pending
Remote Tracking and Communication Device	12/875988	3-Sep-10	-	-	Pending
Secure Strap Mounting System for an Offender Tracking Device (Provisional Patent)	61/321,788	7-Apr-10	-	-	Pending

International Patents	Application#	Date Filed	Patent#	Issued	Status
Emergency Phone with Single-Button Activation - China	01807350.6	28-Mar-01	01807350.6	5-Oct-05	Issued
Remote Tracking and Communication Device – Mexico	MX/a/2008/ 001932	4-Aug-06	278405	6-Oct-10	Issued
Remote Tracking and Communication Device – EPO	6836098.1	4-Aug-06	-	-	Pending
Remote Tracking and Communication Device – Brazil	PI0614742.9	4-Aug-06	-	-	Pending
Remote Tracking and Communication Device – Canada	2617923	4-Aug-06	-	-	Pending
A Remote Tracking System with a Dedicated Monitoring Center - EPO	07812596.0	3-Jul-07	-	-	Pending
A Remote Tracking System with a Dedicated Monitoring Center - Brazil	PI0714367.2	3-Jul-07	-	-	Pending
Secure Strap Mounting System For an Offender Tracking Device - EPO	10 009 091.9	1-Sep-10	-	-	Pending
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device - Brazil	Filed. Number not yet available	1-Sep-10	-	-	Pending
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device - Mexico	MX/a/2010/ 009680	2-Sep-10	-	-	Pending
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device - Canada	Filed. Number not yet available	3-Sep-10	-	-	Pending
A System and Method for Monitoring Individuals Using a Beacon and Intelligent Remote Tracking Device - EPO	9716860.3	6-Oct-10	-	-	Pending

During the fiscal year ended September 30, 2010, we entered a cross-licensing agreement with Satellite Tracking of People, LLC (“STOP”) accessing four patents that enhanced our positions in the areas of Crime Scene Correlation, augmenting GPS locationing with cellular network based locationing, and confinement using RF-based beacon.

We intend to protect our legal rights concerning intellectual property by all appropriate legal action. Consequently, we may become involved from time to time in litigation to determine the enforceability, scope, and validity of any of the foregoing proprietary rights. Any patent litigation could result in substantial cost and divert the efforts of management and technical personnel.

Trade Secrets.   We own certain intellectual property, including trade secrets that we seek to protect, in part, through confidentiality agreements with employees and other parties, although some employees who are involved in research and development activities have not entered into these agreements. Even where these agreements exist, there can be no assurance that these agreements will not be breached, that we would have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.

Seasonality

Given the continued and steady increase in monitoring revenues throughout 2010, no apparent seasonality, if it existed, could be detected.  However, as in previous years, incremental deployment opportunities were found to be slower in the months of July and August. This was due to the unavailability of many judges, probation directors and other key parole officials, who observe a traditional vacation season during these two months.

Backlog

Timely providing our products to customers continues to be one of our primary goals.  Over the past fiscal year, we have implemented several advanced planning techniques coupled with developing more reliable forecasts from our sales organization. This has enabled us to effectively maintain optimal shelf stock to meet customer orders and we had no back orders as of September 30, 2010 .

Environment

We are not aware of any instance in which we have contravened federal, state, or local laws relating to protection of the environment or in which we otherwise may be subject to liability for environmental conditions that could materially affect operations.

Employees

As of January 7 , 2010, we had 194 full   time employees and 29 part-time employees.  None of the employees are represented by a labor union or subject to a collective bargaining agreement.  We have never experienced a work stoppage and management believes that the relations with employees are good.

Properties

Our headquarters and monitoring facility are housed in 8,106 square feet of space located at 150 West Civic Center Drive, Sandy, Utah.  Monthly lease payments are approximately $16, 700 . This lease expires on November 30, 2013.  In addition, we signed an additional lease to provide 6,152 square feet of warehousing and pallet shipping functions and capabilities in a facility located at 9716 South 500 West, Sandy, Utah 84070.  Monthly lease payments are approximately $5, 700 .  Management believes that these facilities are sufficient to meet our needs for the foreseeable future.

Legal Proceedings

RACO Wireless LLC v SecureAlert, Inc. On October 12, 2010, RACO Wireless filed a complaint alleging that  we had  breached a contract by failing to place a sufficient number of RACO SIM chips in our monitoring devices.  We deny these allegations and intend to vigorously defend against this complaint.

  SecureAlert, v. David Ezell, et al.  We have filed a claim against David Ezell and several related entities for breach of contract, unjust enrichment, conversion, and punitive damages, and seek approximately $290,810 in damages, penalties, attorneys’ fees, and other amounts to be proven at trial.  The defendant has defaulted in responding to our claims, and the court has entered judgment against Mr. Ezell and his entities in excess of $1,000,000.

Aculis, Inc. v. SecureAlert, Inc .    Aculis, Inc. filed a complaint against us in the Fourth District Court in and for Utah County, Utah, on June 7, 2010, alleging breach of contract, unjust enrichment, and a claim for $208,889 in unpaid products and services, incremental to the $4,840,891 we have already paid to Aculis .   We filed a Motion to Dismiss for Improper Venue or for Change of Venue and supporting memorandum on July 16, 2010 .   Aculis filed its Memorandum in Opposition to the Motion to Dismiss on August 5, 2010 .   Our reply memorandum was filed on August 16, 2010 .   We intend to vigorously defend our interests and to pursue appropriate counterclaims against Aculis.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2010 .   You should read this table in conjunction with the “ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ” and our consolidated financial statements and the related notes thereto:

September 30,
2010
Cash and cash equivalents	$1,126,232
Long-term debt:
Total long-term debt	$1,060,418
Stockholders’ equity:
Common Stock, $0.0001 par value: 600,000,000 shares authorized; 280,023,255 shares issued and outstanding	28,002
Series D Preferred Stock, $0.0001 par value, 50,000 shares authorized; 35,407 shares issued and outstanding	4
Additional paid-in capital	222,501,863
Accumulated deficit	(219,164,945)
Total stockholders’ equity	3,129,851
Total capitalization	$29,402,442

MARKET PRICE FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our Common Stock trades on the OTC Bulletin Board under the symbol “SCRA”. The following table sets forth the range of high and low bid prices of our Common Stock as reported on the OTC Bulletin Board for the periods indicated.  The sales information is available online at http://otcbb.com.

Fiscal Year Ended September 30, 2009	High	Low
First Quarter ended December 31, 2008	$1.20	$0.18
Second Quarter ended March 31, 2009	$0.27	$0.10
Third Quarter ended June 30, 2009	$0.26	$0.14
Fourth Quarter ended September 30, 2009	$0.20	$0.11

Fiscal Year Ended September 30, 2010
First Quarter ended December 31, 2009	$0.15	$0.09
Second Quarter ended March 31, 2010	$0.16	$0.08
Third Quarter ended June 30, 2010	$0.15	$0.10
Fourth Quarter ended September 30, 2010	$0.13	$0.09
Holders

As of December 31 , 2010, there were approximately 3,500 holders of record of our Common Stock and 319,107,452 shares of Common Stock outstanding. We also have granted options and warrants for the purchase of 51,740,451 shares of Common Stock.  We have also issued 34,791 shares of Series D Preferred, which are convertible into 208,746 ,000 shares of Common Stock, including the Resale Shares, at a ratio of 6,000 shares of Common Stock for each share of Series D Preferred.

Dividends

Since incorporation, we have not declared any cash dividends on our Common Stock.  We do not anticipate declaring cash dividends on our Common Stock for the foreseeable future. During the fiscal years ended September 30, 2010 and 2009 , we recorded $1 ,494,481 and $ 175 in stock dividends, respectively, payable on outstanding shares of Preferred Stock.

Dilution

The Board of Directors determines when and under what conditions and at what prices to issue stock.  In addition, a significant number of shares of Common Stock are reserved for issuance upon exercise of purchase or conversion rights.

The issuance of any shares of Common Stock for any reason will result in dilution of the equity and voting interests of existing stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 11219.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of September 30, 2010 , with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.  No equity securities have been authorized for issuance under plans that were not previously approved by security holders.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	10,000,000	$0.18	0

* Refers to the 2006 SecureAlert, Inc. Stock Incentive Plan, described in the narrative below.

The 2006 SecureAlert, Inc. Stock Incentive Plan

On July 10, 2006, the Board of Directors approved the 2006 SecureAlert, Inc. Stock Incentive Plan (“2006 Plan”). The stockholders approved the 2006 Plan on July 10, 2006. Under the 2006 Plan, we were authorized to issue stock options, stock appreciation rights, restricted stock awards and other incentives to our employees, officers and directors. The 2006 Plan provided for the award of incentive stock options to our key employees and directors and the award of nonqualified stock options, stock appreciation rights, bonus rights, and other incentive grants to employees and certain non-employees who have important relationships with us or our subsidiaries. A total of 10,000,000 shares were authorized for issuance pursuant to awards granted under the 2006 Plan.  During the fiscal years ended September 30, 2010 and 2009, awards covering a total of 7,487,286 and 1,517,714 shares, respectively, were granted under this plan to employees of the Company. As of September 30, 2010, no shares were available for future awards under the 2006 Plan.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of any Resale Shares sold by them pursuant to this prospectus. We will not receive any proceeds from these sales.

SELLING STOCKHOLDERS

The Selling Stockholders identified in this prospectus are offering up to 47,100,000 shares of our Common Stock in this prospectus (the Resale Shares).

The Resale Shares being offered by the Selling Stockholders in this prospectus are issued or issuable to the Selling Stockholders upon conversion of a total of 7,850 shares of our Series D Preferred acquired by the Selling Stockholders in a private placement.

The Selling Stockholders may offer the Resale Shares for resale from time to time pursuant to this prospectus. The Selling Stockholders may also sell, transfer or otherwise dispose of all or a portion of their Resale Shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional Selling Stockholders in amendments to this prospectus.

The following table sets forth information, as of December 31 , 2010, with respect to the Selling Stockholders, the shares of Common Stock and Series D Preferred owned by each Selling Stockholder, and the number of Resale Shares that may be offered pursuant to this prospectus. Unless otherwise indicated below, to our knowledge each Selling Stockholder named in the table has sole voting and investment power with respect to the shares of Common Stock beneficially owned by it. As used in this prospectus, the term “Selling Stockholders” has the meaning set forth in the “PLAN OF DISTRIBUTION” section of this prospectus beginning on page 40 . The information is based on information provided by or on behalf of the Selling Stockholders.

We do not know when or in what amounts any Selling Stockholder may offer Resale Shares for sale. Because (i) the Selling Stockholders may offer all or some of the Resale Shares pursuant to this offering, (ii) there are currently no agreements, arrangements or understandings with respect to the sale of any of the Resale Shares, and (iii) the Selling Stockholder may acquire additional shares from us or in the open market in the future, no definitive estimate as to the number of shares that will be held by each Selling Stockholder after the offering can be provided. The column captioned “Shares Beneficially Owned After this Offering” in the following table has been prepared on the assumption that all Resale Shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders.

The Selling Stockholders have not had a material relationship with us within the past three years other than their ownership of our securities and as otherwise described in the footnotes to the table below or in the footnotes to the table under the heading “Security Ownership of Certain Beneficial Owners and Management” on page 22 . To our knowledge, based on information provided to us by the Selling Stockholders, none of the Selling Stockholders is a broker-dealer or an affiliate of a broker-dealer.

	Shares of Series D Beneficially Owned Prior to this Offering		Shares of Common Stock Beneficially Owned Prior to this Offering (1)		Percentage of Registered Shares	Shares of Common Stock Beneficially Owned After this Offering Assuming the Sale of All Registered Resale Shares
Name	Number	Percent	Number	Percent		Number	Percent (2)
Laemi Real Estates, Inc. (3)	1,417	4.1%	21,040,304	6.4%	42.4%	1,060,304	*
Comediahill Business S.A. (4)	0	0%	14,026,868	4. 4%	28.3%	706,868	*
Arfugo Holding Inc. (5)	1,110	3. 2%	6,950,998	2. 1%	14.1%	290,998	*
Vulcan International Trading Limited (6)	500	1. 4%	3,046,766	*	6.4%	46,766	*
Soek Ki Kim (7)	0	-	1,929,996	*	4.1%	9,996	*
Eric John Watson (8)	300	*	1,828,327	*	3.8%	28,327	*
Damian Sadza (9)	50	*	303,021	*	*	3,021	*
Robert Unger (10)	20	*	123,837	*	*	3,837	*
TOTALS	3,397	9.8%	49,250,117	16.7%	100%	2,150,117	*

*
Represents beneficial ownership of less than one percent of outstanding shares of the class of voting securities.  As of December 31, 2010, there were 34,791 shares of Series D Preferred Stock issued and outstanding.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Series D Preferred, or subject to options or warrants that are currently convertible/exercisable or convertible/exercisable within 60 days of the date of the table, are deemed to be beneficially owned by the person holding those securities or rights. Beneficial ownership after the offering assumes that all Resale Shares offered under this prospectus will be sold to parties unaffiliated with the Selling Stockholders. Shares underlying conversion rights, options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those rights, options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Each share of Series D Preferred is convertible into 6,000 shares of Common Stock.

(2)	Assumes the conversion and sale of all of the Registered Shares.
(3)	8,502,000 shares issuable upon conversion of 1,417 shares of Series D Preferred and 12,538,304 shares of Common Stock owned of record.
(4)	14,026,868 shares of Common Stock owned of record.
(5)	6,660,000 shares issuable upon conversion of 1,110 shares of Series D Preferred and 290,998 shares of Common Stock issued previously as Series D Preferred stock dividends.
(6)	3,000,000 shares issuable upon conversion of 500 shares of Series D Preferred and 46,766 shares of Common Stock issued previously as Series D Preferred stock dividends.
(7)	1,920,000 shares of Common Stock issued previously upon conversion of shares of Series D Preferred and 9,996 shares issued previously as stock dividends.
(8)	1,800,000 shares issuable upon conversion of 300 shares of Series D Preferred and 28,327 shares of Common Stock issued as Series D Preferred stock dividends.
(9)	300,000 shares issuable upon conversion of 50 shares of Series D Preferred and 3,021 shares of Common Stock issued previously as Series D Preferred stock dividends.
(10)	120,000 shares issuable upon conversion of 20 shares of Series D Preferred and 3,837 shares of Common Stock issued previously as Series D Preferred stock dividends.

PLAN OF DISTRIBUTION

We are registering the resale of the Resale Shares by the Selling Stockholders .   The Resale Shares are issuable to the Selling Stockholders upon conversion of the shares of Series D Preferred held by them. As used in this prospectus, the term “Selling Stockholders” includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named Selling Stockholder as a gift, distribution, foreclosure on a pledge, or other non-sale related transfer after the date of this prospectus. The Selling Stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. Sales may be made on the OTC Bulletin Board or any other exchange or quotation service on which the securities may be listed or quoted at the time of sale, otherwise or in a combination of such methods of sale. Each Selling Stockholder reserves the right, together with its agents from time to time, to accept or reject, in whole or in part, any proposed purchase of the shares of Common Stock for any reason, including if they deem the purchase price to be unsatisfactory at any particular time. In addition, the Selling Stockholders may sell the Resale Shares from time to time by one or more of the following methods permitted pursuant to applicable law, without limitation:

•
block trades (which may involve crosses) in which a broker or dealer will be engaged to attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	direct sales to purchasers;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an over-the-counter distribution;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	bidding or auction process;

•	closing out of short sales;

•	transactions in which the broker solicits purchasers;

•	satisfying delivery obligations relating to the writing of options on the shares of Common Stock, whether or not the options are listed on an options exchange;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	any combination of any of these methods; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the Resale Shares to market-makers acting as principals or through broker-dealers or agents, and these persons may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the securities for whom such persons may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions ).   Market makers and block purchasers purchasing the Common Stock will do so for their own account and at their own risk .   It is possible that a Selling Stockholder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

The shares may be sold according to any one or more of the methods described above. In addition, subject to compliance with applicable law and Company policy, the Selling Stockholder may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made under this prospectus. In some circumstances, for example, the Selling Stockholder may write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which it settles through delivery of the shares. These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered under this prospectus, and that broker, dealer or other financial institution may resell those shares under this prospectus. A Selling Stockholder or his successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of Common Stock in the course of hedging the positions they assume with a Selling Stockholder. The Selling Stockholder may offer and sell the shares under any other method permitted by applicable law.

If a material arrangement with any broker-dealer or other agent is entered into for the sale of any shares of Common Stock through a block trade, special offering, exchange distribution, secondary distribution, or a purchase by a broker or dealer, a prospectus supplement will be filed, if necessary, disclosing the material terms and conditions of these arrangements.

The Selling Stockholders may from time to time deliver all or a portion of the shares offered hereby to cover a short sale or upon the exercise, settlement or closing of a call equivalent position or a put equivalent position.

The Securities and Exchange Commission may deem a Selling Stockholder and any broker-dealers or agents who participate in the distribution of Common Stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the Securities and Exchange Commission may deem any discounts and commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock by the Selling Stockholder to be underwriting discounts or commissions under the Securities Act. Because a Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, a Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder and any broker-dealer, underwriter or agent regarding the sale of the Common Stock.

If required by the applicable securities laws of particular states, the Resale Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers.

In addition, if required by the applicable securities laws of particular states, the Resale Shares may be sold only pursuant to registration or qualification of such Resale Shares in the applicable state or if an exemption from the registration or qualification requirement is available and is complied with.

Each Selling Stockholder and any person participating in the distribution of the Resale Shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. These restrictions may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution or to disclose additional information with respect to any sale or other distribution of the shares.

The Selling Stockholder may also sell its shares in accordance with Rule 144 under the Securities Act, to the extent available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

We will pay for all costs of this registration, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; except that the selling holders will pay all brokerage commissions, underwriting discounts and selling expenses, if any.

We have agreed to indemnify the Selling Stockholders against particular liabilities, including liabilities under the Securities Act, incurred in connection with the offering of the Resale Shares. We and the Selling Stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement, of which this prospectus forms a part, the Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Common Stock

Authorized and Outstanding

We are authorized to issue up to 600,000,000 shares of Common Stock, par value $0.0001 per share, of which 319,107 ,452 shares are outstanding as of December 31 , 2010.

Voting

Holders of our Common Stock each have one vote per share. Our directors are elected by the vote of a plurality of the Common Stock represented in person or by proxy at such meeting and entitled to vote on the election of directors. A majority of the outstanding shares of Common Stock constitute a quorum. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors.

Upon our dissolution, our stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of Preferred Stock with preferential liquidation rights, if any, at the time outstanding. Our Common Stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

Authorized and Outstanding

We are authorized to issue up to 20,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the date of this prospectus, we have the following shares of Preferred Stock outstanding.

Series D Preferred

During the first quarter of fiscal year 2010, our Board of Directors reviewed the financial condition, including the financial obligations and capital requirements of the Company. The Board of Directors also took notice of the determination of the Company’s auditors that our recurring net losses and negative cash flows from operating activities “raise substantial doubt about the Company's ability to continue as a going concern.” The Board of Directors determined that in order for the Company to achieve successful operations, we must generate positive cash flows from operating activities and obtain additional funding to meet its projected capital investment requirements. To deal with this uncertainty, the Board of Directors deemed it necessary to reduce the debt load of the Company, both obligations to third party creditors, and obligations to officers and directors of the Company who held unsecured Company debt. The Board did not separately consider whether the debt owed to the officers and directors of the Company was secured or unsecured. The Board also deemed it necessary to raise additional capital from the issuance of Preferred Stock, while continuing to expand the market for our TrackerPAL™ portfolio of products.

As part of this plan to deal with the uncertainty regarding the Company’s ability to continue to pursue its business objectives, and in order to lessen the Company’s cash burden and to raise additional capital, effective December 3, 2009, the Board of Directors acted to amend our Articles of Incorporation to authorize 50,000 shares of Series D Preferred, and establish the designations, rights and preferences for the Series D Preferred.  The Board of Directors instructed management to offer the new equity securities to the Company’s debt holders at the rate of one share of Series D Preferred for each $1,000 in debt exchanged. The Board of Directors also authorized the sale of the Series D Preferred for $500 per share to investors willing to pay cash for the securities. All offers were to be made only to accredited investors.  In order to give the new investors some assurance that the Company would be able to reserve a sufficient number of shares of Common Stock for conversion of the Series D Preferred and to provide some potential for liquidity to those investors, particularly the debt holders who were giving up their right to repayment of principal and interest, the Company also granted special voting rights and registration rights to the Series D Preferred, as described below. As originally adopted, the Certificate granted to the holders of the Series D Preferred the right to vote on an as-converted basis on matters for which a vote of the Common Stock may be required, as well as limited special voting rights equivalent to 60 percent (60 percent ) of the issued and outstanding shares of Common Stock, notwithstanding the number of shares of Common Stock actually outstanding, solely for purposes of approving an increase in the authorized capital stock of the Company or a reduction in the number of shares of Common Stock outstanding, as described below (the “Special 60% Voting Rights”).

The decision and action to designate the Series D Preferred and to commit the Company to the issuance of the Series D Preferred and to the conversion of such stock into Common Stock of the Company were undertaken by the Board of Directors, acting without additional authorization or approval of the shareholders of the Company, in reliance upon the Articles of Incorporation of the Company which specifically reserve to the Board of Directors the authority to designate series of Preferred Stock and the rights and preferences thereof. Under the Certificate, the Company is required to reserve a number of shares of Common Stock of the Company in an amount at least equal to 110 percent (110 percent ) of the number of shares necessary to effect the conversion of the Series D Preferred.  At the time that the Board of Directors took this action there were not a sufficient number of authorized shares of Common Stock available under the Articles of Incorporation of the Company to reserve the full amount of shares of Common Stock issuable in the event all 50,000 shares of Series D Preferred were eventually issued and subsequently converted. The Articles of Incorporation were subsequently amended in July 2010 to increase the number of authorized shares of Common Stock to 600,000,000 shares, to provide a sufficient number of shares to enable us to reserve those shares required under the Certificate. This amendment to our Articles of Incorporation was adopted by the consent of a majority of the outstanding shares of Common Stock, voting as a class, as well as a majority of the outstanding shares of the Series D Preferred, also voting as a class, and of a majority of all voting shares (both Common Stock and Series D Preferred) voting on an as-if converted basis. The Board did not rely on the Special 60% Voting Rights in seeking approval of the amendment.

Approval of the holders of the Common Stock of the Company for the designation of the Series D Preferred or the issuance thereof was not obtained by the Board of Directors, prior to the Board of Directors’ authorizing the Series D Preferred as a class and committing the Company to increase the total number of shares of Common Stock that would be necessary for full conversion of the Series D Preferred.  At the time, the Board of Directors was of the opinion that pursuant to the terms of the Company’s existing Articles of Incorporation, and its powers to create new classes of Preferred Stock and to designate the rights and preferences of any such new classes (including voting rights), the Board of Directors did not need the prior approval of the holders of the Common Stock as a class to effect an increase of the Common Stock.

According to the Certificate, as amended and restated, the holders of the Series D Preferred are entitled to the following preferences and other rights.

Rank. The Series D Preferred ranks senior as to liquidation rights to the Company’s Common Stock, and all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series D Preferred (collectively with the Common Stock, “Junior Stock”). The Series D Preferred is subordinate and ranks junior to all indebtedness of the Company.

Payment of Dividends. Dividends declared by the Company are payable on the Series D Preferred on a pro rata basis with the Common Stock and all other equity securities of the Company ranking pari passu with the Common Stock as to the payment of dividends, before certain distributions are paid on, or declared and set apart for Junior Stock, other than the Common Stock.  In addition, the Company is prohibited from declaring, paying or setting apart for payment any dividend or making any distribution on Junior Stock (other than dividends or distributions payable in shares of the Junior Stock) unless, at the time of such dividend or distribution, the Company shall have paid all unpaid dividends on the outstanding shares of Series D Preferred. In addition, holders of the Series D Preferred are entitled to receive quarterly dividends accrued on March 31, June 30, September 30, and December 31 of each year, cumulative dividends on the Series D Preferred at the rate per share equal to eight percent per annum, payable in cash or shares of Common Stock at the sole discretion of the Company.  If a dividend is paid in shares of Common Stock of the Company, the number of shares to be issued will be based on the average per share market price of the Common Stock for the 14-day period immediately preceding the applicable accrual date (i.e., March 31, June 30, September 30, or December 31, as the case may be).  Dividends are paid quarterly, no later than the thirtieth (30th) day following the end of the accrual period.

Voting Rights. Except as otherwise required by Utah law and in the Certificate, the Series D Preferred will vote with the Common Stock on an as-converted basis. Each share of Series D Preferred entitles the holder thereof to 6,000 votes .   The Common Stock into which the shares of Series D Preferred are convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

Liquidation Preference. Holders of the Series D Preferred also are entitled to preferences upon liquidation, dissolution or winding up of the Company, voluntary or involuntary, before any payment is made or any assets distributed to holders of any Junior Stock.

Conversion. Each holder of Series D Preferred has the right to convert the Series D Preferred into shares of Common Stock of the Company under certain circumstances.  Each share of Series D Preferred is convertible into 6,000 shares of Common Stock, subject to adjustment as provided in the Certificate.

Optional Redemption. At any time on or after December 1, 2010, the Company has the right, exercisable at its option, to redeem from funds legally available therefore, all or any portion of the then-outstanding and unconverted shares of the Series D Preferred at a price and on the terms contained in the Certificate. Any redemption of less than all of the Series D Preferred shall be pro rata among the holders of the Series D Preferred based on the number of shares of Series D Preferred held by each holder of record at the time of such partial redemption.

Registration Rights

Although the Designation of Rights and Preferences of the Series D Preferred did not provide for registration rights under the Securities Act, the Company subsequently agreed to grant registration rights to three purchasers of Series D Preferred in connection with their collective investment of $3,330,000 .   Pursuant to that agreement, the Company agreed to have a registration statement approved and effective with respect to the common shares underlying the Series D Preferred held by the three shareholders, no later than 90 days from April 13, 2010, the date of the investments .   If the registration statement is not effective within 90 days, then until such time as a registration statement is effective with respect to the shares, or such time as the resale restrictions on the underlying shares can be removed, the Company agreed to pay a 16 percent dividend on the Series D Preferred held by these particular shareholders, instead of the standard 8 percent dividend rate on the preferred .   If after one year and 15 days the resale restrictions on the underlying shares of common held by these holders are not removed, or a registration statement with respect to the shares is not then effective, as an additional penalty, the Company agreed to issue one additional share of Series D Preferred for each original share of Series D Preferred issued. On December 3, 2010, the Company filed a registration statement permitting these three shareholders to sell their underlying shares of stock. The registration statement was declared effective by the SEC on December 15, 2010.

In connection with the purchase agreements by which all other cash investors of the Series D Preferred acquired their shares, the Company granted piggyback registration rights to such holders with respect to the shares of Common Stock underlying their Series D Preferred.

Transfer Agent

Our transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Undesignated Preferred Stock

The ability to authorize and issue undesignated Preferred Stock may enable our Board of Directors to render more difficult or discourage an attempt to change control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in our best interest, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

INDEMNIFICATION

Our Articles of Incorporation provide that we shall indemnify our officers, directors, agents, incorporators and other persons against liabilities incurred by them that result from their acts that are performed in furtherance of our business to the full extent permitted by the laws of the State of Utah. Our bylaws provide that, to the full extent permitted by law, we shall indemnify any director or officer or former director or officer of our company, or any person who may have served at our request as a director or officer of another corporation in which we own shares, or of which we are a creditor, against expenses actually and reasonably incurred by him or her, in connection with the defense of any action, suit or proceeding, civil or criminal, in which he or she is made a party by reason of being or having been such director or officer, except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty; and to make such other indemnification as shall be authorized by our shareholders.

As a result of the indemnification provisions described above and contained in the Utah Revised Business Corporations Act, subject to certain limitations in the Utah Revised Business Corporation Act, we may be permitted or compelled to provide indemnification and advancement of expenses to our directors, officers, agents, and employees when they are made parties to an investigation or legal action in connection with services performed at our request, including when such persons are alleged to have violated the Securities Act. Insurance purchased with respect to such persons may also cover expenses or other liabilities associated with an allegation of violations of the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons of pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise. In addition to the foregoing, we maintain insurance through a commercial carrier against certain liabilities which may be incurred by our directors and officers.

The foregoing description is necessarily general and does not describe all details regarding the indemnification of our officers, directors or controlling persons.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. Federal income tax consequences to U.S. holders and non-U.S. holders (each defined below) regarding the acquisition, ownership and disposition of shares of our Common Stock.

For purposes of this discussion, a U.S. holder is a beneficial owner of shares of our Common Stock who is:

•	an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxed as a corporation for U.S. Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. Federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) it has in effect a valid election to be treated as a U.S. person.

For purposes of this discussion, a non-U.S. holder is a beneficial owner of shares of our Common Stock that is not a U.S. holder.

This section is based on current provisions of the Code, current and proposed Treasury regulations promulgated thereunder, and administrative and judicial decisions as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. This summary is not binding on the IRS, and the IRS is not precluded from adopting a contrary position.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each holder of shares of our Common Stock. This section does not address all aspects of U.S. Federal income taxation that may be relevant to any particular investor based on such investor’s individual circumstances. In particular, this section considers only U.S. holders and non-U.S. holders that hold shares of our Common Stock as capital assets and does not address the potential application of the alternative minimum tax or the U.S. Federal income tax consequences to investors that are subject to special treatment, including:

•	broker-dealers;

•	insurance companies;

•	taxpayers who have elected mark-to-market accounting;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	financial institutions or “financial services entities;”

•	taxpayers who hold shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated transaction;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	certain expatriates or former long-term residents of the United States; and

•	U.S. holders whose functional currency is not the U.S. dollar.

The following does not address any aspect of U.S. Federal gift or estate tax laws, or state, local or non-U.S. tax laws. In addition, the section does not consider the tax treatment of entities taxable as partnerships for U.S. Federal income tax purposes or other pass-through entities or persons who hold shares of our Common Stock through such entities. Prospective investors are urged to consult their tax advisors regarding the specific tax consequences to them of the acquisition, ownership or disposition of shares of our Common Stock in light of their particular circumstances.

Tax Consequences of Owning Shares of Our Common Stock

U.S. Holders

Dividends and Other Distributions on Shares of Common Stock

Distributions on shares of our Common Stock will constitute dividends for U.S. Federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. Federal income tax principles. If a distribution exceeds the Company’s current or accumulated earnings and profits, the excess will be treated first as a tax-free return of capital and will reduce (but not below zero) the U.S. holder’s adjusted tax basis in the Common Stock, and any remaining excess will be treated as capital gain from a sale or exchange of the shares of Common Stock, subject to the tax treatment described below in “Disposition of Shares of Our Common Stock.”

Dividends received by a corporate U.S. holder generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to change to the tax rate generally then applicable to ordinary income.

Disposition of Shares of Our Common Stock

Upon the sale, exchange, redemption or other disposition of shares of our Common Stock, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, exchange or other disposition of the shares of our Common Stock and the U.S. holder’s adjusted tax basis in such stock. Generally, such gain or loss will be capital gain or loss. Any such capital gain or loss will be long term capital gain or loss if the U.S. holder’s holding period for the shares exceeds one year, and will otherwise be short-term capital gain or loss.

Non-U.S. Holders

Dividends and Other Distributions on Shares of our Common Stock

In general, any distributions made to a non-U.S. holder of shares of our Common Stock, to the extent paid out of current or accumulated earnings and profits of the Company (as determined under U.S. Federal income tax principles), will constitute dividends for U.S. Federal income tax purposes. Provided such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, such dividends generally will be subject to withholding of U.S. Federal income tax at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty.

Any distribution not constituting a dividend will be treated first as a tax-free return of capital and will reduce (but not below zero) the non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and any remaining excess will be treated as gain realized from the sale or other disposition of the Common Stock, as described under “Disposition of Common Stock” below.

Dividends paid to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. Federal income tax at the same graduated individual or corporate rates applicable to U.S. holders. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Company Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations.

A non-U.S. holder eligible for a reduced rate of U.S. Federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. Federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of shares of our Common Stock unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
the Company is or has been a “United States real property holding corporation” for U.S. Federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held shares of our Common Stock and, in the case where shares of our Common Stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of shares of our Common Stock at any time within the shorter of the five-year period preceding a disposition of shares of our Common Stock or such non-U.S. holder’s holding period for the shares of our Common Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. Federal income tax rates. Any gain described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. Federal income tax.

With respect to the third bullet point above, there can be no assurance that shares of our Common Stock will be treated as regularly traded on an established securities market. The Company believes that it will be a “United States real property holding corporation” for U.S. Federal income tax purposes.

Character of Income, Gain, and Loss

For non-corporate U.S. holders, items of ordinary income and loss are subject to different tax rates than items of capital gain or loss. Ordinary income for non-corporate U.S. holders is generally taxable, for tax years beginning on or before December 31, 2010, at rates of up to 35 percent . For tax years beginning after December 31, 2010, the maximum ordinary income rate for non-corporate U.S. holders is scheduled to increase to 39.6 percent . Ordinary losses are generally deductible against all income and gain. Long term capital gains of non-corporate U.S. holders are currently subject to a reduced maximum tax rate of 15 percent for tax years beginning on or before December 31, 2010. After December 31, 2010, the maximum capital gains rate is scheduled to increase to 20 percent . The deductibility of capital losses is subject to limitations.

Information Reporting and Back-up Withholding

A U.S. holder may be subject to information reporting requirements with respect to dividends paid on shares of our Common Stock, and on the proceeds from the sale, exchange or disposition of shares of our Common Stock. In addition, a U.S. holder may be subject to back-up withholding (currently at 28 percent ) on dividends paid on common shares, and on the proceeds from the sale, exchange or other disposition of shares of our Common Stock unless the U.S. holder provides certain identifying information, such as a duly executed IRS Form W-9 certifying that he, she, or it is not subject to backup withholding or appropriate W-8, or otherwise establishes an exemption. Back-up withholding is not an additional tax and the amount of any back-up withholding will be allowable as a credit against a U.S. holder’s U.S. Federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. In general, a non-U.S. holder will not be subject to information reporting and backup withholding. However, a non-U.S. holder may be required to establish an exemption from information reporting and backup withholding by certifying the non-U.S. holder’s non-U.S. status on Form W-8BEN. Holders are urged to consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them

Surtax on Unearned Income

For tax years beginning after Dec. 31, 2012, a 3.8 percent surtax called the Unearned Income Medicare Contribution would be placed on net investment income of a taxpayer earning over $200,000 ($250,000 for a joint return). Net investment income would be interest, dividends, royalties, rents, gross income from a trade or business involving passive activities, and net gain from disposition of property (other than property held in a trade or business). Net investment income would be reduced by properly allocable deductions to such income.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby will be passed upon for us by Durham Jones & Pinegar, P.C., Salt Lake City, Utah.

EXPERTS

Hansen , Barnett & Maxwell, P.C., our independent registered public accounting firm, has audited our consolidated financial statements at September 30, 2010 and 2009, and for the years then ended, as set forth in their report included in this prospectus. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Hansen, Barnett & Maxwell, P.C. 's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

These filings and other documents are available and may be accessed on our website at www.securealert.com. You may request a copy of these filings at no cost, by writing or calling SecureAlert, Inc., Attention: Secretary, 150 West Civic Center Drive, Suite 400, Sandy, Utah 84070.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of SecureAlert, Inc . (formerly RemoteMDx, Inc.)

We have audited the accompanying consolidated balance sheets of SecureAlert, Inc. and Subsidiaries (collectively the Company) as of September 30, 2010 and 2009 and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended .   The Company’s management is responsible for these financial statements.   Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).   Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement s. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting.   Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting . Accordingly, we express no such opinion .   An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.   We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of SecureAlert, Inc. as of September 30, 2010 and 2009 , and the consolidated results of its operations , and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern .   As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses , negative cash flows from operating activities and has an accumulated deficit .   These conditions raise substantial doubt about its ability to continue as a going concern .   Management’s plans regarding those matters are also described in Note 1 .   The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for non-controlling interests effective October 1, 2008.

HANSEN, BARNETT & MAXWELL, P.C.
Salt Lake City, Utah
December 28 , 2010

SECUREALERT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2010 AND 2009

Assets	2010	2009
Current assets
Cash	$1,126,232	$602,321
Accounts receivable, net of allowance for doubtful accounts of $366,800 and $266,000, respectively	1,339,513	1,441,648
Prepaid expenses and other	791,986	275,390
Inventory, net of reserves of $47,118 and $83,092, respectively	345,529	603,329
Total current assets	3,603,260	2,922,688
Property and equipment, net of accumulated depreciation of $2,235,683 and $2,525,180, respectively	1,485,322	1,313,306
Monitoring equipment, net of accumulated depreciation of $2,788,309 and $2,944,197, respectively	1,683,356	1,316,493
Goodwill	3,910,063	2,468,081
Intangible assets, net of amortization of $274,159 and $126,655, respectively	398,842	496,346
Other assets	107,618	76,675
Total assets	$11,188,461	$8,593,589

Liabilities and Stockholders’ Equity
Current liabilities:
Bank line of credit	$1,000,000	$252,600
Accounts payable	2,059,896	2,339,786
Accrued liabilities	1,904,295	3,506,680
Dividends payable	555,110	-
Deferred revenue	80,890	56,858
Related-party note payable and line of credit	150,000	1,576,022
SecureAlert Monitoring Series A Preferred stock redemption obligation	114,032	3,148,943
Derivative liability (Note 10)	-	1,219,426
Promissory notes payable, net of debt discount of $0 and $41,556, respectively	-	2,008,444
Senior secured note payable, net of debt discount of $0 and $529,109, respectively	-	2,890,522
Current portion of Series A 15% debentures, net of debt discount of $0 and $1,272,189, respectively	-	2,127,811
Current portion of long-term debt	1,133,969	272,493
Total current liabilities	6,998,192	19,399,585
Series A 15% debentures net of current portion, net of debt discount of $0 and $549,531, respectively	-	557,219
Long-term debt, net of current portion, net of debt discount of $0 and $525,665, respectively	1,060,418	1,009,606
Total liabilities	8,058,610	20,966,410

Stockholders’ equity (deficit):
Preferred stock:
Series D 8% dividend, convertible, voting, $0.0001 par value: 50,000 shares designated; 35,407 and zero shares outstanding, respectively (aggregate liquidation preference of $23,009,086)	4	-
Common stock, $0.0001 par value: 600,000,000 shares authorized; 280,023,255 and 210,365,988 shares outstanding, respectively	28,002	21,037
Additional paid-in capital	222,501,863	193,371,638
Subscription receivable	(50,000)	-
Accumulated deficit	(219,164,945)	(205,380,903)
Total SecureAlert, Inc. stockholders’ equity (deficit)	3,314,924	(11,988,228)
Non-controlling interest	(185,073)	(384,593)
Total equity (deficit)	3,129,851	(12,372,821)
Total liabilities and stockholders’ equity	$11,188,461	$8,593,589

See accompanying notes to consolidated financial statements.

  SECUREALERT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009
Revenues:
Products	$371,214	$570,749
Monitoring services	12,079,757	12,055,159
Total revenues	12,450,971	12,625,908

Cost of revenues:
Products	45,131	275,688
Monitoring services	6,933,843	9,862,925
Impairment of monitoring equipment and parts (Note 2)	590,801	2,319,530
Total cost of revenues	7,569,775	12,458,143

Gross profit	4,881,196	167,765

Operating expenses:
Selling, general and administrative (including $1,269,427 and $3,315,716, respectively, of compensation expense paid in stock, stock options / warrants or as a result of amortization of stock-based compensation)	12,126,413	16,540,645
Research and development	1,483,385	1,777,873
Settlement expense	1,150,000	-
Impairment of goodwill (Note 2)	204,735	2,804,580

Loss from operations	(10,083,337)	(20,955,333)

Other income (expense):
Loss on disposal of equipment	(41,597)	-
Redemption of SecureAlert Monitoring Series A Preferred	(19,095)	95,816
Interest income	23,139	18,187
Interest expense (including $3,087,744 and $2,695,759, respectively, paid in stock, stock options / warrants, or as a result of amortization of debt discount)	(4,146,459)	(5,012,803)
Derivative valuation gain (Note 10)	200,534	1,867,007
Other income (expense), net	147,206	905,626
Net loss	(13,919,609)	(23,081,500)
Net loss attributable to non-controlling interest	135,567	142,955
Net loss attributable to SecureAlert, Inc.	(13,784,042)	(22,938,545)
Dividends on Series A and D Preferred stock	(1,494,481)	(175)
Net loss attributable SecureAlert, Inc. to common stockholders	$(15,278,523)	$(22,938,720)
Net loss per common, basic and diluted	$(0.07)	$(0.13)
Weighted average common shares outstanding, basic and diluted	227,321,000	182,188,000

See accompanying notes to consolidated financial statements.

SECUREALERT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2010

Preferred Stock
	Series A		Series B		Series D
	Shares	Amount	Shares	Amount	Shares	Amount

Balance as of October 1, 2008 as previously stated	19	$1	10,999	$1	-	$-

Cumulative effect of change in accounting principle	-	-	-	-	-	-

Balance as of October 1, 2008 as adjusted	19	1	10,999	$1	-	-

Issuance of common stock for:
Conversion of Series A Preferred stock	(19)	(1)	-	-	-	-
Conversion of Series B Preferred stock	-	-	(10,999)	(1)	-	-
Settlement of lawsuits	-	-	-	-	-	-
Related issuances of debt	-	-	-	-	-	-
Services	-	-	-	-	-	-
Cash	-	-	-	-	-	-
Acquisition of subsidiaries	-	-	-	-	-	-
Acquisition extension	-	-	-	-	-	-

Issuance of warrants for:
Related issuances of debt	-	-	-	-	-	-
Services	-	-	-	-	-	-
Acquisition of subsidiary	-	-	-	-	-	-

Amortization of deferred consulting:	-	-	-	-	-	-

Amortization of financing costs	-	-	-	-	-	-

Beneficial conversion feature recorded as interest expense	-	-	-	-	-	-

Forgiveness of debt from related party	-	-	-	-	-	-

Issuance of SecureAlert Series A Preferred stock for accrued dividends	-	-	-	-	-	-

Net loss	-	-	-	-	-	-

Balance as of September 30, 2009	-	$-	-	$-	-	$-

See accompanying notes to consolidated financial statements.

SECUREALERT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2010

	Common Stock		Additional
			Paid-in	Accumulated	Non-Controlling
	Shares	Amount	Capital	Deficit	Interest	Total

Balance as of October 1, 2008 as previously stated	155,881,260	$15,588	$182,704,412	$(182,683,996)	$-	36,006

Cumulative effect of change in accounting principle	-	-	-	241,638	(241,638)	-

Balance as of October 1, 2008 as adjusted	155,881,260	15,588	182,704,412	(182,442,358)	(241,638)	36,006

Issuance of common stock for:
Conversion of Series A Preferred stock	9,306	1	-	-	-	-
Conversion of Series B Preferred stock	10,999	1	-	-	-	-
Settlement of lawsuits	5,400,000	540	1,029,460	-	-	1,030,000
Related issuances of debt	25,953,016	2,595	1,629,955	-	-	1,632,550
Services	2,254,121	226	728,648	-	-	728,874
Cash	17,850,000	1,785	3,248,215	-	-	3,250,000
Acquisition of subsidiaries	2,857,286	286	656,890	-	-	657,176
Acquisition extension	150,000	15	19,485	-	-	19,500

Issuance of warrants for:
Related issuances of debt	-	-	96,844	-	-	96,844
Services	-	-	345,839	-	-	345,839
Acquisition of subsidiary	-	-	114,383	-	-	114,383

Amortization of deferred consulting:	-	-	1,930,678	-	-	1,930,678

Amortization of financing costs	-	-	665,255	-	-	665,255

Beneficial conversion feature recorded as interest expense	-	-	122,727	-	-	122,727

Forgiveness of debt from related party	-	-	79,022	-	-	79,022

Issuance of SecureAlert Series A Preferred stock for accrued dividends	-	-	(175)	-	-	(175)

Net loss	-	-	-	(22,938,545)	(142,955)	(23,081,500)

Balance as of September 30, 2009	210,365,988	$21,037	$193,371,638	$(205,380,903)	$(384,593)	$(12,372,821)

See accompanying notes to consolidated financial statements.

SECUREALERT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2010

Preferred Stock
	Series A		Series B		Series D
	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of October 1, 2009	-	$-	-	$-	-	$-

Issuance of common stock for:
Conversion of Series D Preferred stock	-	-	-	-	(9,534)	(1)
Services	-	-	-	-	-	-
Acquisition of subsidiaries	-	-	-	-	-	-
Dividends from SMI Series A Preferred stock	-	-	-	-	-	-
Dividends from Series D Preferred stock	-	-	-	-	-	-
Cancellation of shares	-	-	-	-	-	-

Issuance of warrants for services	-	-	-	-	-	-

Amortization of deferred consulting:	-	-	-	-	-	-

Beneficial conversion feature recorded as interest expense	-	-	-	-	-	-

Series D Preferred dividends	-	-	-	-	-	-

Conversion effect on derivative liability	-	-	-	-	-	-

Issuance of Series D Preferred stock for conversion of debt, accrued liabilities and interest	-	-	-	-	17,174	2

Issuance of Series D Preferred stock for cash	-	-	-	-	27,767	3

Net loss	-	-	-	-	-	-

Balance as of September 30, 2010	-	$-	-	$-	35,407	$4

See accompanying notes to consolidated financial statements.

SECUREALERT, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2009 AND 2010

				Preferred
	Common Stock		Additional	Stock
			Paid-in	Subscription	Accumulated	Non-Controlling
	Shares	Amount	Capital	Receivable	Deficit	Interest	Total
Balance as of October 1, 2009	210,365,988	$21,037	$193,371,638	$-	$(205,380,903)	$(384,593)	$(12,372,821)

Issuance of common stock for:
Conversion of Series D Preferred stock	57,204,000	5,720	(5,719)	-	-	-	-
Services	250,000	25	27,475	-	-	-	27,500
Acquisition of subsidiaries	150,000	15	17,985	-	-	335,087	353,087
Dividends from SMI Series A Preferred stock	5,434,143	543	642,023	-	-	-	642,566
Dividends from Series D Preferred stock	7,619,124	762	938,609	-	-	-	939,371
Cancellation of shares	(1,000,000)	(100)	100	-	-	-	-

Issuance of warrants for services	-	-	505,429	-	-	-	505,429

Amortization of deferred consulting:	-	-	736,498	-	-	-	736,498

Beneficial conversion feature recorded as interest expense	-	-	144,184	-	-	-	144,184

Series D Preferred dividends	-	-	(1,494,481)	-	-	-	(1,494,481)

Conversion effect on derivative liability	-	-	1,018,892	-	-	-	1,018,892

Issuance of Series D Preferred stock for conversion of debt, accrued liabilities and interest	-	-	16,910,382	-	-	-	16,910,384

Issuance of Series D Preferred stock for cash	-	-	9,688,848	(50,000)	-	-	9,638,851

Net loss	-	-	-	-	(13,784,042)	(135,567)	(13,919,609)

Balance as of September 30, 2010	280,023,255	$28,002	$222,501,863	$(50,000)	$(219,164,945)	$(185,073)	$3,129,851

See accompanying notes to consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009
Cash flows from operating activities:
Net Loss	$(13,919,609)	$(23,081,500)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,436,876	2,087,949
Amortization of debt discount	2,918,050	2,030,504
Amortization of deferred consulting	736,498	2,595,933
Beneficial conversion feature recorded as interest expense	144,184	-
Common stock issued for services	27,500	728,876
Common stock issued to settle lawsuit	-	261,521
Common stock issued for acquisition option extension cost	-	19,500
Common stock issued in connection with debt	25,510	-
Derivative liability valuation	(200,534)	(1,867,007)
Impairment of goodwill	204,735	2,804,580
Impairment of monitoring equipment and parts	590,801	2,319,530
Increases in related-party line of credit for services	652,987	272,281
Loss on disposal of equipment	41,597	-
Redemption of SecureAlert Monitoring Series A Preferred stock	19,095	(95,816)
Settlement expense	1,150,000	-
Stock options and warrants issued and re-priced for services	505,429	345,838
Change in assets and liabilities:
Accounts receivable, net	102,135	(23,490)
Deposit held in escrow	-	500,000
Inventories	183,195	-
Prepaid expenses and other assets	(511,539)	(25,212)
Accounts payable	(279,890)	745,630
Accrued expenses	263,161	1,824,042
Deferred revenue	24,032	35,515
Net cash used in operating activities	(5,885,787)	(8,521,326)

Cash flow from investing activities:
Purchase of property and equipment	(394,630)	(380,647)
Disposal of property and equipment	-	16,577
Purchase of monitoring equipment and parts	(1,834,173)	(1,312,397)
Disposal of monitoring equipment	105,803	-
Net cash used in investing activities	(2,123,000)	(1,676,467)

Cash flow from financing activities:
Payments on related-party line of credit	(729,009)	(739,063)
Borrowings on related-party notes payable	500,000	680,229
Payments on related-party notes payable	(550,000)	-
Proceeds in bank line of credit borrowings	2,345,996	388,593
Payments on bank line of credit	(1,598,596)	-
Proceeds from notes payable	4,250	1,055,889
Payments on notes payable	(953,794)	(1,115,237)
Payments on notes payable related to acquisitions	(100,000)	-
Proceeds from sale of common stock	-	3,250,000
Proceeds from the issuance of Series A 15% debentures	-	4,496,750
Payments on Series A 15% Debentures	(25,000)	-
Net proceeds from issuance of Series D Convertible Preferred stock	9,638,851	-
Net cash provided by financing activities	8,532,698	8,017,161
Net increase (decrease) in cash	523,911	(2,180,632)
Cash, beginning of year	602,321	2,782,953
Cash, end of year	$1,126,232	$602,321

See accompanying notes to consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2010 AND 2009

	2010	2009

Cash paid for interest	$911,997	$1,963,200

Supplemental schedule of non-cash investing and financing activities:

Issuance of zero and 9,306 common shares, respectively, in exchange for zero and 19 shares of Series A Preferred stock, respectively	$-	$1

Issuance of zero and 10,999 common shares, respectively, in exchange for zero and 10,999 shares of Series B Preferred stock, respectively	-	1

Issuance of 57,204,000 and zero common shares, respectively, in exchange for 9,534 and zero shares of Series D Convertible Preferred stock, respectively	5,720	-

Issuance of 5,434,143 and zero common shares, respectively for payment of SecureAlert Monitoring, Inc. Series A Preferred stock contingency payments	642,566	-

Issuance of 7,619,124 and zero common shares, respectively for Series D Convertible Preferred dividends	939,371	-

Issuance of 150,000 and zero shares of common stock to purchase an additional 2.145% ownership of Midwest Monitoring & Surveillance, Inc.	18,000	-

Issuance of zero and 2,000,000 common shares, respectively for deferred consulting services and financing services	-	338,000

Issuance of common stock and stock options to acquire the assets and liabilities of Bishop Rock Software	-	856,522

Issuance of common stock to settle accounts payables	-	550,000

Issuance of shares of Series D Convertible Preferred stock for conversion of debt, accrued liabilities and interest	16,910,384	-

Issuance of 3,775,000 and 213,500 stock options, respectively, for consulting services	413,423	46,667

Issuance of 7,487,286 and zero stock options, respectively, issued to employees for services	594,990	-

Series A and D Preferred stock dividends	1,494,481	175

Cancellation of 1,000,000 and 1,750,000 shares of common stock, respectively	100	175

Beneficial conversion feature recorded	-	122,727

Conversion effect on derivative liability	1,018,892	-

Patent acquired through accrued liability	50,000	-

Stock issued in connection with debt	-	1,739,393

Subscription receivable issued for Series D Preferred stock	50,000	-

Note payable issued to acquire remaining shares of Court Programs, Inc., Court Programs of Florida, Inc., Court Programs of Northern Florida, Inc., and Court Programs of Illinois, Inc.	1,049,631	-
See accompanying notes to consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2010 AND 2009

Non-controlling interest assumed through acquisition of Court Programs, Inc., Court Programs of Florida, Inc., Court Programs of Northern Florida, Inc., and Court Programs of Illinois, Inc.	335,087	-

Accrued liabilities issued for Midwest Monitoring & Surveillance ownership	144,000	-

Acquisition of property and equipment through issuance of note payable	269,037	38,991

Acquisition of monitoring equipment through issuance of note payable	30,000	2,887,987

Debt issued to settle line of credit	-	3,549,631

Forgiveness of debt from related-party debt	-	79,022

Stock issued to settle related-party note payable and accrued interest	-	218,479

Reclassification of monitoring equipment to inventory from recovery of parts	-	1,450,803

See accompanying notes to consolidated financial statements.

SECUREALERT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)	Organization and Nature of Operations

General

SecureAlert, Inc. (formerly RemoteMDx, Inc.) and subsidiaries (collectively, the “Company”) markets, monitors and leases TrackerPAL™ and ReliaTrack™ devices.  The TrackerPAL™ and ReliaTrack™ devices are used to monitor convicted offenders that are on probation or parole in the criminal justice system.  The TrackerPAL™ and ReliaTrack™ devices utilize GPS and cellular technologies in conjunction with a monitoring center that is staffed 365 days a year.  The Company believes that its technologies and services benefit law enforcement officials by allowing them to respond immediately to a problem involving the monitored offender.  The TrackerPAL™ and ReliaTrack™ devices are targeted to meet the needs of this market domestically as well as internationally.

Going Concern

The Company has incurred recurring net losses and negative cash flows from operating activities for the fiscal years ended September 30, 2010 and 2009.  In addition, the Company has accumulated deficits of $219,164,945 and $205,380,903 as of September 30, 2010 and 2009, respectively. Despite having two consecutive years of improvement in gross profit, operating loss and net loss, these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order for the Company to continue as a going concern, it must generate positive cash flows from operating activities and obtain the necessary funding to meet its projected capital investment requirements.  Management’s plans with respect to this uncertainty include raising additional capital from the issuance of preferred stock and expanding its market for its ReliaTrack™ portfolio of products.  There can be no assurance that revenues will increase rapidly enough to offset operating losses and repay debts.  If the Company is unable to increase cash flows from operating activities or obtain additional financing, it will be unable to continue the development of its products and may have to cease operations.

(2)	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of SecureAlert, Inc. (formerly RemoteMDx, Inc.) and its subsidiaries, SecureAlert Monitoring, Inc., Midwest Monitoring & Surveillance, Inc., Bishop Rock Software, Inc., Court Programs, Inc., Court Programs of Illinois, Inc., Court Programs of Northern Florida, Inc., and Court Programs of Florida, Inc. (collectively, the “Company”).  All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Statements

The carrying amounts reported in the accompanying consolidated financial statements for cash, accounts receivable, accounts payable, accrued liabilities, and other debt obligations approximate fair values because of the immediate or short-term maturities of these financial instruments .   The carrying amounts of the Company’s debt obligations approximate fair value as the interest rates approximate market interest rates.

Concentration of Credit Risk

In the normal course of business, the Company provides credit terms to its customers and requires no collateral. Accordingly, the Company performs ongoing credit evaluations of its customers' financial condition.

Based upon the expected collectability of its accounts receivable, the Company maintains an allowance for doubtful accounts receivable.

No customer represented more than 10% of the Company’s total revenues for the fiscal year ended September 30, 2010 or 2009.

One customer accounted for $185,752 (11%) of the Company’s total accounts receivable for the fiscal year ended September 30, 2010.   No customer represented more than 10% of the Company’s total accounts receivable for the fiscal year ended September 30, 2009.

Cash Equivalents

The Company has cash in bank accounts that, at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.

Cash equivalents consist of investments with original maturities to the Company of three months or less .   The Company had $ 395,911 and $ 15,670 of cash deposits in excess of federally insured limits as of September 30, 2010 and 2009 , respectively.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis .   Specific reserves are estimated by management based on certain assumptions and variables, including the customer’s financial condition, age of the customer’s receivables and changes in payment histories .   Trade receivables are written off when deemed uncollectible .   Recoveries of trade receivables previously written off are recorded when cash is received .   A trade receivable is considered to be past due if any portion of the receivable balance has not been received by the Company within its normal terms .   Interest income is not recorded on trade receivables that are past due, unless that interest is collected.

Inventory

Inventory is valued at the lower of the cost or market .   Cost is determined using the first-in, first-out (“FIFO”) method .   Market is determined based on the estimated net realizable value, which generally is the item selling price .   Inventory is periodically reviewed in order to identify obsolete or damaged items or impaired values.   The Company impaired its inventory by $74,607 and $0 during the fiscal years ended September 30, 2010 and 2009, respectively.

Inventory consists of products that are available for sale and raw materials used in the manufacturing of TrackerPAL™ and ReliaTrack™ devices .   Completed TrackerPAL™ and ReliaTrack™ devices are reflected in Monitoring Equipment .   As of September 30, 2010 and 2009 , respectively, inventory consisted of the following:

	2010	2009
Raw materials	$392,647	$686,421
Reserve for damaged or obsolete inventory	(47,118)	(83,092)
Total inventory, net of reserves	$345,529	$603,329

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization .   Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the assets, typically three to seven years .   Leasehold improvements are amortized over the shorter of the estimated useful lives of the asset or the term of the lease. Expenditures for maintenance and repairs are expensed while renewals and improvements are capitalized .

Property and equipment consisted of the following as of September 30, 2010 and 2009, respectively:

	2010	2009
Equipment, software, tooling, and other fixed assets	$2, 595,797	$2, 742,537
Automobiles	334,917	305,658
Building	377,555	377,555
Leasehold improvements	127,912	127,912
Furniture and fixtures	284,824	284,824
Total property and equipment	3,721,005	3,838,486
Accumulated depreciation	(2, 235,683)	(2,525,180)
Property and equipment, net of accumulated depreciation	$1, 485,322	$1, 313,306

As of September 30, 2010 and 2009, $249,536 and $0 of assets included in the property and equipment, respectively, have not been put into use and were not depreciated.  Property and equipment to be disposed of is reported at the lower of the carrying amount or fair value, less the estimated costs to sell and any gains or losses are included in the results of operations. During the fiscal years ended September 30, 2010 and 2009, the Company disposed of net property and equipment of $41,597 and $16,577, respectively.

Depreciation expense for the fiscal years ended September 30, 2010 and 2009 was $ 414,056 and $ 677,016, respectively.

Monitoring Equipment

Monitoring equipment as of September 30, 2010 and 2009 is as follows:

	2010	2009
Monitoring equipment	$4,471,665	$4, 260,690
Less accumulated depreciation	(2, 788,309)	(2,944,197)
Monitoring Equipment, net	$1,683,356	$1, 316,493

The Company began leasing monitoring equipment to agencies for offender tracking in April 2006 under operating lease arrangements .   The monitoring equipment is depreciated using the straight-line method over an estimated useful life of 3 years.

Amortization expense for the fiscal years ended September 30, 2010 and 2009 was $ 875,312 and $1, 300,783 , respectively .   These expenses were classified as a cost of revenues.

Assets to be disposed of are reported at the lower of the carrying amount or fair value, less the estimated costs to sell .   During the fiscal years ended September 30, 2010 and 2009 , the Company disposed of lease monitoring equipment and parts of $ 621,997 and $ 2,319,530, respectively.   Included in the equipment disposals were impairments of $516,194 and $2,319,530 incurred during the fiscal years ended September 30, 2010 and 2009, respectively.  These impairment costs were included in cost of revenues.

Impairment of Long-Lived Assets and Goodwill

The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the book value of an asset may not be recoverable and in the case of goodwill, at least annually. The Company evaluates whether events and circumstances have occurred which indicate possible impairment as of each balance sheet date. The Company uses an equity method of the related asset or group of assets in measuring whether the assets are recoverable .   If the carrying amount of an asset exceeds its market value, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset .   Impairment of long-lived assets is assessed at the lowest levels for which there is an identifiable fair market value that is independent of other groups of assets .   As of September 30, 2010 and 2009, the Company impaired goodwill from Court Programs, Inc. by $204,735 and $0, Midwest Monitoring & Surveillance, Inc. by $ 0 and $ 2,343,753 and from Bishop Rock Software , Inc. by $0 and $460,827 for a total impairment expense of $2 04,735 and $2 ,804,580 , respectively.

Revenue Recognition

The Company’s revenue has historically been from two sources: (i) monitoring services; and (ii) monitoring device and other product sales.

Monitoring Services

Monitoring services include two components: (a) lease contracts in which the Company provides monitoring services and leases devices to distributors or end users and the Company retains ownership of the leased device; and (b) monitoring services purchased by distributors or end users who have previously purchased monitoring devices and opt to use the Company’s monitoring services.

The Company typically leases its devices under one-year contracts with customers that opt to use the Company’s monitoring services .   However, these contracts may be cancelled by either party at anytime with 30 days notice .   Under the Company’s standard leasing contract, the leased device becomes billable on the date of activation or 7 days from the date the device is assigned to the lessee, and remains billable until the device is returned to the Company .   The Company recognizes revenue on leased devices at the end of each month that monitoring services have been provided .   In those circumstances in which the Company receives payment in advance, the Company records these payments as deferred revenue.

Monitoring Device Product Sales

Although not the focus of the Company’s business model, the Company sells its monitoring devices in certain situations. In addition, the Company sells home security and Personal Emergency Response Systems (“PERS”) units .   The Company recognizes product sales revenue when persuasive evidence of an arrangement with the customer exists, title passes to the customer and the customer cannot return the devices, prices are fixed or determinable (including sales not being made outside the normal payment terms) and collection is reasonably assured. When purchasing products (such as TrackerPAL ™ and ReliaTrack™ devices) from the Company, customers may, but are not required to, enter into monitoring service contracts with the Company .   The Company recognizes revenue on monitoring services for customers that have previously purchased devices at the end of each month that monitoring services have been provided.

Multiple Element Arrangements

The majority of the Company’s revenue transactions do not have multiple elements. On occasion, the Company has revenue transactions that have multiple elements (such as product sales and monitoring services ).   For revenue arrangements that have multiple elements, the Company considers whether: (i) the delivered devices have standalone value to the customer; (ii) there is objective and reliable evidence of the fair value of the undelivered monitoring services, which is generally determined by surveying the price of competitors’ comparable monitoring services; and (iii) the customer does not have a general right of return .   Based on these criteria, the Company recognizes revenue from the sale of devices separately from the monitoring services to be provided to the customer .   In accordance with FASB ASC subtopic addressing multiple deliverables, if the fair value of the undelivered element exists, but the fair value does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method , as applied to these particular transactions, the fair value of the undelivered element (the monitoring services) is deferred and the remaining portion of the arrangement (the sale of the device) is recognized as revenue when the device is delivered and all other revenue recognition criteria are met.

Other Matters

The Company considers an arrangement with payment terms longer than the Company’s normal terms not to be fixed or determinable, and revenue is recognized when the fee becomes due .   Normal payment terms for the sale of monitoring services are 30 days, and normal payment terms for device sales are between 120 and 180 days .   The Company sells its devices and services directly to end users and to distributors .   Distributors do not have general rights of return .   Also, distributors have no price protection or stock protection rights with respect to devices sold to them by the Company .   Generally, title and risk of loss pass to the buyer upon delivery of the devices.

The Company estimates its product returns based on historical experience and maintains an allowance for estimated returns, which is recorded as a reduction to accounts receivable and revenue.

Shipping and handling fees are included as part of net revenues .   The related freight costs and supplies directly associated with shipping products to customers are included as a component of cost of revenues.

Research and Development Costs

All expenditures for research and development are charged to expense as incurred. These expenditures in 2010 and 2009 were for the development of SecureAlert’s TrackerPAL™ and ReliaTrack™ device and associated services. For the fiscal years ended September 30, 2010 and 2009 , research and development expenses were $1, 483,385 and $1, 777,873, respectively.

Advertising Costs

The Company expenses advertising costs as incurred .   Advertising expense for the fiscal years ended September 30, 2010, and 2009, was $ 87,567 and $ 76,793, respectively.

Stock-Based Compensation

The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock .

Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized .   Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

Net Loss Per Common Share

Basic net loss per common share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.

Diluted net loss per common share ("Diluted EPS") is computed by dividing net loss attributable to common stockholders by the sum of the weighted-average number of common shares outstanding and the weighted-average dilutive common share equivalents outstanding .   The computation of Diluted EPS does not assume exercise or conversion of securities that would have an anti-dilutive effect.

Common share equivalents consist of shares issuable upon the exercise of common stock options and warrants, and shares issuable upon conversion of preferred stock .   As of September 30, 2010 and 2009 , there were 268,783,361 and 75,789,348 outstanding common share equivalents, respectively, that were not included in the computation of diluted net loss per common share as their effect would be anti-dilutive.

Recent Accounting Pronouncements

In December 2007 , the FASB issued a new accounting standard that establishes accounting and reporting standards pertaining to ownership interest s in subsidiaries held by parties other than the parent, the amount of net income attributable to the parent and to the non-controlling interests , changes in a parent’s ownership interest, and the valuation of any retained non-controlling equity investment when a subsidiary is deconsolidated. This new accounting standard also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. The Company adopted this new standard on October 1, 2009. Upon adoption, $241,638 of non-controlling interest was reclassified to a separate component of total equity within the Company’s consolidated balance sheets .

In September 2009, the FASB issued guidance that changes the existing multiple-element revenue arrangements guidance currently included under its Revenue Arrangements with Multiple Deliverables codification. The revised guidance primarily provides two significant changes: 1) it eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) it eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. This will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. This guidance has not yet been adopted and the Company does not expect a significant impact to its results of operations and financial position.

In October 2009, the FASB issued accounting guidance which changes the accounting model for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product's essential functionality are excluded from the software revenue recognition guidance given prior to this new guidance. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance.  This guidance is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted.  The Company adopted this guidance as of April 1, 2010 which did not significantly impact its results of operations and financial position as of September 30, 2010.

In June 2009, the FASB issued accounting guidance on the consolidation of variable interest entities (VIEs). This new guidance revises previous guidance by eliminating the exemption for qualifying special purpose entities, by establishing a new approach for determining who should consolidate a variable-interest entity and by changing when it is necessary to reassess who should consolidate a variable-interest entity.  This guidance will be effective at the beginning of the first fiscal year beginning after November 15, 2009. Early application is not permitted.  The adoption of this guidance is not expected to significantly impact the Company’s results of operations and financial position.

In October 2009, the FASB issued guidance on share-lending arrangements entered into on an entity's own shares in contemplation of a convertible debt offering or other financing.  This new guidance is effective for fiscal years beginning on or after December 15, 2009, and fiscal years within those fiscal years for arrangements outstanding as of the beginning of those years. Retrospective application is required for such arrangements and early application is not permitted.  The adoption of this guidance is not expected to significantly impact the Company’s results of operations and financial position.

In February 2010, the FASB revised the guidance to include additional disclosure requirements related to fair value measurements. The guidance adds the requirement to disclose transfers in and out of Level 1 and 2 measurements and the reasons for the transfers and a gross presentation of activity within the Level 3 roll forward. The guidance also includes clarifications to existing disclosure requirements on the level of disaggregation and disclosures regarding inputs and valuation techniques. The guidance applies to all entities required to make disclosures about recurring and nonrecurring fair value measurements. The Company adopted this guidance as of March 31 , 2010 which did not significantly impact the Company’s results of operations and financial position.

In December 2010, the FASB issued Accounting Standards Update No.  2010  -28,  When to Perform Step 2 of the Goodwill Impairment  Test for Reporting Units with Zero or Negative Carrying Amounts (Topic 350)—Intangibles—Goodwill and Other  (ASU 2010-28). ASU 2010-28 amends the criteria for performing Step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts and requires performing Step 2 if qualitative factors indicate that it is more likely than not that a goodwill impairment exists. We will adopt ASU 2010-28 in fiscal 2011 and any impairment to be recorded  upon adoption will be recognized as an adjustment to our beginning retained earnings. The Company is currently evaluating the impact of the pending adoption of ASU 2010 -28 on its consolidated financial statements .

(3)	Acquisitions, Goodwill and Other Intangible Assets

As of September 30, 2010, the Company had recorded goodwill and intangible assets related to the acquisition of controlling interest of Midwest, Court Programs, and Bishop Rock Software .  The Company has also entered into a license agreement related to the use of certain patents. The following table summarizes the activity and balance of goodwill for the fiscal years ended September 30, 2009 and 2010 :

	Midwest Monitoring & Surveillance	Court Programs, Inc.	Total
Balance as of September 30, 2008	$3,603,748	$1,208,086	$4,811,834
Impairment	(2,343,753)	-	(2,343,753)
Balance as of September 30, 2009	1,259,995	1,208,086	2,468,081
Purchase of remaining 49% ownership of Court Programs, Inc.	-	1,484,717	1,484,717
Purchase option extension for the remaining 46.855% ownership of Midwest Monitoring & Surveillance	162,000	-	162,000
Impairment	-	(204,735)	(204,735)
Balance as of September 30, 2010	$1,421,995	$2,488,068	$3,910,063

The following table summarizes the classification of the intangibles and goodwill as of September 30, 2010:

	Midwest Monitoring & Surveillance	Court Programs, Inc.	Bishop Rock Software	Patent	Total
Goodwill	$1,421,995	$2,488,068	$-	$-	$3,910,063
Other Intangible Assets
Trade name	120,000	99,000	10,000	-	229,000
Software	-	-	380,001	-	380,001
Customer relationships	-	6,000	-	-	6,000
Patent license agreement	-	-	-	50,000	50,000
Non-compete agreements	2,000	6,000	-	-	8,000
Total Other Intangible Assets	122,000	111,000	390,001	50,000	673,001
Accumulated other intangible asset amortization	(24 ,667)	(28,100)	(217,688)	(3,704)	(274,159)
Total goodwill and other intangible assets, net of amortization	$1,519,328	$2,570,968	$172,313	$46,296	$4,308,905

The following table summarizes the future maturities of amortization of intangible assets as of September 30, 2010:

Fiscal Year	Midwest Monitoring & Surveillance	Court Programs, Inc.	Bishop Rock Software	Patent	Total

2011	$8,000	$7,800	$127,334	$5,556	$148,690
2012	8,000	7,800	37,452	5,556	58,808
2013	8,000	6,800	667	5,556	21,023
2014	8,000	6,600	667	5,556	20,823
2015	8,000	6,600	667	5,556	20,823
Thereafter	57,333	47,300	5,526	18,516	128,675

Total	$97,333	$82,900	$172,313	$46,296	$398,842

Midwest Monitoring & Surveillance
Effective December 1, 2007, the Company purchased a 51% ownership interest, including a voting interest, in Midwest Monitoring & Surveillance (“Midwest”).  Like the Company’s operations prior to the acquisition of interest, Midwest provides electronic monitoring for individuals on parole.  The total consideration for the purchase of Midwest was $4,400,427 comprised of notes payable of $1,800,000, shares of common stock valued at $1,752,000 (438,000 shares valued at $4.00 per share), transaction costs of $31,497, and long-term liabilities assumed of $816,930.

Effective April 1, 2010, the Company and the Midwest minority owners executed an agreement to extend the option period for the purchase of the remaining minority ownership interest of Midwest. As consideration for the extension of the option period for an additional 12 months, the Company paid a fee (to be credited against the purchase price for the remaining shares of Midwest) by issuing 150,000 restricted shares of the Company’s common stock valued at $18,000 ($0.12 per share) and waived the payment of $10,000 owed to the Company by Midwest.  In addition, the Company agreed to make cash payments to the sellers totaling $144,000 in equal installments over a 12-month period.  In consideration of the payments of cash and stock, the Company was issued additional shares of Midwest’s common stock increasing the Company’s total ownership interest in Midwest from 51% to 53.145%.

The total consideration of $4,562,427 less the tangible assets acquired of $674,679 resulted in an excess over net book value of $3,887,748.  The Company recorded impairment of $2,343,753 for the fiscal year ended September 30, 2009, resulting in a net goodwill of $1,421,995 and $122,000 of other intangible assets, as noted in the table above.

The Company recorded $ 8 ,167 of amortization expense for Midwest intangible assets during the fiscal year ended September 30, 2010 resulting in a total accumulated amortization of $ 24 ,667 and net other intangible assets of $ 97 ,333.

Court Programs
Effective December 1, 2007, the Company purchased a 51% ownership interest, including a voting interest, in Court Programs, Inc., a Mississippi corporation, Court Programs of Northern Florida, Inc., a Florida corporation, and Court Programs of Florida, Inc., a Florida corporation (collectively, “Court Programs”).  Similar to the Company’s operations prior to the acquisition of interest, Court Programs is a distributor of electronic monitoring devices to courts providing a solution to monitor individuals on parole.   The Company acquired Court Programs to utilize its preexisting business relationships to gain more market share and expand available service offerings.   Consideration for the purchase of 51% of Court Programs was $1,527,743, it comprised of a note payable of $300,000, shares of common stock valued at $847,500 (212,000 shares valued at approximately $4.00 per share), transaction costs of $45,324, and long-term liabilities assumed of $334,919.

Effective March 1, 2010, the Company purchased the remaining 49% ownership of Court Programs. Consideration for the remaining ownership of Court Programs consisted of the following: $100,000 in cash, a note payable of $200,000, a note payable for $849,631 which was subsequently exchanged for 850 shares of the Company’s Series D Preferred stock (see Note 8) , and $335, 087 of assumption of non-controlling interest. Non-controlling interest is calculated by allocating the total stockholders’ equity for Court Programs to its non-controlling owners according to their percentage of ownership.

The total consideration of $3, 012,461 less the tangible assets acquired of $ 208,658 resulted in an excess over net book value of $ 2,692,803 of goodwill and $111,000 of other intangible assets. In March 2010, the Company recorded $204,735 of impairment of goodwill resulting in a net goodwill of $2, 488,068 , as noted in the table above.   The Company recorded $ 8,300 of amortization expense on intangible assets for Court Programs during the fiscal year ended September 30, 2010 resulting in a total accumulated amortization of $ 28,100 and net other intangible assets of $ 82,900.  Included in the consolidated statements of operations for the Company for the fiscal years ended September 30, 2009 and 2010, Court Programs contributed $3,086,335 and $3,504,533 of revenue and $110,893 and $749,932 of net loss, respectively .

Bishop Rock Software
Effective January 14, 2009, the Company purchased a 100% ownership interest, including a voting interest, in Bishop Rock Software, Inc., a California corporation, (“Bishop Rock”) for 2,857,286 shares of the Company’s common stock valued at $0.23 per share ($657,176), options to purchase 642,714 shares of the Company’s common stock with an exercise price of $0.09 per share for a value of $114,383 using the Black-Scholes calculation, and $79,268 in debt for a total purchase price of $850,827.  The total consideration of $850,827, less crime-scene correlation software recorded as an asset for $390,001, resulted in goodwill of $460,827.  During the fiscal year ended September 30, 2009, the Company recorded an impairment expense of $460,827, which eliminated the remaining goodwill.

The Company recorded $ 127,334 of amortization expense on intangible assets for Bishop Rock Software during the fiscal year ended September 30, 2010, resulting in a total accumulated amortization of $ 217,688 and net intangible assets of $ 172,313 .

Patent
On January 29, 2010, the Company and Satellite Tracking of People, LLC (“STOP”) entered into a license agreement whereby STOP granted to Company a non-exclusive license under U.S. Patent No. 6,405,213 and any and all patents issuing from continuation, continuation-in-part, divisional, reexamination and reissues thereof and along with all foreign counterparts, to make, have made, use, sell, offer to sell and import covered products in SecureAlert’s present and future business.  The license granted shall continue for so long as any of the licensed patents have enforceable rights.  The license granted is not assignable or transferable except for sublicenses within the scope of its license to the Company’s subsidiaries.

The Company agreed to pay $50,000 as consideration for the use of this patent.  Of the $50,000, $25,000 was paid during the fiscal year ended September 30, 2010 and the balance is due by January 29, 2011. The Company recorded $3,704 of amortization expense for the patent during the fiscal year ended September 30, 2010, resulting in a total accumulated amortization of $3,704 and net intangible assets of $46,296.

Supplemental Pro Forma Results of Operations (unaudited)

The following tables present the pro forma results of operations for the fiscal years ended September 30, 2010 and 2009, as though the Midwest, Court Programs, and Bishop Rock Software acquisitions had been completed as of the beginning of each period presented:

	Years Ended September 30,
	2010	2009
Revenues:
Products	$371,214	$570,749
Monitoring services	12,079,757	12,055,841
Total revenues	12,450,971	12,626,590
Cost of revenues:
Products	(45,131)	(275,688)
Monitoring services	(6,933,843)	(9,862,925)
Impairment of monitoring equipment and parts	(590,801)	(2,319,530)
Total cost of revenues	(7,569,775)	(12,458,143)
Gross margin (deficit)	4,881,196	168,447

Operating expenses:
Selling, general and administrative	(12,126,413)	(16,701,374)
Settlement expense	(1,150,000)	-
Research and development	(1,483,385)	(1,777,873)
Impairment of goodwill	(204,735)	(2,804,580)
Loss from operations	(10,083,337)	(21,115,380)

Other income (expense):
Loss on disposal of equipment	(41,597)	-
Redemption of SecureAlert Monitoring Series A Preferred stock	(19,095)	95,816
Interest income	23,139	18,187
Interest expense	(4,146,459)	(5,012,803)
Derivative valuation gain	200,534	1,867,007
Other income (loss)	147,206	905,626
Net loss	(13,919,609)	(23,241,547)
Net Loss attributable to non-controlling interest	60,050	88,617
Net loss	(13,859,559)	(23,152,930)
Dividends on Preferred stock	(1,494,481)	(175)
Net loss attributable to common stockholders	$(15,354,040)	$(23,153,105)
Net loss per common share – basic and diluted	$(0.07)	$(0.13)
Weighted average common shares outstanding – basic and diluted	227,246,000	182,063,000

(4)	Bank Line of Credit

During the fiscal year ended September 30, 2009, the Company paid off a $3,600,000 line of credit with a bank that matured on March 1, 2009.  The line of credit was secured by letters of credit for a total of $3,600,000 and SecureAlert’s assets, excluding TrackerPAL™ and ReliaTrack TM products. The letters of credit were provided as collateral by six unrelated parties.  During the fiscal year ended September 30, 2009, the Company and the six unrelated parties mutually agreed to pay off the line of credit by calling upon the letters of credit and converting into a senior secured convertible note. (See Note 8)

The Company established a new line of credit for $1,000,000 with a bank during the fiscal year ended September 30, 2009.  The interest rate is 3.25% and the line of credit matures on September 22, 2011.  In addition to the interest paid to the bank, the Company agreed to pay ADP Management an additional 12.75% of interest totaling $105,385, a 10% loan origination fee of $100,000, and 129 shares of Series D Preferred stock valued at $108,360 for securing the line of credit by pledging certificates of deposit were issued to ADP Management on January 13, 2010. Thus, the total effective interest rate to the Company is 36%.  Interest on the line of credit is due monthly. As of September 30, 2010 and 2009, the Company owed $1,000,000 and $252,600, respectively.  As of September 30, 2010 and 2009, there were $0 and $747,400 of unused line of credit funds available.

(5)	Accrued Expenses

Accrued expenses consisted of the following as of September 30, 2010 and 2009:

	2010	2009
Accrued payroll, taxes and employee benefits	$536,501	$561,898
Accrued related-party origination fees	344,370	-
Accrued consulting	304,025	436,054
Accrued interest	219,791	382,424
Accrued warranty and manufacturing costs	138,622	246,622
Accrued outside services	68,730	38,132
Accrued acquisition extension costs	48,000	42,000
Accrued indigent fees	45,434	34,130
Accrued legal and settlement costs	38,111	80,208
Accrued patent liability (see Note 3)	32,550	-
Accrued administration fees	25,000	-
Accrued board of directors fees	25,000	300,000
Accrued cellular costs	6,366	27,144
Accrued research and development costs	2,993	45,000
Accrued foreclosure liability (see Note 6)	-	775,000
Accrued officer compensation	-	492,280
Accrued commissions and other costs	68,802	45,788
Total accrued expenses	$1,904,295	$3,506,680

During the fiscal year ended September 30, 2010, the Company exchanged 1,999 shares of Series D Preferred stock for the conversion of $1,935,799 of accrued expenses.

As of September 30, 2008, the Company accrued for $291,423 of warranty and manufacturing costs associated with TrackerPAL I and II devices. During the fiscal years ended September 30, 2009 and 2010, the Company used $44,801 and $108,000, respectively, resulting in a remaining balance of $246,622 and $138,622 for the fiscal years ended September 30, 2009 and 2010, respectively, to be used in future periods.

(6)             Related Party Transactions

The Company has entered into certain transactions with related parties. These transactions consist mainly of financing transactions and consulting arrangements.

Related-Party Line of Credit

As of September 30, 2009, the Company owed $76,022 under a line-of-credit agreement with ADP Management, an entity owned and controlled by Mr. Derrick, the Company’s Chief Executive Officer.  Outstanding amounts on the line of credit accrue interest at 11% per annum and were due upon demand.  During the fiscal year ended September 30, 2009, the net decrease under this line of credit was $466,782. This decrease consisted of cash repayments of $739,063 offset, in part, by $272,281 of expenses owed to ADP Management that are reimbursable by the Company.

During the fiscal year ended September 30, 2010, the interest rate increased from 11% to 16% and the Company paid off the line-of-credit.  The decrease in the balance consisted of net cash repayments of $729,009 offset, in part, by $652,987 of expenses owed to ADP Management that are reimbursable by the Company.

Related-Party Notes Payable

Note #1

In November 2008, the Company borrowed $1, 000,000 from Mr. Derrick, the Chief Executive Officer of the Company.  The unsecured note payable accrues interest at 15% and was due and payable upon the Company receiving cash proceeds of $1,000,000 or more from the sale of common stock or other additional financing activities or February 4, 2009, whichever comes first.  The Company paid to Mr. Derrick a loan origination fee of $50,000 in cash and 100,000 shares of restricted common stock.  In February 2009, Mr. Derrick loaned an additional $500,000 to the Company resulting in a total of $1,500,000 due to Mr. Derrick.  The Company and Mr. Derrick agreed to extend the due date of the full obligation to February 26, 2010. As of September 30, 2009, the Company owed $1,500,000 plus $12,197 in accrued interest to Mr. Derrick. On January 13, 2010, Mr. Derrick converted the note of $1,500,000 into 1,500 shares of Series D Preferred stock.

Note #2

Effective March 1, 2010, the Company purchased the remaining 49% ownership of Court Programs. The Company paid $100,000 in cash and entered into an unsecured note payable of $200,000 due in four equal installments of $50,000 each on July 15, 2010, October 15, 2010, January 15, 2011, and April 15, 2011, together with interest on any unpaid amounts at 8% per annum.  As of September 30, 2010 and 2009, the Company owed $ 150 ,000 and $0 in principal plus $ 9,181 and $0, respectively, in accrued interest under this note, which is payable to an employee of the Company (the former principal of Court Programs, Inc.).

Note #3

The Company entered into a promissory note on March 16, 2010 with Mr. Derrick for $500,000 accruing interest at a rate of 12% per annum or a 1% origination fee of $5,000 , whichever is greater, maturing on April 15, 2010. On April 1, 2010, the Company paid off the promissory note for $505,000 in outstanding principal and accrued interest resulting in an effective interest rate of 21.5% per annum.

Note #4

On June 24, 2010, the Company and ADP entered into an agreement whereby ADP agreed to loan and/or invest between $1,000,000 and $5,000,000 to finance the manufacturing of TrackerPAL ™ II   (e) and ReliaTrack TM   devices and to provide additional working capital to the Company.  The Company agreed to pay a 10% origination fee to ADP for money loaned and/or invested (for a maximum of $500,000) payable in shares of Series D Preferred stock ($600 to 1 share rate, effective conversion rate of $0.10 per share of common stock).  As of September 30, 2010, ADP Management loaned and/or assisted in facilitating approximately $3,443,700 of financing to the Company resulting in $344,370 in origination fees in connection with the agreement.

All amounts loaned pursuant to this agreement shall bear interest at a rate of 16% per annum.  Interest shall be payable quarterly to ADP in shares of Series D Preferred stock ($600 to 1 share rate, effective conversion rate of $0.10 per share of common stock). The loan matures on July 1, 2011.  Additionally, ADP has the option to convert the outstanding balance and any unpaid interest into shares of Series D Preferred stock ($600 to 1 share rate, effective conversion rate of $0.10 per share of common stock).  During the fiscal year ended September 30, 2010, the Company recorded $ 144,184 as interest expense to account for a beneficial conversion feature in connection with the agreement.

Foreclosure Liability

In July 2009, the Company entered into a promissory note with an unrelated entity in the amount of $1,000,000 payable on December 31, 2010.  The note bears interest at a rate of 15% per annum paid quarterly.  As additional consideration for the loan to settle a registration rights dispute, the Company granted the lender 8,000,000 shares of common.  Additionally, a related-party entity, ADP Management, collateralized this note with 5,000,000 shares of the Company’s common stock it owns. In August 2009, the Company defaulted on the loan because it failed to register the 8,000,000 shares of common stock within 30 days of entering into the agreement resulting in the lender foreclosing on the 5,000,000 shares of common stock held as collateral. As of September 30, 2009, the Company accrued $775,000, as a “foreclosure liability” to record the obligation to repay the 5,000,000 shares of common stock to ADP Management. On January 13, 2010, the Company issued 833 shares of Series D Preferred stock to ADP Management in full satisfaction of $775,000 foreclosure liability.  As of September 30, 2010, there was no outstanding foreclosure liability.

Related-Party Series A 15% Debenture

On May 1, 2009, the Company issued a Series A 15% debenture due and payable on November 1, 2010 to an entity controlled by an officer of the Company for $250,000 in cash. In addition to the rights and terms of the debenture, the entity received one-year warrants to purchase 2,200,000 shares of the Company’s common stock at an exercise price of $0.25 per share, valued at $43,926. On January 13, 2010, the entity converted the $250,000 debenture into 250 shares of Series D Preferred stock.  As of September 30, 2010 and 2009, the Company owed $0 and $250,000 in principal plus $1, 381 and $9,452 in accrued interest, respectively.

Consulting Arrangement s

The Company agreed to pay consulting fees to ADP Management for assisting the Company to develop its new business direction and business plan and to provide introductions to strategic technical and financial partners.  Under the terms of this agreement, ADP Management was paid a consulting fee of $20,000 per month and the Company agreed to reimburse the expenses incurred by ADP Management in the course of performing services under the consulting arrangement.

The ADP Management agreement also requires ADP Management to pay the salary of Mr. Derrick as Chief Executive Officer and Chairman of the Board of Directors of the Company .  The Board of Directors, with Mr. Derrick abstaining, approved both of these arrangements.

During the fiscal year ended September 30, 2008, the Company issued 1,000,000 shares of common stock valued at $1.52 per share to prepay consulting fees to ADP Management.  Effective July 1, 2010, the Board of Directors and ADP Management mutually agreed that the 1,000,000 shares of common stock previously issued would be returned and cancelled resulting in no prior obligation outstanding, but the Company would accrue $20,000 per month going forward to pay Mr. Derrick’s base salary .  The Company recorded $180,000 and $240,000 of expense associated with the issuance of these shares during each of the fiscal years ended September 30, 2010 and 2009 .

(7)             Convertible Promissory Note

On January 15, 2009, the Company entered into an unsecured convertible promissory note for $2,700,000 in order to purchase TrackerPAL™ units.  The note, at the lender’s option, could be converted into shares of the Company’s common stock at a conversion price of $0.22 per share.  The note accrued interest at a rate of 8% per annum and matured on January 15, 2010. Interest was due monthly and the principal was due at maturity. The fair market value of the common stock was $0.23 per share on the date the Company entered into the agreement resulting in a beneficial conversion feature of $122,727.  This was recorded as a debt discount and will be expensed over the life of the note. As of September 30, 2010 and 2009, the outstanding balance due was $0 and $2,050,000 with a remaining debt discount balance of $0 and $41,556, respectively. On January 13, 2010 the holder of the convertible promissory note converted the note, including the principal and accrued interest of $2,148,414 into 2,149 shares of Series D Preferred stock.

(8)             Senior Secured Convertible Notes

During the fiscal year ended September 30, 2009, the Company issued senior secured convertible notes of $3,549,631 to unrelated parties. The proceeds were used to pay off the Company’s line of credit. The interest rate was 15% per annum and the notes matured on March 13, 2010.  Interest was due monthly and the principal was due at maturity.  These notes were convertible into shares of the Company’s common stock at a conversion price of $0.20 per share or into shares of common stock of a subsidiary of the Company at the fair market value of the stock at the conversion date.  The Company determined that the embedded conversion features of the notes were subject to derivative accounting treatment (see Note 10). This resulted in a debt discount valued at $853,166. Additionally, with the issuance of these notes, the Company issued 3,549,630 shares of common stock valued at $226,853 recorded as a debt discount. The value of $1,080,019 recorded as a debt discount is expensed over the life of these notes.  On January 13, 2010, the holders of $2,270,000 of this debt converted the notes into 2,270 shares of Series D Preferred stock and all remaining unamortized debt discount was immediately expensed as interest expense.  On March 12, 2010, a holder exchanged $849,631 of the notes into a promissory note of $849,631 which was converted into 850 shares of Series D Convertible Preferred stock as part of the acquisition of the remaining ownership of Court Programs (see Note 3).  The promissory note required monthly principal payments of $50,000 plus interest at a rate of 12% per annum maturing on July 13, 2011. During July 2010, the Company paid off the outstanding balance of $150,000 and accrued interest of $20,891 for total cash payments of $170,891.  As of September 30, 2010 and 2009, the outstanding balance of the Senior Secured Convertible Notes was $0 and $3,419,631 with a remaining debt discount balance of $0 and $529,109, respectively.

(9)	Series A 15% Debentures

During the fiscal year ended September 30, 2009, the Company received $4,400,000 in cash from the issuance of Series A 15% debentures. Additionally, the Company issued debentures to a consultant in the principal amount of $106,750 for services rendered to the Company.  As of September 30, 2010 and 2009, the total outstanding balance of the debentures was $0 and $4,506,750, respectively.  The debentures earned interest at a rate of 15% interest per annum, with interest due quarterly and principal due at maturity 18 months after issuance.  In addition, for every $1 invested in the debenture the holder received one share of the Company’s common stock.  At the holder’s option, the debenture may be converted into shares of common stock at a conversion rate of $0.20 per share or into shares at a reduced conversion rate should the Company issue any equity security at a price less than $0.20 per share. The Company determined that the embedded conversion features of the debentures were subject to derivative accounting treatment (see Note 10). This resulted in a debt discount valued at $3,130,423.  Additionally, with the issuance of these debentures, the Company issued 4,506,750 shares of common stock valued at $265,982 and 2,200,000 warrants valued at $43,926 recorded as a debt discount. The shares and options were valued upon an allocation on a prorated basis between the debt and equity instruments issued to the debenture holders and the debt discount was expensed over the life of the debentures.

In September 2008, the Company sold 4,077,219 shares of common stock at $0.75 per share to an investor.  Shortly following the transaction, the market price of the Company’s common stock fell to approximately $0.20 per share. The Company agreed upon the investor’s investment of an additional $3,000,000 (included in the $4,506,750 discussed in the paragraph above) in the Series A 15% debenture that the Company would issue 9,796,636 additional shares of its common stock to the investor.  Furthermore, the Company agreed to re-price outstanding warrants held by the investor from $1.00 to $0.25 per share and extend the purchase period an additional two years. The issuance of these shares and re-pricing of the warrants attributed an additional $587,248 to the debt discount resulting in a total $3,130,423 in a debt discount to be amortized over the life of the debentures.  During the fiscal year ended September 30, 2010, the Company amortized $1,821,720 of this debt discount and recorded it as interest expense.  On January 13, 2010 the holders of debentures of $4,718,197 in principal and accrued interest converted this debt into a total of 4,723 shares of Series D Preferred stock.  As of September 30, 2010 and 2009, the debt discount balance was $0 and $1,821,720, respectively.

(10)	Derivatives

The Company does not hold or issue derivative instruments for trading purposes.  However, the Company had convertible notes and debentures that contained embedded derivative features that required separate valuation from the convertible instruments during the fiscal years ended September 30, 2010 and 2009.  The Company recognized these derivatives as liabilities on its balance sheet, and measured them at their estimated fair value, and recognized changes in their estimated fair value in earnings (losses) in the period of change.  During the fiscal year ended September 30, 2010, the holders of these convertible notes and debentures converted into Series D Preferred stock (see Note 12) eliminating the derivative liabilities.  As of September 30, 2010 and 2009, the derivative liabilities had a fair value of $0 and $1,219,426, respectively, resulting in a derivative valuation gain of $200,534 for the fiscal year ended September 30, 2010.

(11)           Debt Obligations

Debt obligations as of September 30, 2010 and 2009 consisted of the following:

	September 30,
	2010	2009
SecureAlert Monitoring, Inc.
Notes payable for testing equipment with an interest rate of 8%. The notes are secured by testing equipment. The notes mature in June 2011 and December 2011.	$17,609	$12,228

Capital leases with effective interest rates that range between 9.58% and 17.44% that mature from December 2012 to September 2013.	114,388	-

Unsecured note payable with an interest rate of 12%. The note was paid off during fiscal year ended 2010.	-	8,728

SecureAlert, Inc.
Unsecured promissory note with an entity bearing an interest rate of 15%. During the fiscal year 2010, the note was exchanged into Series D Preferred stock.	-	474,335

Secured promissory note with an individual with an interest rate of 12%. The note matures on July 13, 2011.	499,631	-

Settlement liability from patent infringement suit and countersuit settled in February 2010. The liability will be paid quarterly through September 2012.	887,500	-

Court Programs, Inc.
Note payable due to the Small Business Administration (“SBA”). Note bears interest at 6.04% and matures April 2037. The note is secured by monitoring equipment.	220,156	225,000

Unsecured revolving line of credit with a bank with an effective interest rate of 9.24%. As of September 30, 2010, $45,652 was available for withdrawal under the line of credit.	12,348	16,500

Automobile loan with a financial institution secured by the vehicle. Interest rate is 7.09% and is due in June 2014.	24,994	30,751

Unsecured note payable with an interest rate of 8%.	-	1,492

Capital leases with effective interest rates that range between 14.12% and 14.89% that mature in January 2011 through November 2011.	26,629	14,898

Midwest Monitoring & Surveillance, Inc.
Unsecured revolving line of credit with a bank, with an interest rate of 9.25%. As of September 30, 2010, $10,257 was available for withdrawal under the line of credit.	39,743	39,224

Notes payable to a financial institution bearing interest at 4.51%. Notes mature in July 2011 through July 2016. The notes are secured by property.	116,328	185,274

Notes payable for monitoring equipment. Interest rates range between 7.8% to 18.5% and mature September 2008 through November 2011. The notes are secured by monitoring equipment.	5,174	57,344

Automobile loans with several financial institutions secured by the vehicles. Interest rates range between 6.9% and 8.5%, due between January 2010 and July 2015.	126,905	42,463

Note payable to a stockholder of Midwest. During the fiscal year ended 2010, the note was paid off.	-	47,704

Capital leases with effective interest rates that range between 12.9% and 14.7%. Leases mature between June 2014 and September 2014.	102,982	126,158

Total debt obligations	2,194,387	1,282,099
Less current portion	(1,133,969)	(272,493)
Long-term debt, net of current portion	$1,060,418	$1,009,606

Debt obligations are secured by assets with a book value of $439,692 net of related accumulated depreciation of $124,994 as of September 30, 2010.

The following table summarizes the Company’s future maturities of debt obligations as of September 30, 2010:

Fiscal Year	Total	SecureAlert	SecureAlert Monitoring	Midwest Monitoring	Court Programs

2011	$1,133,969	$899,631	$52,540	$146,321	$35,477
2012	494,517	350,000	46,318	75,255	22,944
2013	264,878	137,500	33,138	80,524	13,716
2014	73,165	-	-	62,623	10,542
2015	31,630	-	-	26,411	5,219
Thereafter	196,228	-	-	-	196,228

Total	$2,194,387	$1,387,131	$131,996	$391,134	$284,126

The following table summarizes the Company’s capital lease obligations included in the schedules of debt and debt obligations above as of September 30, 2010:

Fiscal Year	Total	SecureAlert Monitoring	Midwest Monitoring	Court Programs
September 30,
2011	$105,153	$50,488	$38,354	$16,311
2012	101,024	50,488	38,354	12,182
2013	75,527	35,143	38,354	2,030
2014	15,548	-	15,548	-
Thereafter	-	-	-	-
Total minimum lease payments	297,252	136,119	130,610	30,523
Less: amount representing interest	(53,255)	(21,731)	(27,629)	(3,895)
Present value of net minimum lease payments	243,997	114,388	102,981	26,628
Less: Current portion	(77,571)	(38,168)	(25,804)	(13,599)
Obligation under capital leases – long-term	$166,426	$76,220	$77,177	$13,029

As of September 30, 2010 and 2009, the Company had total capital lease obligations of $243,997 and $163,064, the current portion being $77,571 and $56,088, respectively.  Capital leases are secured by assets with a total original cost of $314,395 and $357,398 with related accumulated depreciation of $73,161 and $214,292 as of September 30, 2010 and 2009, respectively.

(12)           Preferred Stock

The Company is authorized to issue up to 20,000,000 shares of preferred stock, $0.0001 par value per share. The Company's Board of Directors has the authority to amend the Company's Articles of Incorporation, without further stockholder approval, to designate and determine, in whole or in part, the preferences, limitations and relative rights of the preferred stock before any issuance of the preferred stock and to create one or more series of preferred stock.

Series A 10 % Convertible Non-Voting Preferred Stock

The Company designated 40,000 shares of preferred stock as Series A 10% Convertible Non-Voting Preferred stock ("Series A Preferred stock"). During the year ended September 30, 2010, there were no outstanding shares of Series A Preferred Stock.  During the year ended September 30, 2009, all 19 outstanding shares of Series A Preferred Stock converted into 9,306 shares of the Company’s common stock.

Dividends

The Series A Preferred stock was entitled to dividends at the rate of 10% per year on the stated value of the Series A Preferred stock (or $200 per share), payable in cash, additional shares of Series A Preferred stock, or common shares of SecureAlert, Inc. (formerly known as RemoteMDx) at the discretion of the Board of Directors. Dividends were fully cumulative and accrued from the date of original issuance to the holders of record as recorded on the books of the Company at the record date or date of declaration if no record date is set.  During the fiscal year ended September 30, 2009, the Company recorded $175 in dividends on Series A Preferred stock.

Series B Convertible Preferred Stock

The Company designated 2,000,000 shares of preferred stock as Series B Convertible Preferred stock ("Series B Preferred stock"). Each share of Series B Preferred stock was convertible into shares of common stock at an initial rate of $3 per share of common. The Company has issued shares of common stock or securities convertible into common stock for consideration per share less than $3 per share.  The conversion rate automatically adjusted to a price equal to the aggregate consideration received by the Company for that issuance divided by the number of shares of common stock issued. During the fiscal year ended September 30, 2009, all 10,999 shares of Series B Preferred stock outstanding were converted into 10,999 shares of common stock. As of September 30, 2010, there were no shares of Series B Preferred stock outstanding.

Series D Convertible Preferred Stock

In November 2009, the Company designated 50,000 shares of preferred stock as Series D Convertible Preferred stock, $0.0001 par value per share (“Series D Preferred stock”).  During the fiscal year ended September 30, 2010, the Company issued a total of 17,174 shares of Series D Preferred stock in consideration for the conversion of $16,910, 384 of debt, accrued liabilities and interest and issued 27,767 shares under securities purchase agreements for $ 9,688,851 in net cash proceeds , of which $50,000 has not yet been received and has been recorded as a subscription receivable.  As of September 30, 2010, there were 35,407 Series D Preferred shares outstanding .

Dividends

The Series D Preferred stock is entitled to dividends at the rate equal to eight percent (8%) per annum calculated on the purchase amount actually paid for the shares or amount of debt converted.  The dividend is payable in cash or shares of common stock at the sole discretion of the Board of Directors . If a dividend is paid in shares of common stock of the Company, the number of shares to be issued is based on the average per share market price of the common stock for the 14-day period immediately preceding the applicable accrual date (i.e., March 31, June 30, September 30, or December 31, as the case may be).  Dividends are payable quarterly, no later than thirty days following the end of the accrual period.   During the fiscal year ended September 30 , 2010 , the Company issued a total of 7,619,124 shares of the Company’s common stock to pay $ 939,371 of accrued dividends . Subsequent to September 30, 2010, the Company issued 5,100,774 shares of common stock to pay $ 555,110 of accrued dividends for the fourth fiscal quarter.

Convertibility

Each share of Series D Preferred stock may be converted into 6,000 shares of common stock commencing after ninety days from the date of issue.  During the fiscal year ended September 30, 2010, 9,534 shares of Series D Preferred stock were converted into 57,204 ,000 shares of common stock.

Voting Rights and Liquidation Preference

The holders of the Series D Preferred stock may vote their shares on an as-converted basis on any issue presented for a vote of the stockholders, including the election of directors and the approval of certain transactions such as a merger or other business combination of the Company.  In addition, on the issues of an increase in the number of shares of common stock the Company is authorized to issue and on the proposal of a reduction in the number of issued and outstanding shares (a reverse split) of the Company’s common stock, holders of the Series D Preferred stock may vote as a class holding the equivalent of 60 percent of the issued and outstanding shares of the common stock, regardless of the number of shares then outstanding.  As of September 30, 2010, there were 35,407 shares of Series D Preferred stock outstanding.  As a consequence of these voting rights, the holders of the Series D Preferred stock may exercise control over these issues regardless of the interests of the remaining stockholders.  Additionally, the holders are entitled to a liquidation preference equal to their original investment amount.

In the event of the liquidation, dissolution or winding up of the affairs of the Company (including in connection with a permitted sale of all or substantially all of the Company’s assets), whether voluntary or involuntary, the holders of shares of Series D Preferred Stock then outstanding will be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount per share equal to original issue price, as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like with respect to the Series D Preferred Stock.

Series D Preferred Stock Warrants

During the fiscal year ended September 30, 2010, the Company issued and vested warrants to purchase a total of 4,000 Series D Preferred stock at an exercise price of $500 per share.  The warrants were valued using the Black-Scholes option-pricing model as if the shares were converted into common stock.  The related expense associated with these four-year warrants was $2,700,447 based upon the following inputs:  volatility of 110.71%, risk - free rate of 1.67%, exercise price of $0.08, and market price on grant date of $0.14.   The warrants were issued in connection with a financial advisory service agreement to restructure debt and raise additional capital.

SecureAlert Monitoring, Inc. (formerly SecureAlert, Inc.) Series A Preferred Shares

During the fiscal year ended September 30, 2007, and pursuant to Board of Directors approval, the Company amended the articles of incorporation of its subsidiary, SecureAlert Monitoring, Inc. (“SMI”) to designate  3,590,000 shares of preferred stock designated as Series A Convertible Redeemable Non-Voting Preferred stock (“SMI Series A Preferred stock”).

Convertibility

As a group, all SMI Series A Preferred stock may be converted at the holder’s option at any time into an aggregate of 20% ownership of the common shares of SMI.

On March 24, 2008, SMI redeemed all outstanding shares of SMI Series A in exchange for 7,434,249 shares of the Company’s common stock valued at $8,549,386.  The former SMI Series A stockholders were entitled to receive quarterly contingency payments through March 23, 2011 based on a rate of $1.54 per day times the number of parolee contracts calculated in days during the quarter, payable in either cash or common stock at the Company’s option. The Company is to make quarterly adjustments as necessary to reflect the difference between the estimated and actual contingency payments to the former SMI Series A stockholders.

During the fiscal year ended September 30, 2010, certain former holders of SMI Series A Preferred stock agreed to convert an aggregate of $2,490,142 of the future and past contingency payments otherwise payable with respect to the redemption of the SMI Series A Preferred stock in exchange for 2,492 shares of Series D Preferred stock.  During the fiscal years ended September 30, 2010 and 2009, the Company accrued $114,032 and $3,148,943, respectively, for future and past contingency payments due to former SMI Series A stockholders.

During the fiscal years ended September 30, 2010 and 2009, the Company recorded an expense (income) of $19,095 and ($95,816), respectively, to reflect the change between the estimated and actual contingency payments.  During the fiscal year ended September 30, 2010, the Company issued 5,434,143 shares of common stock to satisfy $642,566 in contingency payments on SMI Series A Preferred stock.

Dividends

The holders of shares of SMI Series A Preferred stock were entitled to receive quarterly dividends out of any of SMI’s assets legally available therefore, prior and in preference to any declaration or payment of any dividend on the common stock of SMI, at the rate of $1.54 per day times the number of SMI’s parolee contracts calculated in days during the quarter.

Since the SMI Series A Preferred stock was redeemed, no dividends were recorded during the fiscal years ended September 30, 2010 and 2009.

(13)	Common Stock

Authorized Shares

On June 30, 2010, the Company filed an amendment to its Articles of Incorporation with the Utah Department of Commerce, Division of Corporations and Commercial Code.  The amendment increased the number of shares of common stock the Company is authorized to issue from 250,000,000 to 600,000,000 shares.

Common Stock Issuances

During the fiscal year ended September 30, 2010, the Company issued 70,657,267 shares of common stock.  Of these shares, 57,204,000 shares were issued upon conversion of 9,534 shares of Series D Preferred stock; 250,000 shares were issued for services rendered to the Company valued at $27,500; 150,000 shares were issued to extend an option to purchase the remaining percentage of ownership of Midwest valued at $18,000; 5,434,143 shares were issued to pay contingency payments of $642,566 in connection with the redemption of SMI Series A Preferred stock; and 7,619,124 shares were issued to pay dividends from Series D Preferred stock.

During the fiscal year ended September 30, 2010, the Company cancelled 1,000,000 shares of common stock previously issued (see Note 6).

During the fiscal year ended September 30, 2009, the Company issued 54,484,728 shares of common stock.  Of these shares, 9,306 shares were issued upon conversion of 19 shares of Series A Preferred stock; 10,999 shares were issued upon conversion of 10,999 shares of Series B Preferred stock; 5,400,000 shares were issued to settle lawsuits and obligations; 25,953,016 shares were issued in connection with debt; 2,254,121 shares were issued for services rendered to the Company valued at $728,874; 17,850,000 shares were issued for net cash proceeds of $3,250,000; and 3,007,286 shares were issued to purchase Bishop Rock and to extend an option to purchase the remaining percentage of ownership of Midwest.

(14)	Stock Options and Warrants

Stock Incentive Plan

During the fiscal year ended September 30, 2006, the stockholders approved the 2006 Equity Incentive Award Plan (the “2006 Plan”).  The 2006 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards and performance-based awards to employees and certain non-employees who have important relationships with the Company. A total of 10,000,000 shares are authorized for issuance pursuant to awards granted under the 2006 Plan.  During the fiscal year ended September 30, 2010, the Company granted 7,487,286 options under this plan.  No more stock options are available to distribute under the 2006 Plan.

Re-pricing of Warrants

During the fiscal year ended September 30, 2010, the Company re-priced previously issued warrants as follows:

•
Board of Directors – 5,783,767 warrants were re-priced with original exercise prices ranging from $0.30 to $4.05 revising the exercise price to $0.13 resulting in additional compensation expense of $342,119.

•
Investors and consultants – 6,108,138 warrants were re-priced with original exercise prices ranging from $0.25 and $0.56 revising the exercise prices ranging from $0.10 and $0.13 resulting in additional compensation expense of $163,310.

All Options and Warrants

During the fiscal year ended September 30, 2009, the Company issued 4,931,214 options and warrants to purchase common stock as follows:  2,200,000 in connection with the settlement of debt; 1,213,500 granted to consultants for services; 875,000 to employees; and 642,714 in connection with the purchase of Bishop Rock.  All the options and warrants issued during the year vested over the year or immediately. The exercise prices range from $0.09 to $0.30 per share.  The exercise price for the options granted during the fiscal year ended September 30, 2009 were based upon the quoted market price of the Company’s shares on the date of grant. No options or warrants were exercised during the fiscal year ended September 30, 2009.

During the fiscal year ended September 30, 2010, the Company issued 11,262,286 options and warrants to purchase common stock as follows:  7,487,286 to employees (1,871,822 have vested and 5,615,464 are unvested), valued at $594,990 resulting in $148,747 expensed in the fiscal year ended September 30, 2010 and the remaining $446,243 to be recognized annually over next three years; 2,625,000 granted to consultants for services, valued at $291,656, resulting in $244,351 of current year expense; and 1,150,000 to the Board of Directors (900,000 have vested and 250,000 are unvested), valued at $121,767 resulting in $95,296 expensed in the fiscal year ended September 30, 2010 and the remaining $26,471 to be recognized in the 1 st fiscal quarter ended December 31, 2010.

The following are the weighted-average assumptions used for options granted during the fiscal years ended September 30, 2010 and 2009, respectively:

	Fiscal years Ended September 30,
	2010	2009

Expected cash dividend yield	-	-
Expected stock price volatility	119%	124%
Risk-free interest rate	1.65%	0.98%
Expected life of options	5 years	5 years

A summary of stock option activity for the fiscal years ended September 30, 2009 and 2010 is presented below:

	Shares Under Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value

Outstanding as of September 30, 2008	21,725,451	$1.48
Granted	4,931,214	$0.25
Expired	(1,408,500)	$1.95

Outstanding as of September 30, 2009	25,248,165	$1.16
Granted	11,262,286	$0.14
Expired	(8,770,000)	$1.73

Outstanding as of September 30, 2010	27,740,451	$0.36	1.94 years	$ 28,991
Exercisable as of September 30, 2010	21,177,320	$0.40	1.98 years	$ 28,991

The year-end intrinsic values are based on a September 30, 2010 closing price of $0.105 per share.

(15)	Income Taxes

The Company recognizes deferred income tax assets or liabilities for the expected future tax consequences of events that have been recognized in the financial statements or income tax returns. Deferred income tax assets or liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply when the differences are expected to be settled or realized.  Deferred income tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.  Interest and penalties related to income tax liabilities, when incurred, are classified in interest expense and income tax provision, respectively.

For the fiscal years ended September 30, 2010 and 2009, the Company incurred net losses of $13,180,293 and $22,761,102, respectively, for income tax purposes.  The amount and ultimate realization of the benefits from the net operating losses is dependent, in part, upon the tax laws in effect, the Company's future earnings, and other future events, the effects of which cannot be determined.  The Company has established a valuation allowance for all deferred income tax assets not offset by deferred income tax liabilities due to the uncertainty of their realization.  Accordingly, there is no benefit for income taxes in the accompanying statements of operations.

At September 30, 2010, the Company had net carryforwards available to offset future taxable income of $173,142,768 which will begin to expire in 2017.  The utilization of the net loss carryforwards is dependent upon the tax laws in effect at the time the net operating loss carryforwards can be utilized.  The Internal Revenue Code contains provisions that likely could reduce or limit the availability and utilization of these net operating loss carryforwards.  For example, limitations are imposed on the utilization of net operating loss carryforwards if certain ownership changes have taken place or will take place.  The Company will perform an analysis to determine whether any such limitations have occurred as the net operating losses are utilized.

Deferred income taxes are determined based on the estimated future effects of differences between the financial statement and income tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws and the tax rates expected to be in place.

The deferred income tax assets (liabilities) were comprised of the following as of September 30:

	2010	2009
Net loss carryforwards	$64,582,000	$59,401,000
Accruals and reserves	63,000	111,000
Contributions	6,000	1,000
Stock-based compensation	339,000	265,000
Valuation allowance	(64,990,000)	(59,778,000)

Total deferred income tax assets (liabilities)	$-	$-

Reconciliations between the benefit for income taxes at the federal statutory income tax rate and the Company's benefit for income taxes for the years ended September 30, 2010 and 2009 are as follows:

	2010	2009
Federal income tax benefit at statutory rate	$4,687,000	$7,799,000
State income tax benefit, net of federal income tax effect	455,000	757,000
Change in estimated tax rate and gain (loss) on non-deductible expenses	70,000	644,000
Change in valuation allowance	(5,212,000)	(9,200,000)

Benefit for income taxes	$-	$-

The deferred income tax assets (liabilities) and the federal and state income tax benefits reflects an adjustment in calculating the valuation allowance using a tax rate of 15% used in fiscal year ended 2008 to 37.3% in fiscal year ended 2009.

(16)	Commitment and Contingencies

Legal Matters

RACO Wireless LLC v SecureAlert, Inc. On October 12, 2010, RACO Wireless filed a complaint alleging that the Company breached a contract by failing to place a sufficient number of RACO SIM chips in the SecureAlert monitoring devices. The Company denies these allegations and intends to vigorously defend against this complaint. The Company has not accrued any potential loss as the probability of incurring a material loss is deemed remote by management, after consultation with legal counsel.

Aculis, Inc. v. SecureAlert, Inc.   Aculis, Inc. filed a complaint against us in the Fourth District Court in and for Utah County, Utah, on June 7, 2010, alleging breach of contract, unjust enrichment, and a claim for $208,889 in unpaid products and services, incremental to the $4,840,891 we have already paid to Aculis.  We filed a Motion to Dismiss for Improper Venue or for Change of Venue and supporting memorandum on July 16, 2010.  Aculis filed its Memorandum in Opposition to the Motion to Dismiss on August 5, 2010.  Our reply memorandum was filed on August 16, 2010.  We intend to vigorously defend our interests and to pursue appropriate counterclaims against Aculis. The Company has not accrued any potential loss as the probability of incurring a material loss is deemed remote by management, after consultation with legal counsel.

Lease Obligations

The following table summarizes the Company’s contractual obligations as of September 30, 2010 :

Fiscal Year	Total	SecureAlert	Midwest Monitoring	Court Programs

2011	$416,753	$274,095	$27,771	$114,887
2012	378,986	278,991	22,473	77,522
2013	303,853	269,922	8,075	25,856
2014	76,618	60,564	454	15,600
2015	15,600	-	-	15,600
Thereafter	-	-	-	-

Total	$1,191,810	$883,572	$58,773	$249,465

The total operating lease obligations of $1,191,810 consist of the following: $1,101,560 from facilities operating leases and $90,250 from equipment leases.  During the fiscal years ended September 30, 2010 and 2009, the Company paid approximately $526,500 and $487,000, in lease payment obligations, respectively.

Indemnification Agreements

In November 2001, the Company agreed to indemnify officers and directors of the Company against personal liability incurred by them in the conduct of their duties for the Company. In the event that any of the officers or directors of the Company are sued or claims or actions are brought against them in connection with the performance of their duties and the individual is required to pay an amount, the Company will immediately repay the obligation together with interest thereon at the greater of 10% per year or the interest rate of any funds borrowed by the individual to satisfy their liability.

Cellular Access Agreement

During the fiscal year ended September 30, 2010, the Company entered into several agreements with cellular organizations to provide communication services. The cost to the Company during the fiscal years ended September 30, 2010 and 2009 was approximately $1,159,845 and $2,422,541, respectively.  These amounts are included in cost of sales.

(17)	Subsequent Events

The Company evaluated subsequent events through the date the accompanying consolidated financial statements were issued.  Subsequent to September 30, 2010, the following events occurred:

1)	Two holders have converted 1,483 shares of Series D Preferred stock into 8,898,000 shares of common stock.
2)	5,100,774 shares of common stock were issued for 4 th quarter Series D Preferred stock dividends, valued at $555,110.
3)	337,423 shares of common stock were issued for 4 th quarter contingency payments in connection with Series A Preferred stock.
4)	4,900 shares of Series D Preferred stock were issued to an entity for $2,450,000 in cash, or $500 per share.
5)	200 shares of Series D Preferred stock were issued to a director for $87,500 in cash and $12,500 of reimbursable expenses, or $500 per share.
6)	$50,000 subscription receivable to purchase 100 shares of Series D Preferred stock was cancelled.
7)	50,000 shares of common stock were cancelled for services that were never rendered to the Company

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Estimated expenses payable by us in connection with the offering described in this registration statement are as follows:

SEC registration fee	$336
Accounting fees and expenses*	15,000
Legal fees and expenses*	40,000
Printing expenses*	5,000
Transfer agent fees and expenses*	1,000
Miscellaneous fees and expenses*	1,000
Total*	$62,336
_____________
*Estimated

Item 14 .   Indemnification of Directors and Officers

We are a Utah corporation. Section 16-10a-902 of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he or she is or was a director of the corporation or, while a director of the corporation, is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnifiable Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding, if his or her conduct was in good faith, he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, had no reasonable cause to believe such conduct was unlawful; provided, however, that pursuant to Subsections 902(4)-(5): (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnifiable Director in connection with a Proceeding by or in the right of the corporation in which the Indemnifiable Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnifiable Director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which Proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

Section 16-10a-903 of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify an Indemnifiable Director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the Proceeding, to which he or she was a Party because he or she is or was an Indemnifiable Director of the corporation, against reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding or claim with respect to which he or she has been successful.

In addition to the indemnification provided by Sections 902 and 903, Section 16-10a-905 of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, an Indemnifiable Director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction.

Section 16-10a-904 of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by an Indemnifiable Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding upon the satisfaction of certain conditions.

Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as an Indemnifiable Director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as an Indemnifiable Director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an Indemnifiable Director to a greater extent than the right of indemnification granted to an Indemnifiable Director, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

        Section 16-10a-908 of the Revised Act provides that a corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as such, whether or not the corporation would have the power to indemnify him or her against the same liability under Section 902, 903, or 907 of the Revised Act.

        Section 16-10a-909 of the Revised Act provides that a provision treating a corporation's indemnification of or advance for expenses to, Indemnifiable Directors that is contained in its articles of incorporation or bylaws, in a resolution of its stockholders or board of directors or in a contract, except an insurance policy, or otherwise, is valid only if and to the extent the provision is not inconsistent with Sections 901 through 909 of the Revised Act. If the articles of incorporation limit indemnification or advancement of expenses, indemnification and advancement of expenses are valid only to the extent not inconsistent with the articles.

        Our articles of incorporation provide that we shall indemnify any person who is or was a director, officer, employee or agent of our company, or who was serving at our request as a director, officer, employee of agent of another entity, trust or plan to the fullest extent permitted by the Revised Act. Our bylaws also include mandatory indemnification provisions with respect of our officers and directors and discretionary indemnification provisions with respect to employees and agents, each subject to limitations generally reflecting the limitations on indemnification set forth in the Revised Act.

        Our bylaws provide that we may purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in such capacity or arising out of his or her status in such capacity, whether or not we would have the power to indemnify him or her against such liability under the indemnification provisions of the bylaws or the laws of the State of Utah, as the same are amended or modified. We maintain insurance from commercial carriers against certain liabilities that may be incurred by our directors and officers.

        Indemnification may be granted pursuant to any other agreement, bylaw or vote of stockholders or directors. The foregoing description is necessarily general and does not describe all details regarding the indemnification of our officers, directors or controlling persons.

Item 15 .   Recent Sales of Unregistered Securities

Since October 1, 2007, we issued the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Fiscal Year 2008

Shares Issued Pursuant to Acquisitions

650,000 shares valued at $2,599,500 were issued in December 2007 pursuant to acquisitions.  The recipients of these shares represented in the original acquisition agreements that they were accredited investors as defined in Rule 501 under the Securities Act.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D and Rule 506.  There were no non-accredited investors involved in this transaction.

Shares Issued in Connection with Line of Credit Agreement

360,000 shares were issued in March 2008 to certain entities that provided letters of credit in connection with our line of credit with Citizen National Bank. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

Shares Issued to Employees, Consultants and Vendors for Products and Services

6,710,000 shares valued at $10,552,300 were approved for issuance to certain of our employees and officers for services rendered during fiscal year 2008.  Additionally, 1,000,000 shares of restricted Common Stock valued at $1,520,000, or $1.52 per share, were issued to an officer for deferred compensation.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of these shares were officers or employees at the time of the issuance and each was an accredited investor.

400,000 shares valued at $704,000 were issued in May 2008 to an independent consultant for consulting services.  These consulting services consisted of aiding in the settlement of a vendor dispute.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

1,025,000 shares valued at $3,068,285 were issued during fiscal year 2008 to seven unaffiliated entities for product design services.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Shares Issued in Settlement

325,000 shares valued at $572,000 were issued in May 2008 to Onyx Consulting Group (“Onyx”) to settle amounts owed due to a public relations contract. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  Onyx is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

Shares Issued Upon the Conversion of Preferred Stock

15,000 shares of Common Stock were issued upon conversion of our Series B Preferred Stock in October 2007.  Each share of Series B Preferred Stock was convertible at any time into shares of Common Stock.  The number of shares of Common Stock into which each share of Series B Preferred Stock was converted was determined by dividing the original purchase price paid per share of Series B Preferred Stock, namely $3.00, by the conversion price.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of the shares were accredited investors and were already security holders.  The common shares were issued pursuant to the terms of the rights and preferences of the preferred class of securities that were converted, and there was no public offering of securities.  Additionally, no general solicitation or general advertising was made or done in connection with the issuances, and no cash consideration was paid in connection with the conversion of the Preferred Stock.

Shares Issued Upon the Conversion of SecureAlert Monitoring Series A Preferred Stock

7,434,249 shares of Common Stock were issued upon redemption of SecureAlert Monitoring Series A Preferred Stock in March 2008. In addition, 825,893 shares of Common Stock were issued for SecureAlert Monitoring Series A Preferred Stock dividends.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The shares of Common Stock were issued to individuals who were already security holders and were issued pursuant to the terms of the rights and preferences of the preferred class of securities being converted.  These shares were issued pursuant to a privately negotiated transaction.  There was no public offering of securities, and no general solicitation or general advertising was made or done in connection with the issuances.  No cash consideration was paid in connection with the conversion of the Preferred Stock.

Shares Issued on Revalue Rights

100,000 shares of Common Stock were issued as a penalty to Borinquen Container Corp. (“Borinquen”) for our failure to register shares Borinquen purchased in a private placement. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Borinquen represented that it was an accredited investor; in addition, Borinquen already owned shares of our Common Stock at the time of this transaction.

Shares Issued in Private Placements

In March and September 2008, 6,077,219 shares were issued to Futuristic, Advance Technology Investors, LLC, and Borinquen for gross proceeds of $5,057,914 in cash in a private placement of Common Stock. The initial issuance of the shares of Common Stock, together with certain warrants, was effected without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Each investor signed a purchase agreement in which the investor made representations that included being an accredited investor and purchasing for the investor’s own account and not with a view to distribute the shares.  There was no public offering of securities.  No general solicitation or general advertising was made or done in connection with the issuance, and the shares and warrants were issued in paper certificate form, with appropriate restrictive legends prominently affixed on the certificates.

Shares Issued Upon Exercise of Warrants

3,618,814 shares were issued upon the exercise of options and warrants between October 2007 and September 2008.  The exercise prices ranged from $0.54 to $1.73 per share.  The warrants had been granted in connection with services rendered.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Fiscal Year 2009

Shares Issued Pursuant to Acquisitions

2,857,286 shares valued at $657,176 were issued in January 2009 pursuant to an acquisition of Bishop Rock Software.  The recipients of these shares represented in the original acquisition agreements that they were accredited investors as defined in Rule 501 under the Securities Act.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D and Rule 506.  There were no non-accredited investors involved in this issuance.

150,000 shares valued at $19,500 were issued in March 2009 pursuant to an agreement to extend an option to purchase the remaining 49% ownership of Midwest Monitoring.

Shares Issued in Connection with Debt

100,000 shares were issued in November 2008 to a related-party for entering into a promissory note with us. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

4,506,750 shares were issued during the fiscal year ended September 30, 2009 to 13 entities in connection with the issuance of Series A 15% debentures for cash proceeds of $4,496,750. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

3,549,630 shares were issued in March 2009 to six entities in connection with the issuance of Senior Secured Convertible notes. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

8,000,000 shares were issued in July 2009 for additional consideration to enter into a promissory note and to resolve prior investments. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

9,796,636 shares were issued in January 2009 for additional consideration to enter into a debenture and to resolve prior investments. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. The entities and their respective owners, officers and directors were accredited investors. There were no non-accredited investors involved in this issuance of shares.

Shares Issued to Employees, Directors, and Consultants

737,500 shares valued at $169,625 were issued to our employees and officers as consideration for services rendered to us during fiscal year 2009.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

400,000 shares valued at $120,000 were issued in March and August 2009 to directors from the conversion of fees for services provided to us.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

2,875,000 shares valued at $639,250 were issued throughout the fiscal year to four unaffiliated entities for legal and consulting services.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

Shares Issued to Settle Lawsuits and Obligations

1,200,000 shares valued at $240,000 were issued in February 2009 to Strategic Growth International (“SGI”) to settle amounts owed due to a public relations contract. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  SGI is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

2,000,000 shares valued at $240,000 were issued in March 2009 to Thomas Natale, Edward Boling, and Boling Enterprises, LP (“Boling”) to settle amounts owed due to an unresolved disputed debt. Natale and Boling were former officers of SecureAlert.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  Boling is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

2,200,000 shares valued at $550,000 were issued in May 2009 to Fulbright and Jaworski, LLP (“Fulbright”) to settle amounts owed for legal services. These shares of Common Stock were issued without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  These shares were issued pursuant to a privately negotiated transaction in settlement of amounts owed or that may be owed as royalty payments, and there was no public offering of securities.  Fulbright is an accredited investor.  No general solicitation or general advertising was made or done in connection with the issuance of the shares.

Shares Issued Upon the Conversion of Preferred Stock

 10,999 shares of Common Stock were issued upon conversion of our Series B Preferred Stock in February 2009.  Each share of Series B Preferred Stock was convertible at any time into shares of Common Stock.  The number of shares of Common Stock into which each share of Series B Preferred Stock was converted was determined by dividing the original purchase price paid per share of Series B Preferred Stock, namely $3.00, by the conversion price.  These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of the common shares were accredited investors and were already security holders of the Company.  The common shares were issued pursuant to the terms of the rights and preferences of the preferred class of securities that were converted, and there was no public offering of securities.  Additionally, no general solicitation or general advertising was made or done in connection with the issuances, and no cash consideration was paid in connection with the conversion of the Preferred Stock.

9,306 shares of Common Stock were issued upon conversion of 19 shares of our Series A Preferred Stock in February 2009.  Each share of Series A Preferred Stock was convertible at any time into shares of Common Stock.  One share of Series A Preferred Stock was convertible into 370 shares of Common Stock. These shares of Common Stock were issued without registration under the Securities Act in reliance on Sections 3(a)(9) and 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  The recipients of the common shares were accredited investors and were already security holders of the Company.  The common shares were issued pursuant to the terms of the rights and preferences of the preferred class of securities that were converted, and there was no public offering of securities.  Additionally, no general solicitation or general advertising was made or done in connection with the issuances, and no cash consideration was paid in connection with the conversion of the Preferred Stock.

Shares Issued in Private Placements

 In December 2008, March 2009, and May 2009, 17,850,000 shares were issued to Solomon Tennenhaus, Kofler Ventures, and euromicron AG investors for $3,250,000 in cash in a private placement of Common Stock. The initial issuance of the shares of Common Stock, together with certain warrants, was effected without registration under the Securities Act in reliance on Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Each investor signed a purchase agreement in which the investor made representations to us that included being an accredited investor, and purchasing for the investor’s own account and not with a view to distribute the shares.  There was no public offering of securities.  No general solicitation or general advertising was made or done in connection with the issuance, and the shares and warrants were issued in paper certificate form, with appropriate restrictive legends prominently affixed on the certificates.

During the fiscal year ended September 30, 2009, we also cancelled 1,758,379 shares of Common Stock previously issued in prior years.

Fiscal Year 2010

Common Stock

During the year ended September 30, 2010, we issued 5,434,143 shares of Common Stock, valued at $642,566, to former holders of our subsidiary corporation SecureAlert Monitoring, Inc.’s (“SecureAlert Monitoring”) Series A Preferred Stock, as payment for past contingency payments in connection with the redemption of the stockholder’s SecureAlert Series A Preferred Stock.  The shares of Common Stock were issued to six holders of SecureAlert Monitoring Series A Preferred Stock in private transactions.

We also issued 250,000 shares of Common Stock for services rendered to the Company valued at $27,500.  The shares of Common Stock were issued in connection with a private transaction pursuant to an agreement dated February 4, 2010.

Additionally, we entered into an agreement with four minority owners of Midwest Monitoring and Surveillance (“Midwest Monitoring”) to extend the option period for the purchase of the remaining minority ownership interest of Midwest Monitoring. As consideration for the extension of the option period for an additional 12 months, we paid a fee (to be credited against the purchase price for the remaining shares of Midwest Monitoring) by issuing 150,000 restricted shares of Common Stock valued at $18,000 ($0.12 per share) and waived the payment of $10,000 owed to the Company by Midwest Monitoring.  In addition, we agreed to make cash payments to the sellers totaling $144,000 in equal installments over a 12-month period.  In consideration of the payments of cash and stock, we received shares of Midwest Monitoring’s Common Stock, increasing our total ownership interest in Midwest Monitoring from 51% to 53.145%.  These shares of Common Stock were issued to the Midwest Monitoring minority owners in private transactions.

In April 2010, the Board of Directors approved the issuance of 2,925,817 shares of Common Stock to pay $359,479 of accrued Series D Preferred dividends.  The shares were issued to pay the accrued and unpaid 8% dividends on the Series D Preferred as of March 31, 2010.

In July 2010, the Board of Directors approved the issuance of 4,693,307 shares of Common Stock to pay $579,892 of accrued Series D Preferred dividends.  The shares were issued to pay the accrued and unpaid 8% dividends on the Series D Preferred as of June 30, 2010.

During the year ended September 30, 2010, we issued 57,204,000 shares of Common Stock upon conversion of 9,534 shares of Series D Preferred.

During the year ended September 30, 2010, ADP Management returned and cancelled 1,000,000 shares of Common Stock previously issued to prepay Mr. Derrick’s base salary.

Series D Preferred

During the year ended September 30, 2010, we issued 44,941 shares of Series D Preferred.  We issued the Series D Preferred in exchange for an aggregate of $16,910,753 of outstanding debt obligations of the Company and net cash proceeds of $9,638,851.  The shares of Series D Preferred were issued in private placement transactions, without registration of the offer and sale of the securities.  We issued the shares of Series D Preferred to a total of 63 accredited investors and debt holders in these private transactions.

Three Months Ended December 31, 2010

Common Stock

During the three months ended December 31, 2010, the registrant issued the following shares of Common Stock without registration under the 1933 Act, in reliance upon exemptions from registration thereunder:

1)	Four holders have converted 5,616 shares of Series D Preferred stock into 33,696,000 shares of common stock.
2)	5,100,774 shares of common stock were issued for 4 th quarter Series D Preferred stock dividends, valued at $555,110.
3)	50,000 shares of common stock were cancelled.
4)	337,423 shares of common stock were issued for 4 th quarter contingency payments in connection with Series A Preferred stock.

Series D Preferred

During the three months ended December 31, 2010, the registrant issued the following shares of Series D Preferred without registration under the 1933 Act, in reliance upon exemptions from registration thereunder:

1)	4,900 shares of Series D Preferred stock were issued to an entity for $2,450,000 in cash, or $500 per share.
2)	100 shares of Series D Preferred stock issued to an entity were cancelled.
3)	200 shares of Series D Preferred stock were issued to a director for $87,500 in cash and $12,500 of reimbursable expenses, or $500 per share.

In each of the transactions listed above, the shares of Common Stock and Preferred Stock were issued without registration under the 1933 Act in reliance on Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder.

Item 16.        Exhibit Index

Exhibit Number	Title of Document

3(i)(1)	Articles of Incorporation (incorporated by reference to our Registration Statement and Amendments thereto on Form 10-SB, effective December 1, 1997).

3(i)(2)	Amendment to Articles of Incorporation for Change of Name (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2001).

3(i)(3)	Amendment to Articles of Incorporation Amending Rights and Preferences of Series A Preferred Stock (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2001).

3(i)(4)	Amendment to Articles of Incorporation Adopting Designation of Rights and Preferences of Series B Preferred Stock (previously filed as Exhibit on Form 10-QSB for the six months ended March 31, 2002).

3(i)(5)
Certificate of Amendment to the Designation of Rights and Preferences Related to Series A 10% Cumulative Convertible Preferred Stock (incorporated by reference to our annual report on Form 10-KSB for the fiscal year ended September 30, 2001).

3(i)(6)
Certificate of Amendment to the Designation of Rights and Preferences Related to Series C 8% Convertible Preferred Stock (incorporated by reference to our Current Report on Form 8-K, filed with the Commission on March 24, 2006).

3(i)(7)	Articles of Amendment to Articles of Incorporation filed July 12, 2006 (previously filed as exhibits to our current report on Form 8-K filed July 18, 2006, and incorporated herein by reference).

3(i)(8)
Articles of Amendment to the Fourth Amended and Restated Designation of Right and Preferences of Series A 10% Convertible Non-Voting Preferred Stock (previously filed as Exhibit on Form 10-QSB for the nine months ended June 30, 2007, filed in August 2007).

3(i)(9)
Articles of Amendment to the Designation of Right and Preferences of Series A Convertible Redeemable Non-Voting Preferred Stock (previously filed as Exhibit on Form 10-QSB for the nine months ended June 30, 2007, filed in August 2007).

3(i)(10)
Articles of Amendment to the Articles of Incorporation and Certificate of Amendment to the Designation of Rights and Preferences Related to Series D 8% Convertible Preferred Stock (previously filed as Exhibit on Form 10-Q for the three months ended March 31, 2010, filed in May 2010)

3(i)(11)
Articles of Amendment to the Articles of Incorporation of RemoteMDx, Inc. to increase the total authorized shares of common stock to 250,000,000, filed on March 5, 2009 (previously filed as Exhibit on Form 10-Q for the nine months ended June 30, 2010, filed in August 2010).

3(i)(12)
Articles of Amendment to the Articles of Incorporation to Change Name from RemoteMDx, Inc. to SecureAlert, Inc., dated February 1, 2010 (previously filed as Exhibit on Form 10-Q for the three months ended December 31, 2009, filed in February 2010).

3(i)(13)
Articles of Amendment to the Articles of Incorporation to Change Name from SecureAlert, Inc. to SecureAlert Monitoring, Inc., dated February 1, 2010 (previously filed as Exhibit on Form 10-Q for the three months ended December 31, 2009, filed in February 2010).

3.(i)(14)
Articles of Correction to the Certificate of Designation of Series D Convertible Preferred Stock, filed with the State of Utah on May 4, 2010, effective December 3, 2009 (previously filed as Exhibit on Form 10-Q for the three months ended March 31, 2010, filed in May 2010).

3.(i)(15)
Articles of Amendment to the Articles of Incorporation of SecureAlert, Inc. to increase the total authorized shares of common stock to 600,000,000, filed on June 30, 2010 (previously filed as Exhibit on Form 10-Q for the nine months ended June 30, 2010, filed in August 2010).

3(ii)	Bylaws (incorporated by reference to our Registration Statement on Form 10-SB, effective December 1, 1997).

4.01	2006 Equity Incentive Award Plan (previously filed in August 2006 the Form 10-QSB for the nine months ended June 30, 2006).

5.01	Opinion regarding legality (previously filed).

10.01	Loan Agreement (as amended) dated June 2001 between ADP Management and the Company (incorporated by reference to our annual report on Form 10-KSB for the fiscal year ended September 30, 2001).

10.02
Loan Agreement (as amended and extended) dated March 5, 2002 between ADP Management and the Company, effective December 31, 2001 (filed as an exhibit to our quarterly report on Form 10-QSB for the three months ended December 31, 2001).

10.03
Stock Purchase Agreement between the Company and Midwest Monitoring & Surveillance, Inc., dated effective December 1, 2007 (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2007, filed in January 2008).

10.04
Stock Purchase Agreement between the Company and Court Programs, Inc., Court Programs of Florida Inc., and Court Programs of Northern Florida, Inc., dated effective December 1, 2007 (previously filed as Exhibit on Form 10-KSB for the fiscal year ended September 30, 2007, filed in January 2008).

10.05
Distribution and License Agreement between euromicron AG, a German corporation, and the Company, dated May 28, 2009 (previously filed as an Exhibit on Form 10-Q for the nine months ended June 30, 2009, filed in August 2009).

10.06
Settlement Agreement between Satellite Tracking of People, L.L.C. and the Company, dated January 29, 2010.  Portions of this exhibit were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (previously filed as Exhibit on Form 10-QSB for the three months ended December 31, 2009, filed in February 2010).

10.07	Agreement between the Company and Sapinda Group, Ltd., dated November 25, 2009 (previously filed as Exhibit on Form 10-QSB for the three months ended December 31, 2009, filed in February 2010).

10.08	Amended Stock Purchase Agreement between Court Programs and the Company, effective March 31, 2010 (previously filed as Exhibit to Current Report on Form 8-K/A, filed by the Company on May 14, 2010).

10.09
Second Extension of Purchase Agreement among SecureAlert, Inc., Midwest Monitoring & Surveillance, Inc., Gary Shelton, Gary Bengtson, Larry Gardner and Sue Gardner, dated effective April 1, 2010 (previously filed as Exhibit to Current Report on Form 8-K, filed by the Company on May 7, 2010).

21.01	Subsidiaries of the Company (previously filed as Exhibit to Registration Statement on Form S-1, effective December 15, 2010).

23.01	Consent of Durham, Jones & Pinegar, P.C. (incorporated by reference to Exhibit 5.01 included herewith).

23.02	Consent of Hansen, Barnett & Maxwell, P.C., filed herewith.

Item 17. Undertakings

     (A) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on January 10, 2011.

SECUREALERT, INC.

By:	/s / David G. Derrick
Name:	David G. Derrick
Title:	Chief Executive Office

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s / David G. Derrick David G. Derrick	Chief Executive Officer (Principal Executive Officer) and Director	January 10, 2011

/s / Chad D. Olsen Chad D. Olsen	Chief Financial Officer, Controller and Corporate Secretary (Principal Financial Officer and Principal Accounting Officer)	January 10, 2011

/s / John L. Hastings, III* John L. Hastings, III	President, Chief Operating Officer, and Director	January 10, 2011

/s / Larry G. Schafran* Larry G. Schafran	Director	January 10, 2011

/s / Edgar Bernardi* Edgar Bernardi	Director	January 10, 2011

/s / Robert E. Childers* Robert E. Childers	Director	January 10, 2011

/s / David P. Hanlon* David P. Hanlon	Director	January 10, 2011
/s / Rene Klinkhammer* Rene Klinkhammer	Director	January 10, 2011

*By:

/s/ David G. Derrick
As Attorney-in-Fact